    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON           , 1999

                                                      REGISTRATION NO.  -
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                     FORD CREDIT AUTO RECEIVABLES TWO L.P.
                  (ORIGINATOR OF THE TRUSTS DESCRIBED HEREIN)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                         A DELAWARE LIMITED PARTNERSHIP

                        IRS EMPLOYER NUMBER: 38-3295857
                               THE AMERICAN ROAD
                            DEARBORN, MICHIGAN 48121
                                 (313) 322-3000
                            ------------------------
                               R. P. CONRAD, ESQ.
                           FORD MOTOR CREDIT COMPANY
                               THE AMERICAN ROAD
                            DEARBORN, MICHIGAN 48121
                                 (313) 594-7765
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)
                            ------------------------
                                    COPY TO:

                             SUSAN M. CURTIS, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 735-3000
                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

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                                                                PROPOSED                 PROPOSED
      TITLE OF SECURITIES             AMOUNT TO BE         MAXIMUM AGGREGATE        MAXIMUM AGGREGATE           AMOUNT OF
        TO BE REGISTERED               REGISTERED          PRICE PER UNIT(1)        OFFERING PRICE(1)        REGISTRATION FEE
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Asset Backed Securities.........       $1,000,000                 100%                  $1,000,000                 $278
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(1) Estimated solely for the purpose of calculating the registration fee.
                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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                               INTRODUCTORY NOTE

This Registration Statement contains (i) a form of Prospectus relating to the offering of series of Asset Backed Notes and Asset Backed Certificates by various Ford Credit Auto Trusts created from time to time by Ford Credit Auto Receivables Two L.P. and (ii) a form of Prospectus Supplement. The form of Prospectus Supplement relates only to the securities described therein and is a form which may be used by Ford Credit Auto Receivables Two L.P. to offer Asset Backed Notes and Asset Backed Certificates under this Registration Statement and may be used by Ford Motor Credit Company in connection with offers and sales of Asset Backed Notes and Asset Backed Certificates originally purchased by Ford Motor Credit Company from the Seller.

BEFORE YOU PURCHASE ANY OF THESE SECURITIES, BE SURE YOU UNDERSTAND THE
STRUCTURE AND THE RISKS. SEE ESPECIALLY THE RISK FACTORS BEGINNING ON PAGE   OF
THIS PROSPECTUS AND THE RISK FACTORS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT.

The notes and the certificates will represent interests in or obligations of the trust only and will not represent interests in or obligations of Ford Motor Company, Ford Motor Credit Company, the servicer or any of their affiliates. This prospectus may be used to offer and sell any of the notes and/or certificates only if accompanied by the prospectus supplement for the related trust.

                                  (FORD LOGO)
                            FORD CREDIT AUTO TRUSTS
                               ASSET BACKED NOTES
                           ASSET BACKED CERTIFICATES

       FORD CREDIT AUTO                FORD MOTOR CREDIT
     RECEIVABLES TWO L.P.                   COMPANY
            SELLER                         SERVICER

                          THE TRUSTS --

                           -- may periodically issue asset-backed notes and certificates of one or more trusts in one or more classes; and

                           --  will own --

                            -- receivables in a portfolio of motor vehicle retail installment sale contracts;

                            --  collections on the receivables;

                            -- security interests in the vehicles securing those receivables;

                            --  funds in the accounts of the trust; and

                            --  any enhancements issued.

                          THE NOTES --

                           -- will represent obligations of a trust and will be paid only from the assets of that trust;

                           --  may have one or more forms of enhancement; and

                           -- will be issued as part of a trust which may include one or more classes of notes and certificates.

                          THE CERTIFICATES --

                           -- will represent beneficial interests in a trust and will be paid only from the assets of that trust;

                           --  may have one or more forms of enhancement; and

                           -- will be issued as part of a trust which will include one or more classes of notes and certificates.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS OR ANY RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                 The date of this prospectus is

                               TABLE OF CONTENTS

OVERVIEW OF THE INFORMATION IN THIS
  PROSPECTUS AND THE PROSPECTUS
  SUPPLEMENT..............................    3
SUMMARY...................................    4
RISK FACTORS..............................    9
THE TRUSTS................................   16
  The Receivables.........................   16
  The Trustee.............................   17
  Property of the Trusts..................   17
THE RECEIVABLES POOLS.....................   17
  Property of the Trusts..................   17
  PRIMUS..................................   18
  Underwriting............................   18
  Subvened Loans..........................   19
  Servicing and Collections...............   19
  Repossession and Write-offs.............   19
  We Will Provide More Specific
    Information About the Receivables in
    the Prospectus Supplement.............   20
  Criteria for Selecting the
    Receivables...........................   20
  Simple Interest Receivables.............   21
  Actuarial Receivables...................   21
  Final Payment Receivables...............   21
MATURITY AND PREPAYMENT CONSIDERATIONS....   22
USE OF PROCEEDS...........................   22
THE SELLER AND THE GENERAL PARTNER........   23
  Description of the Seller and the
    General Partner.......................   23
  Insolvency of the Seller or the General
    Partner May Result in Consolidation of
    Their Assets with the Trust...........   23
  Trust Assets May be Affected if Sale of
    Receivables Were Treated as a Loan....   24
THE SERVICER..............................   24
DESCRIPTION OF THE NOTES..................   25
  The Trust May Use Book-Entry
    Registration Instead of Issuing
    Definitive Notes......................   25
  Principal and Interest on the Notes.....   25
  The Indenture...........................   26
  The Indenture Trustee...................   30
DESCRIPTION OF THE CERTIFICATES...........   30
  Distributions of Principal and
    Interest..............................   31
  List of Certificateholders..............   32
CERTAIN INFORMATION REGARDING THE
  SECURITIES..............................   32
  Fixed Rate Securities...................   32
  Floating Rate Securities................   32
  Book-Entry Registration.................   33
  Definitive Securities...................   38
  Reports to Securityholders..............   38
DESCRIPTION OF THE RECEIVABLES TRANSFER
  AND SERVICING AGREEMENTS................   40
  Sale and Assignment of Receivables......   40
  Accounts................................   41
  Servicing Procedures....................   42
  Collections.............................   43
  Advances................................   43
  Servicing Compensation and Expenses.....   44
  Distributions...........................   44
  Credit and Cash Flow Enhancement........   45
  Net Deposits............................   46
  Statements to Trustees and Trusts.......   46
  Evidence as to Compliance...............   46
  Certain Matters Regarding the
    Servicer..............................   46
  Rights Upon Event of Servicing
    Termination...........................   47
  Waiver of Past Events of Servicing
    Termination...........................   48
  Amendment...............................   48
  Insolvency Event or Dissolution.........   48
  Payment of Notes........................   49
  Termination.............................   49
  Administration Agreement................   50
SOME IMPORTANT LEGAL ISSUES RELATING TO
  THE RECEIVABLES.........................   50
  Security Interests in Vehicles..........   50
  Repossession............................   52
  Notice of Sale; Redemption Rights.......   52
  Deficiency Judgments and Excess
    Proceeds..............................   52
  Consumer Protection Laws................   53
  Other Limitations.......................   54
  Transfers of Vehicles...................   54
TAX MATTERS...............................   54
  Scope of the Tax Opinions...............   55
ERISA CONSIDERATIONS......................   55
  Prohibited Transaction Considerations...   55
  Investment in Notes.....................   56
  Investment in Certificates..............   56
  Special Considerations Applicable to
    Insurance Company General Accounts....   56
  Plans Not Subject to ERISA or the Tax
    Code..................................   57
  General Investment Considerations.......   57
PLAN OF DISTRIBUTION......................   57
LEGAL OPINIONS............................   58
WHERE YOU CAN FIND MORE INFORMATION.......   58
INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE...............................   59
GLOSSARY OF TERMS IN THE PROSPECTUS.......   60

                 OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS
                         AND THE PROSPECTUS SUPPLEMENT

This prospectus provides general information about the notes and certificates to be issued by the trusts, some of which may not apply to a particular trust.

The related prospectus supplement will describe the specific terms of the trust, including:

      --  the timing and amount of interest and principal payments;

      --  information about the receivables;

      --  information about credit enhancement for each offered class;

      --  credit ratings; and

      --  the method for selling the securities.

You should rely only on information on the notes and certificates provided in this prospectus and the related prospectus supplement. We have not authorized anyone to provide you with different information.

We have included cross-references to captions in these materials where you can find further related discussions. We have started with several introductory sections which provide the information in abbreviated form, followed by a more complete description. The introductory sections are:

      -- Summary -- gives an overview of the terms which the securities may have.

      -- Risk Factors -- describes briefly some of the risks to investors of a purchase of the securities.

Cross references may be contained in the introductory sections which will direct you elsewhere in this prospectus or the related prospectus supplement to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents on the preceding page.

You can find a glossary of the defined terms that appear in this document under
the caption "Glossary of Terms for Prospectus" beginning on page      in this
prospectus.

                                    SUMMARY

     The following summary is a short description of the information contained elsewhere in this prospectus. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the securities, you will need to read both this prospectus and the related prospectus supplement, each in its entirety.

THE TRUSTS

A separate trust will be formed to issue each series of securities. Each trust will be a Delaware business trust or a common law trust created by a trust agreement between the seller and the trustee.

THE SELLER

Ford Credit Auto Receivables Two L.P., a Delaware limited partnership.

THE SERVICER

Ford Motor Credit Company, a Delaware corporation.

THE TRUSTEES

Each prospectus supplement will specify --

       --  the trustee of the trust; and

       --  the indenture trustee relating to the notes.

THE NOTES

Each trust will issue one or more classes of notes. The notes issued by each trust will be governed by an indenture between the trust and an indenture trustee.

Some of the notes issued by each trust may not be offered to the public. Each prospectus supplement will specify the class or classes of notes that are being offered.

The minimum denominations will be specified in the related prospectus supplement.

Principal and Interest on the Notes

For each class of notes, the prospectus supplement will state --

       --  the principal amount; and

       -- either the rate of interest or the method of determining the rate of interest. The rate of interest on the notes may be fixed, variable or adjustable.

THE CERTIFICATES

Each trust may issue one or more classes of certificates. The certificates will be governed by a trust agreement.

Some of the certificates in any trust may not be offered to the public. Each prospectus supplement will specify the class or classes of certificates that are being offered by it.

The minimum denominations will be specified in the related prospectus supplement.

Principal and Interest on the Certificates

For each class of certificates, the prospectus supplement will state --

       --  the certificate balance; and

       -- the rate of interest or the method of determining the rate of interest. The rate of interest on the certificates may be fixed, variable or adjustable.

Subordination to Notes

Distributions on the certificates will be subordinated to payments on the notes to the extent described in the related prospectus supplement.

OPTIONAL REDEMPTION

The servicer has the option to purchase the receivables of the trust on any payment date on which the aggregate principal balance of the receivables at the time they were sold to the trust declines to 10% or less of the initial amount, and the notes and the certificates will be prepaid in full.

A TRUST MAY ISSUE MULTIPLE CLASSES WITH DIFFERENT CHARACTERISTICS

Each trust may issue more than one class of notes and certificates. In these cases, the characteristics of the securities issued by the trust may differ from one another. Some of these characteristics are:

       --  rate at which interest accrues (if at all);

       --  whether the interest rate is fixed, variable or adjustable;

       --  timing and/or frequency of interest payments;

       --  amount of payments of interest and principal;

       -- priority of interest and principal payments relative to the other classes;

       -- whether or not distributions of principal and interest will be delayed or not made at all upon the occurrence of specified events;

       -- whether payments of principal and interest may or may not be made from designated portions of the pool of receivables; and

       --  allocations of losses on the receivables.

Any differences in characteristics will be specified in the prospectus supplement.

RESIDUAL PAYMENT SECURITIES MAY BE ISSUED

A trust might issue one or more classes of notes or certificates entitled to all or some of the remaining payments of principal and interest on the related receivables after the trust has made all other payments it is required to make.

STRIP SECURITIES MAY BE ISSUED

A trust might issue one or more classes of notes or certificates providing for distributions of interest which are disproportionately large or small in comparison to the principal distributions, including --

       -- distributions of interest with no or only a nominal distribution of principal; or

       -- distributions of principal with no or only a nominal distribution of interest.

PHYSICAL SECURITIES MIGHT NOT BE ISSUED

The notes may be available only in book-entry form. Each investor's interest in the notes would be represented through an agent, rather than by a physical note held by the investor. A trust will not issue physical notes to investors unless specific events occur which make it necessary or desirable to do so.

The Certificates may be issued in physical form or in book-entry form, as described in the prospectus supplement.

For a more detailed description of the events under which physical notes will be issued, see "Certain Information Regarding the Securities -- Definitive Securities."

THE RECEIVABLES AND OTHER TRUST PROPERTY

The receivables supporting the securities of each trust will consist of a pool of motor vehicle retail installment sale contracts secured by new and used automobiles and light trucks and other property, including:

       -- the rights to receive payments made on the receivables after the cutoff date specified in the related prospectus supplement;

       --  security interests in the vehicles financed by the receivables;

       --  various accounts and the proceeds thereof; and

       --  any proceeds from claims on various related insurance policies.

Various motor vehicle dealers will have originated the receivables and sold them to Ford Credit or to PRIMUS (which subsequently sold them to Ford Credit), and Ford Credit will in turn sell them to the seller. A sale and servicing agreement will govern the sale of the receivables by Ford Credit to the seller and will specify criteria which the receivables must meet in order to be sold.

The seller will transfer the receivables to the trust on the closing date. The prospectus supplement will specify the aggregate principal balance of any receivables initially transferred to the trust.

For a more detailed description of the receivables, including the criteria they must meet, and the other property supporting the securities, see "The Receivables Pools" in this prospectus.

Other Property of the Trust

In addition to the receivables, each trust will own amounts on deposit in various trust accounts, which may include:

       --  an account into which collections are deposited;

       --  an account to fund post-closing purchases of additional receivables;

       --  a reserve account or other account relating to credit enhancement;
           and

       --  any other account identified in the related prospectus supplement.

Purchase of Receivables After the Closing Date

A trust may be permitted to purchase additional receivables during a specified period after the closing date. A trust will purchase additional receivables with amounts deposited on the closing date in a pre-funding account. One or more classes of notes or certificates may be prepaid if all of the additional receivables are not purchased before the time described in the prospectus supplement. The holders of securities that are prepaid due to additional receivables not being purchased may be entitled to a prepayment premium if so specified in the prospectus supplement.

The prospectus supplement will specify the amount of the deposit. The prospectus supplement will also describe (1) how often receivables may be purchased, which could be as frequently as daily, and (2) the time period during which additional receivables may be purchased, which can be up to one year.

To the extent provided in the related prospectus supplement, the seller may be required to sell, and the trust may be required to purchase, receivables with an aggregate principal balance approximately equal to the amount on deposit in the pre-funding account. These requirements will be subject to --

       --  the availability of additional receivables; and

       --  any conditions provided in the related sale and servicing agreement.

CREDIT AND PAYMENT ENHANCEMENT

The related prospectus supplement will specify the credit enhancement, if any, for each trust. Credit or payment enhancement may consist of one or more of the following:

       --  subordination of one or more classes of securities;

       --  a reserve account;

       -- "excess spread," or interest earned on the receivables in excess of the amount required to be paid on the securities;

       -- collateralization greater than the principal amount of securities issued;

       --  letters of credit;

       --  liquidity facilities;

       --  surety bonds;

       --  guaranteed investment contracts;

       --  guaranteed rate agreements;

       --  swaps or other interest rate protection agreements;

       --  repurchase obligations;

       --  yield supplement arrangements;

       --  cash deposits; or

       -- other agreements with respect to third party payments or other support.

Limitations or exclusions from coverage could apply to any form of credit enhancement. The prospectus supplement will describe the credit enhancement and related limitations and exclusions applicable for securities issued by the trust.

Reserve Account

If there is a reserve account, the seller will initially deposit in it cash or other investments having a value equal to the amount specified in the prospectus supplement.

Any reserve account will be available to cover shortfalls in the payments on the securities as described in the prospectus supplement. The prospectus supplement may also specify (1) a minimum balance to be maintained in the reserve account and what funds are available for deposit to reinstate that balance, (2) when and to whom any amount will be distributed if the balance exceeds this minimum amount, and (3) the maximum balance of the reserve account.

For more information about credit enhancement, see "Description of the Receivables Transfer and Servicing Agreements -- Credit and Cash Flow Enhancement" in this prospectus.

TRANSFER AND SERVICING OF THE RECEIVABLES

The seller will transfer the related receivables to each trust under the sale and servicing agreement and each trust will assign its rights and benefits under the sale and servicing agreement to the indenture trustee as collateral for the notes. The servicer will agree with the trust to be responsible for servicing, managing, maintaining custody of and making collections on the receivables.

For more information about the sale and servicing of the receivables, see "Description of the Receivables Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in this prospectus.

Servicing Fees

Each trust will pay the servicer a fee based on the outstanding balance of the receivables for providing servicing of the receivables. The amount of the fee will be specified in the prospectus supplement. The servicer will also be entitled to retain as supplemental servicing compensation --

       --  late fees;

       --  prepayment charges;

       --  extension fees;

       --  other administrative fees or similar charges; and

       -- reinvestment proceeds on any payments received in respect of the receivables.

Servicer Advances Certain Late Payments

When actual collections received on the receivables are less than the scheduled collections received in a collection period, the servicer is required to advance to the trust that portion of the shortfalls that the servicer, in its sole discretion, expects to be paid in the future by the related obligors (excluding principal of simple interest receivables). On each date on which payments are due on the securities, the servicer may advance to the applicable trust --

       -- any shortfall in the scheduled payments under any actuarial receivable; and/or

       -- any shortfall in interest (but not principal) due under each simple interest receivable.

The servicer will be entitled to reimbursement from future collections by the trust for these advances before any payments are made on notes or certificates.

Repurchase/Advances May Be Required For Modified Receivables

In the course of its normal servicing procedures, the servicer may defer or modify the payment schedule of a receivable. Some of these arrangements may obligate the servicer to --

       --  repurchase the receivable; or

       --  advance funds to the trust with respect to the receivable.

For a discussion of the representations and warranties given by the servicer and its related repurchase obligations, see "Description of the Receivables Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in this prospectus.

Repurchase May Be Required For Breaches of Representation or Warranty

The seller will make representations and warranties relating to the receivables when it sells them to the trust. The seller will be required to repurchase a receivable if --

       -- one of the seller's representations or warranties is breached with respect to that receivable; and

       --  the receivable is materially and adversely affected by the breach.

The seller is not required to repurchase a receivable if the breach relating to the receivable is cured within the second collection period after discovery of the breach.

For a discussion of the representations and warranties given by the seller and its related repurchase obligations, see "Description of the Receivables Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in this prospectus.

THE TRUST'S SECURITY INTEREST IN THE RECEIVABLES AND THE VEHICLES SECURING THE RECEIVABLES

Ford Credit will assign to the seller its ownership interest in the receivables and its security interest in the financed vehicles securing the receivables, and the seller will in turn assign to the trust a security interest in the receivables and the financed vehicles.

For more information about the trust's security interest in the vehicles securing the receivables see "Some Important Legal Issues Relating to the Receivables -- Security Interests in Vehicles" in this prospectus.

TAX STATUS

Upon the issuance of securities by a trust --

       -- Special Tax Counsel to the trust is required to deliver an opinion that, for federal income tax purposes, the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation; and

       -- Michigan tax counsel to the trust is required to deliver an opinion that the same characterizations would apply for Michigan income and single business tax purposes as for federal income tax purposes.

ERISA CONSIDERATIONS
Administrators of employee benefit plans should review the matters discussed under "ERISA Considerations" in this prospectus and in the related prospectus supplement.

                                  RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase any of the securities.

INTERESTS OF OTHER PERSONS IN
THE RECEIVABLES COULD REDUCE
THE FUNDS AVAILABLE TO MAKE
PAYMENTS ON THE SECURITIES     Financing statements under the Uniform Commercial
                               Code will be filed reflecting the sale of the receivables by Ford Credit to the seller and the subsequent sale by the seller to the trust. Ford
                               Credit's accounting records and computer systems will also be marked to reflect a sale of the receivables to the trust. However, by obtaining physical possession of a receivable, another person could acquire an interest in that receivable that is superior to the trust's interest because the servicer will not segregate or mark the receivables as belonging to the trust. If another person acquires an interest in a receivable that is superior to the trust's interest in the receivable, the collections on that receivable will not be available to make payment on the securities.

                               Another person could acquire an interest in a vehicle financed by a receivable that is superior to the trust's interest because the servicer will not amend the certificate of title or ownership to identify the trust as the new secured party. If another person acquires an interest in a vehicle that is superior to the trust's interest in the vehicle, the proceeds from the sale of the vehicle will not be available to make payments on the securities.

                               The trust's security interest in the receivables or the financed vehicles could be impaired for one or more of the following reasons:

                                -- Ford Credit or PRIMUS might fail to perfect its security interest in a receivable;

                                -- Ford Credit or PRIMUS might fail to perfect its security interest in a financed vehicle;

                                -- the trust may not have a security interest in the financed vehicles in all states because the certificates of title to the financed vehicles will not be amended to reflect assignment to the trust;

                                -- holders of some types of liens, such as tax liens or mechanics liens, may have priority over the trust's security interest;

                                -- the trust may lose its security interest in vehicles confiscated by the government; and

                                --  the trust could lose its priority to a
                                    person who obtains physical possession of a receivable without knowledge of the assignment of the receivable to the trust.

                               Neither the seller nor the servicer will be required to repurchase a receivable if the security interest in a related vehicle or the receivable becomes impaired after the receivable is sold to the trust.

BANKRUPTCY OF FORD CREDIT
COULD RESULT IN DELAYS IN
PAYMENT OR LOSSES ON THE
SECURITIES                     If Ford Credit becomes subject to bankruptcy
                               proceedings, you could experience losses or delays in the payments on your securities. Ford
                               Credit will sell the receivables to the seller, and the seller will in turn transfer the receivables to the trust. However, if Ford Credit becomes subject to a bankruptcy proceeding, a court in the bankruptcy proceeding could conclude that Ford Credit effectively still owns the receivables by concluding that the sale to the seller was not a "true sale" or that the seller should be consolidated with Ford Credit for bankruptcy purposes. If a court were to reach this conclusion, you could experience losses or delays in payments on your securities due to, among other things:

                                -- the "automatic stay" which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution of collateral in certain circumstances;

                                --  certain tax or government liens on Ford
                                    Credit's property that arose prior to the transfer of the receivables to the trust and having a claim on collections that is senior to payments on your securities; and

                                -- the trust not having a perfected security interest in (1) one or more of the vehicles securing the receivables or (2) any cash collections held by Ford Credit at the time that Ford Credit becomes the subject of a bankruptcy proceeding.

                               The seller will take steps in structuring the transactions to minimize the risk that a court would consolidate the seller with Ford Credit for bankruptcy purposes or conclude that the sale of the receivables to the seller was not a "true sale."

                               In a 1993 case, the U.S. Court of Appeals for the Tenth Circuit concluded that accounts transferred by a seller to a buyer should be included in the bankruptcy estate of the seller even if the transfer was a true sale. The reasoning appears to be inconsistent with other cases and of expert commentators to the Uniform Commercial Code, including comments made after the 1993 decision, and we are not aware of any subsequent cases that have been similarly decided. However, if Ford Credit enters a bankruptcy proceeding and the court in the bankruptcy proceeding applies the reasoning of the court in that case, you could experience losses or delays in the payments on your securities.

THE TRUST MAY SELL THE
RECEIVABLES UPON AN
INSOLVENCY OR DISSOLUTION OF
THE SELLER OR GENERAL
PARTNER, WHICH COULD RESULT
IN LOSSES TO YOU               If the seller or the General Partner becomes
                               insolvent, the receivables may be liquidated and the trust terminated. If this occurs (1) the trust might suffer a loss on the sale of the receivables, reducing the amount available to repay your securities and (2) the average term and date of repayment of your securities would be shortened.

                               Liquidation of the receivables might be required where --

                                -- either of the seller or the general partner becomes insolvent or dissolves; and

                                --  notes of the related trust are outstanding.

                               The receivables generally need not be liquidated if --

                                -- an objection to the liquidation is received from a majority of (1) the noteholders, (2) the certificateholders, (3) the holders of interests in the reserve account, (4) the holders of any other securities issued by the trust and (5) any other persons that may be specified in the related prospectus supplement, in each case excluding the seller in such capacities; and

                                -- an entity acceptable to Ford Credit agrees to acquire an interest in a trust and to act as a substitute "general partner" for federal income tax purposes; and

                                -- the trustee of the trust obtains an opinion of counsel as to certain tax matters.

                               The proceeds from any such sale, disposition or liquidation of the receivables will be treated as collections on the receivables.

                               For more information on the possible liquidation of the trust as a result of the insolvency of the seller or the general partner, you should refer to the section of this prospectus entitled "Description of the Receivables Transfer and Servicing Agreements -- Insolvency Event or Dissolution."

ONLY THE ASSETS OF THE TRUST
ARE AVAILABLE TO PAY YOUR
SECURITIES                     None of the seller, the general partner of the
                               seller, Ford Credit or Ford Motor Company or any of their affiliates is obligated to make any payments relating to (1) the notes or certificates of a trust or (2) the receivables owned by a trust. Therefore, you may seek payment of your securities only from the assets of the trust. If these assets are insufficient, you may suffer losses on your securities. There are, however, two exceptions:

                                -- first, the seller will make representations and warranties regarding the characteristics of the receivables it sells to the trust and may have to repurchase
                                 receivables if any of these representations and warranties are breached and the receivable is materially and adversely affected by the breach; and

                                -- second, the servicer may have to purchase a receivable if it breaches certain of its servicing obligations, including extending the payment schedule of the receivable beyond the date specified in the prospectus supplement.

                               Each trust will be expected or permitted to have the receivables as assets and, to the extent specified in the related prospectus supplement, various deposit accounts and any payment or credit enhancement.

                               AMOUNTS ON DEPOSIT IN ANY RESERVE ACCOUNT WILL BE LIMITED AND SUBJECT TO DEPLETION. The amount required to be on deposit in any reserve account will be limited in amount. After the amounts in the reserve account are depleted, the trust will depend solely on collections on the receivables to make payments on your securities. The balance in any reserve account will decrease as --

                                -- the outstanding balance of the receivables decreases; and

                                -- amounts are paid out to cover shortfalls in distributions of principal and interest on the securities.

                               YOU MAY SUFFER LOSSES UPON A LIQUIDATION OF THE RECEIVABLES IF THE PROCEEDS OF THE LIQUIDATION ARE LESS THAN THE AMOUNTS DUE ON THE OUTSTANDING SECURITIES. If the receivables of any trust are liquidated, the related securityholders may suffer losses if the trust sells the receivables for less than the total amount due on the securities. If any outstanding notes are accelerated due to an event of default under the related indenture, the noteholders may be able to direct the indenture trustee to sell the receivables owned by the related trust. The market value of the receivables may be less than the aggregate principal amount of the outstanding notes and certificates. Therefore, upon an event of default with respect to the notes of any trust, there can be no assurance that sufficient funds will be available to repay the related securityholders in full. In addition, the failure to pay principal on a class of notes generally will not result in the occurrence of an event of default until the final scheduled distribution date for such class of notes. See "Description of the Notes -- The Indenture" in this prospectus.

DELAYS IN COLLECTING PAYMENTS
COULD OCCUR IF FORD CREDIT
CEASES TO BE THE SERVICER      If Ford Credit were to cease acting as servicer,
                               the processing of payments on the receivables and information relating to collections could be delayed, which could delay payments to securityholders. Ford Credit can be removed as servicer if it defaults on its servicing obligations as described in the prospectus section titled "Description of the

                               Receivables Transfer and Servicing Agreements -- Events of Servicing Termination".

SUBORDINATION MAY CAUSE SOME
CLASSES OF SECURITIES TO BEAR
ADDITIONAL CREDIT RISK         The rights of the holders of any class of notes
                               to receive payments of interest and principal may be subordinated to one or more other classes of notes. In addition, the rights of the holders of any class of certificates to receive payments of interest and principal may be subordinated to one or more classes of notes and to one or more other classes of certificates.

                               Holders of subordinated classes of securities will bear more credit risk than more senior classes. Subordination may take the following forms:

                                --  interest payments on any date on which
                                    interest is due will first be allocated to the more senior classes;

                                --  principal payments on the subordinated
                                    classes might not begin until principal of the more senior classes is repaid in full;

                                -- subordinated classes bear the first risk of losses; and

                                -- if the trustee had to sell receivables, the net proceeds of that sale may be allocated first to pay principal and interest on the more senior classes.

                               The timing and priority of payment, seniority, allocations of losses and method of determining payments on the respective classes of securities of any trust will be described in the related prospectus supplement.

                               For more information about these credit risks, see "Description of the Notes" and "Description of the Certificates" in this prospectus and, as applicable, in the related prospectus supplement.

YOU MAY HAVE TO REINVEST YOUR
PRINCIPAL AT A LOWER RATE OF
RETURN BECAUSE OF PREPAYMENTS
ON THE SECURITIES              If your securities are prepaid, you may not be
                               able to reinvest the principal repaid to you earlier than expected at a rate of return that is equal to or greater than the rate of return on your securities. You also may not be paid the principal amount of your securities in full if the assets of the related trust are insufficient to pay the principal amount of all the securities of the trust in full.

                               POTENTIAL PREPAYMENT OF SECURITIES DUE TO
                               PREPAYMENT OF RECEIVABLES. All the receivables may be prepaid at any time. "Prepayments" may include:

                                --  prepayments in full;

                                -- partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums);

                                --  liquidations due to default;

                                -- receipts of proceeds from physical damage, credit life and disability insurance policies; and

                                --  repurchases for other administrative
                                    reasons.

                               A variety of economic, social and other factors will influence the rate of prepayments on the receivables, including the structure of the loan and the fact that the vehicle securing a receivable may not be sold without the consent of the servicer.

YOU MAY SUFFER LOSSES ON YOUR
SECURITIES BECAUSE THE
SERVICER WILL HOLD
COLLECTIONS AND COMMINGLE
THEM WITH ITS OWN FUNDS        The servicer will generally be permitted to hold
                               with its own funds (1) collections it receives from obligors on the receivables and (2) the purchase price of receivables required to be repurchased from the trust until the next date distributions are due to be made on the securities. During this time, the servicer may invest collections and repurchase price amounts at its own risk and for its own benefit and need not segregate them from its own funds. If the servicer is unable to pay these amounts to the trust on the distribution date, you might incur a loss on your securities.

                               On or before the business day preceding a date when payments are due to be made on the securities, the servicer must deposit to the related collection account (1) all the collections it received and (2) the aggregate purchase amount of any receivables to be purchased from the trust.

                               The servicer must deposit all collections into the collections account no later than the second business day after receipt if --

                                --  the servicer is not Ford Credit;

                                -- there is an event of servicing termination under the sale and servicing agreement; or

                                --  the rating of Ford Credit's short-term
                                    unsecured debt is less than P-1 by Moody's, A-1 by Standard & Poor's or F-1 by Fitch.

                               To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely payments by the servicer of the amounts it owes to the trust.

                               For more information about the servicer's obligations regarding payments on the receivables, see "Description of the

                               Receivables Transfer and Servicing Agreements -- Collections" in this prospectus.

THE CERTIFICATEHOLDERS CANNOT
CONTROL REMOVAL OF THE
SERVICER UPON A DEFAULT ON
ITS SERVICING OBLIGATIONS      The indenture trustee or the holders of a
                               majority of the outstanding balance of the notes
                               (or the class of notes specified in the
                               prospectus supplement) issued by the trust can remove the servicer if the servicer --

                                -- does not deliver to the applicable trustee the available funds for application to a required payment; or

                                -- defaults on a servicing obligation which materially and adversely affects the trust.

                               The noteholders may also waive a default by the servicer. The certificateholders do not have any rights to participate in such determinations for so long as any of the notes are outstanding, and the certificateholders may be adversely affected by determinations made by the noteholders

IF BOOK-ENTRY REGISTRATION IS
USED, YOU MAY BE ABLE TO
EXERCISE YOUR RIGHTS AS A
SECURITYHOLDER ONLY THROUGH
THE CLEARING AGENCY            If the prospectus supplement specifies that
                               securityholders of the trust will hold their interests through a clearing agency or one of its participating organizations, the securities will be registered in the name of a nominee of the clearing agency and physical certificates will not be issued to individual securityholders.
                               These securityholders will not be recognized directly by the trustee of the trust or the indenture trustee and must exercise all of their rights and receive any payments through the clearing agency or the participating organization, until physical certificates are issued. Physical certificates will only be issued in the limited circumstances described in the prospectus section titled "Certain Information
                               Regarding the Securities -- Definitive
                               Securities". The clearing agency in the U.S. is expected to be DTC and in Europe either
                               Cedelbank, societe anonyme or Euroclear.

                                   THE TRUSTS

     The seller will establish a separate trust as either a Delaware business trust or a common law trust to issue each series of notes and certificates. Each trust will be established for the transactions described in this prospectus and in the related prospectus supplement.

THE RECEIVABLES

     Certain information concerning Ford Credit's experience with respect to its portfolio of U.S. retail installment sale contracts for new and used automobiles and light trucks (including previously sold contracts which Ford Credit continues to service) will be set forth in each prospectus supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to such information.

     In addition to the receivables, the trust will also have a right to --

      -- in the case of Actuarial Receivables, all payments due thereunder on or after the applicable Cutoff Date; and

      -- in the case of Simple Interest Receivables, all payments received thereunder on or after the applicable Cutoff Date.

     On the Closing Date, the seller will sell and transfer the Initial Receivables to the trust in an amount specified in the related prospectus supplement. To the extent provided in the related prospectus supplement, the seller will convey the Subsequent Receivables to the trust as frequently as daily during the Funding Period specified in the prospectus supplement. The trusts will purchase any Subsequent Receivables with amounts on deposit in a pre-funding account. Up to 100% of the net proceeds from the sale of the securities issued by a trust may be deposited into a pre-funding account to later purchase Subsequent Receivables. Any Subsequent Receivables will also be assets of the trust and will be subject to the prior rights of the related indenture trustee and the noteholders, if any, therein. The property of each trust will also include:

      --  security interests in the Financed Vehicles;

      -- the rights to proceeds from claims on certain physical damage, credit life, credit disability or other insurance policies, if any, covering the Financed Vehicles or the obligors;

      -- the seller's rights to certain documents and instruments relating to the receivables;

      -- such amounts as from time to time may be held in one or more accounts maintained under the related sale and servicing agreement;

      --  certain rights under the related sale and servicing agreement;

      -- certain rights under the purchase agreement and any yield supplement agreement;

      -- certain payments and proceeds with respect to the receivables held by the servicer;

      -- certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the receivables; and

      --  any and all proceeds of the above items.

     The relevant rights and benefits with respect to the property of the trust will be assigned by the seller and the applicable trustee to the related indenture trustee for the benefit of the noteholders. Any yield supplement account will be maintained with the related indenture trustee or applicable trustee, as the case may be, for the benefit of the holders of the related securities.

     ASSETS RELATING TO CREDIT ENHANCEMENT MAY BE PART OF THE PROPERTY OF THE TRUST. If and to the extent specified in the related prospectus supplement, one or more of the following may be a part of the property of the trust:

      --  a yield supplement account;

      --  a pre-funding account;

      --  a reserve account; or

      --  another form of credit enhancement.

THE TRUSTEE

     The trustee for each trust will be specified in the related prospectus supplement. The trustee's liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee set forth in the related trust agreement. The trustee may resign at any time, in which event the servicer, or its successor, will be obligated to appoint a successor trustee. The administrator of each trust may also remove the trustee if:

      -- the trustee ceases to be eligible to continue as trustee under the related trust agreement, or

      --  the trustee becomes insolvent.

     In either of these circumstances, the administrator must appoint a successor trustee. If the trustee resigns or is removed, the resignation or removal and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

     The principal offices of each trust and the related trustee will be specified in the applicable prospectus supplement.

                             THE RECEIVABLES POOLS

PROPERTY OF THE TRUSTS

     Installment sale financing consists principally of purchasing and servicing retail installment sale contracts secured by new or used automobiles and light trucks. Ford Credit originates receivables primarily from sales by franchised Ford Motor Company dealers and associated non-Ford dealers to retail customers. PRIMUS originates receivables primarily from sales by franchised non-Ford dealers. Non-Ford dealers with relationships to PRIMUS include those selling vehicles manufactured by DaimlerChrysler, General Motors, Honda, Jaguar, Mazda, Nissan, Saturn, Subaru, Suzuki, Toyota and Volkswagen. In addition, Ford Credit from time to time may purchase pools of automobile receivables from third party originators which could be sold to a trust.

     The receivables in each trust have been or will be purchased directly by Ford Credit or by PRIMUS in the ordinary course of business in accordance with the same underwriting standards, which standards emphasize the obligor's ability to pay and creditworthiness, as well as the asset value of the Financed Vehicle. A dealer is paid a purchase price for each receivable generally equal to the total contract balance less the finance charge. A portion of the finance charge is paid or credited to the dealer. In the United States, Ford Credit purchases automotive retail contracts from about 7,100 Ford dealers and associated non-Ford dealers through approximately 140 automotive financing branches.

     Generally, no more than 100% of the purchase price of a vehicle, plus related amounts such as taxes, insurance, etc., is financed, which amount generally is less than or equal to the MSRP of a new vehicle or published prices for used vehicles. New vehicles generally can be purchased at a discount from MSRP.

PRIMUS

     PRIMUS Automotive Financial Services, Inc. was formed in New York in 1991 as a wholly-owned subsidiary of Ford Credit when Ford Credit purchased Marine Midland Automotive Financial Corporation. In August 1999, Ford Credit expects to start operating PRIMUS' business as a division of Ford Credit. PRIMUS offers a full array of automotive financing products, including indirect retail and lease programs, wholesale lines of credit, mortgages, capital loans and revolving lines of credit, all designed for dealers and retail customers. In addition to offering financing under the PRIMUS name, PRIMUS offers private-label financial services to Subaru of America, Inc., Jaguar Cars, Inc., Mazda North American Operations, American Suzuki Motor Company. PRIMUS also is the source of choice for Kia Motors America, Inc., The Hertz Corporation and Aston Martin Lagonda and additionally is a source for other finance companies.

     PRIMUS purchases retail installment sale contracts and leases from non-Ford dealers and may purchase them from other third parties. Such contracts are usually purchased without recourse to the seller, subject to certain exceptions for breaches of representations and warranties and delivery to PRIMUS of a valid, enforceable and correctly issued lien on the related vehicle. PRIMUS conducts its United States operations with about 4,100 dealers through approximately 29 branch offices and its principal office is located at 9009 Carothers Parkway, Franklin, Tennessee 37068.

     Receivables originated by PRIMUS are immediately assigned to Ford Credit, including the related financing documents, security interest in the related vehicle and any other property of the dealer securing the receivable. PRIMUS continues to service for Ford Credit those receivables that PRIMUS has originated in accordance with substantially the same servicing guidelines and criteria as Ford Credit.

UNDERWRITING

     Ford Credit and PRIMUS utilize the same underwriting standards and credit scoring criteria. Each applicant for a contract completes a credit application with the dealer. Each application is screened for acceptability and a credit investigation is conducted to determine the creditworthiness of the applicant. The credit investigation is conducted through the use of a credit bureau review of each application together with an internal review and verification process. Ford Credit and PRIMUS use statistically-based retail credit risk rating guidelines to determine the creditworthiness of applicants.

     These guidelines are used as internal measuring devices to indicate the degree of risk associated with offered contracts and are not the sole method used to decide whether to extend credit. The final credit decision also reflects other factors such as the relationship with the dealer and the judgment of the credit analyst. Within each branch, purchase approval authority guidelines are established based upon the amount financed, the percent of the total purchase price advanced and credit scores. The retail rate pricing strategy of Ford Credit and PRIMUS is based on a principle of offering a customer a finance rate that reflects the level of risk associated with the customer's credit score. Each obligor is required on each related receivable to obtain or agree to obtain physical damage insurance.

     Once an offered contract has been approved, the dealer submits the contract and the credit application to be checked for accuracy and regulatory compliance. The dealer is required to perfect the security interest of Ford Credit or PRIMUS, as applicable in the vehicles.

SUBVENED LOANS

     Subvention programs are marketing tools of automobile manufacturers under which the manufacturer will offer a reduced financing rate to retail customers as an incentive to purchase an automobile. Subvention programs, if any, require the respective automobile manufacturer to pay an amount to compensate Ford Credit or PRIMUS for offering the incentive interest rate financing. The subvention compensation payments will not be property of the trust.

SERVICING AND COLLECTIONS

     Ford Credit and PRIMUS separately service their respective accounts, but utilize similar servicing practices and procedures. Ford Credit services over
4.2 million retail accounts from its approximately 140 branches in the United States. On June 15, 1999, Ford Credit announced that it intended to restructure its loan servicing and move its loan servicing functions, such as collections and loan processing housed in its approximately 140 branches into seven regional service centers in the U.S.

     PRIMUS services over 0.5 million retail accounts from its service center in Franklin, Tennessee. Servicing personnel at Ford Credit and at PRIMUS do not know which, if any, of the receivables that they are servicing have been sold.

     Once a receivable has been purchased from a dealer, a customer payment book with monthly payment coupons is mailed to the obligor which instructs the obligor to send payments to one of several lock-box centers. Most of the receivables are paid without any additional servicing. Ford Credit and PRIMUS plan to initiate monthly retail invoicing in the future.

     Ford Credit and PRIMUS initiate collection activity on accounts that are 10 or more days delinquent by mailing a past-due notice to the customer. Collection accounts are rated by behavior scoring and collection assignments are issued at Ford after specified periods of delinquency. These assignments are placed in high, medium and low categories respectively for collection follow-up.

     A customer collection representative will attempt to contact an obligor to determine the reason for a delinquency and identify the obligor's plans to resolve the delinquency. If the obligor cannot make the past due payments, extensions and rewrites are the primary options used to adjust a delinquent account. A rewrite is a refinancing of the obligor's outstanding balance with a different contract term, while an extension defers remaining payments for one or more months. Fees are usually collected on extensions to cover the costs associated with revised terms. Periodic management reports (delinquencies, extensions, rewrites, etc.) and operating audits are the primary methods used to maintain control over the use of collection actions.

REPOSSESSION AND WRITE-OFFS

     Reasonable efforts will be made to collect on delinquent accounts and keep obligors' accounts current. Repossession is considered as a last resort when:

      --  the obligor has demonstrated the inability or intention not to pay;

      --  the contract payments are in substantial default;

      --  the security interest in the vehicle is impaired; and/or

      --  the customer had not complied with specific contract provisions.

     If a vehicle is repossessed or voluntarily surrendered, a condition report will be prepared. A repossessed vehicle will be sold at an auction and the proceeds will be applied to the outstanding balance of the receivable. The Vehicle Remarketing Departments of Ford Credit and PRIMUS are responsible for managing the disposal of repossessed vehicles and seek to obtain the highest net price for the vehicle, comprised of gross auction proceeds less auction fees and costs for reconditioning, transportation, operating and carrying inventory.

     All collection activities for accounts that have been written off by Ford Credit are consolidated and performed by Ford Credit at its collection operations in Mesa, Arizona. These collection efforts have recovered an average of 15% to 20% of the remaining balances (after application of repossession proceeds). The collection activities for accounts written off by PRIMUS have been performed by PRIMUS employees and by outside collection agencies, but are expected to be consolidated and performed by Ford Credit in the near future. Collection activities are continued until an account is paid or settled in full, legally uncollectible due to bankruptcy of the obligor, the death of the obligor without a collectible estate or the expiration of the statute of limitations.

WE WILL PROVIDE MORE SPECIFIC INFORMATION ABOUT THE RECEIVABLES IN THE PROSPECTUS SUPPLEMENT

     We will provide information about each Receivables Pool in the related prospectus supplement, including, to the extent appropriate:

      --  the portion originated by Ford Credit and by PRIMUS;

      --  the aggregate principal balance of all of the receivables;

      --  the average principal balance and the range of principal balances;

      --  the number of receivables;

      -- the average original amount financed and the range of original amount financed;

      --  the weighted average APR and the range of APRs;

      --  the weighted average original term and the range of original terms;

      --  the weighted average remaining term and the range of remaining terms;

      --  the scheduled weighted average life;

      --  the distribution by APR and by the states of origination;

      -- the portion of such Receivables Pool consisting of Actuarial Receivables and of Simple Interest Receivables; and

      -- the portion of such Receivables Pool secured by new vehicles and by used vehicles;

CRITERIA FOR SELECTING THE RECEIVABLES

     The receivables to be held by each trust will be selected from the seller's portfolio for inclusion in a Receivables Pool by several criteria, including that each receivable:

      --  is secured by a new or used vehicle;

      --  was originated in the U. S.;

      -- provides for level monthly payments (except for the last payment, which may be minimally different from the level payments or which, in the case of Final Payment Receivables, may be a larger final scheduled payment) that fully amortize the amount financed over its original term to maturity;

      -- is an Actuarial Receivable or a Simple Interest Receivable (either of which may be a Final Payment Receivable); and

      -- satisfies the other criteria, if any, set forth in the related prospectus supplement.

     No selection procedures which the seller believes to be adverse to the noteholders or the certificateholders of any trust will be used in selecting the related receivables. All terms of the retail installment sale contracts constituting such receivables which are material to investors are described in this prospectus and in the related prospectus supplement.

SIMPLE INTEREST RECEIVABLES

     If an obligor on a Simple Interest Receivable pays a fixed monthly installment before its scheduled due date --

      -- the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled; and

      -- the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.

     Conversely, if an obligor pays a fixed monthly installment after its scheduled due date --

      -- the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled; and

      -- the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

     In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

ACTUARIAL RECEIVABLES

     PREPAYMENT OF ACTUARIAL RECEIVABLES. Because interest and principal are not computed separately on Actuarial Receivables, obligors under Actuarial Receivables will be entitled to rebates if they prepay or if their obligations are accelerated. If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, the Actuarial Receivable requires that the rebate be calculated on the basis of a constant interest rate.

     PREPAYMENT OF SIMPLE INTEREST RECEIVABLES. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under an Actuarial Receivable generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

FINAL PAYMENT RECEIVABLES

     If so provided in the related prospectus supplement, only the principal and interest payments due on Final Payment Receivables prior to the final scheduled payment and not the final scheduled payment will be included in a trust; the final scheduled payment will be retained by the seller. However, the seller will have the option to transfer the final scheduled payments with respect to the related Final Payment Receivables retained by the seller to a trust and to cause a trust to issue certificates representing interests in such final scheduled payments or indebtedness secured by such final scheduled payments.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     The weighted average life of the notes and the certificates of any trust will generally be influenced by the rate at which the principal balances of the related receivables are paid, which payment may be in the form of scheduled amortization or prepayments. "Prepayments" for these purposes includes the following circumstances:

      -- Prepayments in full. All of the receivables are prepayable at any time without penalty to the obligor.

      -- Repurchases of the Receivables by the Seller. The seller may be required to repurchase a receivable from the trust if certain breaches of representations and warranties occur and the receivable is materially and adversely affected by the breach.

      -- Repurchases of the receivables by the Servicer. The servicer may be obligated to purchase receivables from the trust if certain breaches of certain covenants occur or if the servicer extends or modifies the terms of the related receivables beyond the date specified in the prospectus supplement.

      -- Partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums.

      --  Liquidations of the Receivables due to default.

      -- Receipts of proceeds from physical damage, credit life and disability insurance policies.

      -- Receivables repurchased by the seller or the servicer for administrative reasons.

     In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the notes or the certificates of a given trust on each Distribution Date, as applicable, since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the securityholders of a given trust. The related prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related securities of the trust.

                                USE OF PROCEEDS

     The net proceeds from the sale of the securities of a given trust will be applied by the trust --

      --  to the purchase of the receivables from the seller;

      --  to make the initial deposit into any pre-funding account; and

      --  to make the initial deposit into any yield supplement account; and

      --  to make the initial deposit into any reserve account.

     The seller will use the amount each trust pays to it for the receivables to purchase the receivables from Ford Credit. The trust may also transfer certain classes of notes or certificates to the seller in partial payment for the receivables. Additionally, Ford Credit may be deemed to have made a capital contribution to the seller as a part of the purchase price it receives for the receivables.

                       THE SELLER AND THE GENERAL PARTNER

DESCRIPTION OF THE SELLER AND THE GENERAL PARTNER

     The seller was organized as a Delaware limited partnership on February 23, 1996. The General Partner of the seller is Ford Credit Auto Receivables Two, Inc., a Delaware corporation and a wholly owned, limited-purpose subsidiary of Ford Credit. The limited partnership interests in the seller are owned by Ford Credit. The seller was organized for limited purposes, which include purchasing receivables from Ford Credit and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of the seller are located at The American Road, Dearborn, Michigan 48121. The telephone number of such offices is (313) 322-3000. The General Partner is located at The American Road, Dearborn, Michigan 48121.

INSOLVENCY OF THE SELLER OR THE GENERAL PARTNER MAY RESULT IN CONSOLIDATION OF THEIR ASSETS WITH THE TRUST

     The seller has taken steps in structuring the transactions contemplated in this prospectus and in the related prospectus supplement that are intended to ensure that the voluntary or involuntary application for relief by Ford Credit under any Insolvency Law will not result in consolidation of the assets and liabilities of either of the seller or the General Partner with those of Ford Credit. These steps include the creation of the seller as a separate, limited-purpose limited partnership under a limited partnership agreement containing certain limitations (including restrictions on the nature of the seller's business and a restriction on the seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the consent of the General Partner). In addition, the General Partner is a separate, limited-purpose corporation whose Certificate of Incorporation contains certain limitations (including restrictions on the nature of the General Partner's business and a restriction on the General Partner's ability to commence a voluntary case or proceeding with respect to itself or the seller under any Insolvency Law without the unanimous affirmative vote of all of its directors). Such Certificate of Incorporation includes a provision that, under certain circumstances relating to the credit ratings of Ford Credit, requires the General Partner to have two directors who qualify under the Certificate of Incorporation as "Independent Directors." However, there can be no assurance that the activities of the seller or the General Partner would not result in a court concluding that the assets and liabilities of such entity should be consolidated with those of Ford Credit in a proceeding under any Insolvency Law.

     The seller has received the advice of counsel to the effect that, subject to certain facts, assumptions and qualifications, it would not be a proper exercise by a court of its equitable discretion to disregard the separate existence of each of the seller and the General Partner and to require the consolidation of the assets and liabilities of either such entity with the assets and liabilities of Ford Credit in the event of the application of the federal bankruptcy laws to Ford Credit. Among other things, it is assumed by counsel that each of the seller and the General Partner will follow certain procedures in the conduct of its affairs, including maintaining records and books of account separate from those of Ford Credit, refraining from commingling its assets with those of Ford Credit, doing business from an office separate from that of Ford Credit and refraining from holding itself out as having agreed to pay, or being liable for, the debts of Ford Credit. Each of the seller and the General Partner intends to follow and has represented to such counsel that it will follow these and other procedures related to maintaining its separate identity. However, in the event that either the seller or the General Partner did not follow these procedures, there can be no assurance that a court would not conclude that the assets and liabilities of such entity should be consolidated with those of Ford Credit. If a court were to reach such a conclusion, or a filing were made under any Insolvency Law by or against the seller or the General Partner, or if an attempt were made to litigate any of the foregoing issues, delays in distributions on the securities (and possible reductions in the amount of such distributions which may be substantial) could occur.

TRUST ASSETS MAY BE ADVERSELY AFFECTED IF SALE OF RECEIVABLES TO THE SELLER WERE TREATED AS A LOAN

     Ford Credit and the seller each intend that each transfer of receivables by Ford Credit to the seller under a purchase agreement constitute a "true sale" of such receivables to the seller. If the transfer constitutes such a "true sale," the receivables and the proceeds thereof would not be part of Ford Credit's bankruptcy estate under Section 541 of the U. S. Bankruptcy Code should Ford Credit become the subject of a bankruptcy case subsequent to the transfer of the receivables to the seller. The seller has received the advice of counsel to the effect that, subject to certain facts, assumptions and qualifications, in the event Ford Credit were to become the subject of a voluntary or involuntary case under the United States Bankruptcy Code subsequent to the transfer of receivables to the seller, the transfer of such receivables by Ford Credit to the seller under the related purchase agreement would be characterized as a "true sale" of such receivables from Ford Credit to the seller and such receivables and the proceeds thereof would not form part of Ford Credit's bankruptcy estate under Section 541 of the U. S. Bankruptcy Code.

     In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), cert. denied 114 S. Ct. 554 (1993), the United States Court of Appeals for the Tenth Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's bankruptcy estate in a bankruptcy of the seller. If Ford Credit or the seller were to become subject to a bankruptcy proceeding and a court were to follow the Octagon court's reasoning, securityholders might experience delays in payment or possibly losses on their investment in the securities. As part of the advice of counsel described above, counsel has advised the seller that the reasoning of the Octagon case appears to be inconsistent with other precedent. In addition, the Permanent Editorial Board of the Uniform Commercial Code has issued an official commentary (PEB Commentary No. 14) which characterizes the Octagon court's interpretation of Article 9 of the Uniform Commercial Code as erroneous. Such commentary states that nothing in
Article 9 is intended to prevent the transfer of ownership of accounts or chattel paper. However, such commentary is not legally binding on any court.

                                  THE SERVICER

     Ford Credit was incorporated in Delaware in 1959 and is a wholly owned indirect subsidiary of Ford Motor Company.

     Ford Credit and its subsidiaries provide wholesale financing and capital loans to Ford dealers and associated non-Ford dealers throughout the world, most of which are privately owned and financed, and purchase retail installment sale contracts and retail leases from them. Ford Credit also makes loans to vehicle leasing companies, the majority of which are affiliated with such dealerships. In addition, subsidiaries and divisions of Ford Credit provide these financing services in the United States, Europe, Canada and Australia to non-Ford dealers. A substantial majority of all new vehicles financed by Ford Credit are manufactured by Ford Motor Company and its affiliates and a substantial majority of new vehicles financed through PRIMUS are manufactured by other automobile manufacturers. Ford Credit and PRIMUS also provide retail financing for used vehicles built by Ford Motor Company and other manufacturers. In addition to vehicle financing, Ford Credit makes loans to affiliates of Ford Motor Company and finances certain receivables of Ford Motor Company and its subsidiaries. Ford Credit also conducts insurance operations through the American Road Insurance Company and its subsidiaries in the United States and Canada. American Road's business consists of extended service plan contracts for new and used vehicles manufactured by affiliated and nonaffiliated companies, primarily originating from Ford dealers, physical damage insurance covering vehicles and equipment financed at wholesale by Ford Credit, and the reinsurance of credit life and credit disability insurance for retail purchasers of vehicles and equipment.

     The mailing address of Ford Credit's executive offices is The American Road, Dearborn, Michigan 48121. The telephone number of such offices is (313) 322-3000.

                            DESCRIPTION OF THE NOTES

     One or more classes of Asset Backed Notes of the related trust will be issued under the terms of an indenture between the trust and the indenture trustee specified in the related prospectus supplement, a form of which has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture.

THE TRUST MAY USE BOOK-ENTRY REGISTRATION INSTEAD OF ISSUING DEFINITIVE NOTES

     Each class of notes may initially be represented by one or more notes, in each case registered in the name of DTC's nominee, unless they are Definitive Notes. The notes will be available for purchase in the denominations specified in the related prospectus supplement and may be available in book-entry form only. Accordingly, such nominee is expected to be the holder of record of the notes issued in book-entry form. If a class of notes is issued in book-entry form, unless and until Definitive Notes are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no noteholder of such class of notes will be entitled to receive a physical certificate representing a note of such class. If a class of notes is issued in book-entry form, all references in this prospectus and in the related prospectus supplement to actions by noteholders of such class of notes refer to actions taken by DTC upon instructions from its Participants and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to noteholders of such class of notes refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of such class of notes, for distribution to noteholders of such class of notes in accordance with DTC's procedures with respect thereto.

PRINCIPAL AND INTEREST ON THE NOTES

     Each class of notes will have a stated principal amount and may bear interest at the Note Interest Rate. The timing and priority of payment, seniority, allocations of losses, Note Interest Rate and amount of or method of determining payments of principal and interest on each class of notes of a given trust will be described in the related prospectus supplement. The right of holders of any class of notes to receive payments of principal and/or interest may be senior or subordinate to the rights of holders of any other class or classes of notes of such trust, as described in the related prospectus supplement. Payments of interest on the notes of such trust may be made prior to payments of principal thereon. The dates for payments of interest and principal on the notes of such trust may be different from the Distribution Dates for the certificates of such trust. To the extent provided in the related prospectus supplement, the trust may include one or more classes of notes designated as planned amortization classes, targeted amortization classes or companion classes, each as described in the related prospectus supplement.

     STRIP NOTES AND RESIDUAL CASH FLOW NOTES. To the extent provided in the related prospectus supplement, the trust may include one or more classes of notes that are --

      -- Strip Notes entitled to (1) principal payments with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no principal payments; or

      -- Residual Cash Flow Notes entitled to all or a portion of any remaining payments of principal and interest on the related receivables after making all other distributions on each Distribution Date.

     NOTE INTEREST RATES. Each class of notes may have a different Note Interest Rate, which may be a fixed, variable or adjustable rate. For certain classes of Strip Notes, the Note Interest Rate may be zero. The related prospectus supplement will specify the Note Interest Rate for each class of notes of a given trust or the method for determining such Note Interest Rate.

     PREPAYMENT OF NOTES. One or more classes of notes of the trust may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including at the end of the any Funding Period or as a result of the servicer's exercising its option to purchase the related Receivables Pool. In the event of a redemption, the noteholders may be entitled to receive a redemption premium from the trust, in the amount and to the extent provided in the related prospectus supplement.

     FIXED PRINCIPAL PAYMENTS. To the extent specified in any prospectus supplement, one or more classes of notes of a given trust may have fixed principal payment schedules; noteholders of such notes would be entitled to receive as payments of principal on any given Distribution Date the applicable amounts set forth on such schedule with respect to such notes, in the manner and to the extent set forth in the related prospectus supplement.

     PRIORITY. If so specified in the related prospectus supplement, payments to noteholders of all classes within the trust in respect of interest will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the notes on any of the dates specified for payments in the related prospectus supplement, in which case each class of noteholders will receive its ratable share (based upon the aggregate amount of interest due to such class of noteholders) of the aggregate amount available to be distributed in respect of interest on the notes of such trust. See "Description of the Receivables Transfer and Servicing Agreements -- Distributions" and "-- Credit and Cash Flow Enhancement."

     In the case of notes of a trust which includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related prospectus supplement. Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of such class.

THE INDENTURE

     MODIFICATION OF INDENTURE. The trust and the indenture trustee may, without the consent of the noteholders of the related trust, execute a supplemental indenture for the purpose of adding to the covenants of the trust, curing any ambiguity, correcting or supplementing any provision which may be inconsistent with any other provision or making any other provision with respect to matters arising under the related indenture which will not be inconsistent with other provisions of the related indenture.

     Without the consent of the holder of each such outstanding note affected thereby, however, no supplemental indenture will:

      -- change the due date of any installment of principal of or interest on any such note or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto or change any place of payment where, or the coin or currency in which, any such note or any interest thereon is payable;

      -- impair the right to institute suit for the enforcement of certain provisions of the related indenture regarding payment;

      -- reduce the percentage of the aggregate amount of the outstanding notes of such trust, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related indenture or of certain defaults thereunder and their consequences as provided for in such indenture;

      -- modify or alter the provisions of the related indenture regarding the voting of notes held by the applicable trust, any other obligor on such notes, the seller or an affiliate of any of them;

      -- reduce the percentage of the aggregate outstanding amount of such notes, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the receivables, if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes of such trust;

      -- decrease the percentage of the aggregate principal amount of such notes required to amend the sections of the related indenture which specify the applicable percentage of aggregate principal amount of the notes of such trust necessary to amend such indenture or certain other related agreements; or

      -- permit the creation of any lien ranking prior to or on a parity with the lien of the related indenture with respect to any of the collateral for such notes or, except as otherwise permitted or contemplated in such indenture, terminate the lien of such indenture on any such collateral or deprive the holder of any such note of the security afforded by the lien of such indenture.

     The trust and the applicable indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related trust, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or of modifying in any manner the rights of such noteholders; provided that (1) such action will not, (A) as evidenced by an opinion of counsel, materially adversely affect the interest of any such noteholder and (B) as confirmed by the Rating Agencies rating the notes of the related trust, cause the then current rating assigned to any class of such notes to be withdrawn or reduced and (2) an opinion of counsel as to certain tax matters is delivered.

     RIGHTS UPON EVENT OF DEFAULT. With respect to the notes of a given trust, if an Event of Default should occur and be continuing with respect to the notes of any trust, the related indenture trustee or holders of a majority in principal amount of such notes then outstanding may declare the principal of such notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such notes then outstanding. Any such rescission could be treated, for federal income tax purposes, as a constructive exchange of such notes by the related noteholders for deemed new notes upon which gain or loss would be recognized.

     If the notes of any trust have been declared due and payable following an Event of Default with respect thereto, the related indenture trustee may institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party, sell the related receivables or elect to have the applicable trust maintain possession of such receivables and continue to apply collections on such receivables as if there had been no declaration of acceleration. However, such indenture trustee is prohibited from selling the related receivables following an Event of Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any note of such trust, unless

      -- the holders of all outstanding notes of such trust consent to such sale,

      -- the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes of such trust at the date of such sale, or

      -- such indenture trustee determines that the proceeds of receivables would not be sufficient on an ongoing basis to make all payments on the notes of such trust as such payments would have become due if such obligations had not been declared due and payable, and such indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the notes of such trust.

     Subject to the provisions of the applicable indenture relating to the duties of the related indenture trustee, if an Event of Default under the indenture occurs and is continuing with respect to notes of the trust, such indenture trustee will be under no obligation to exercise any of the rights or powers under such indenture at the request or direction of any of the holders of such notes, if such indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related indenture, the holders of a majority in principal amount of the outstanding notes of a given trust will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable indenture trustee, and the holders of a majority in principal amount of such notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such indenture that cannot be modified without the waiver or consent of all the holders of such outstanding notes. Any such waiver could be treated, for federal income tax purposes, as a constructive exchange of such notes by the related noteholders for deemed new notes upon which gain or loss would be recognized.

     No holder of a note of any trust will have the right to institute any proceeding with respect to the related indenture, unless --

      -- such holder previously has given to the applicable indenture trustee written notice of a continuing Event of Default;

      -- the holders of not less than 25% in principal amount of the outstanding notes of such trust have made written request to such indenture trustee to institute such proceeding in its own name as indenture trustee;

      -- such holder or holders have offered such indenture trustee reasonable indemnity;

      -- such indenture trustee has for 60 days failed to institute such proceeding; and

      -- no direction inconsistent with such written request has been given to such indenture trustee during such 60-day period by the holders of a majority in principal amount of such outstanding notes.

     In addition, each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     With respect to any trust, neither the related indenture trustee nor the related trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in the trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the trust contained in the applicable indenture.

     THE TRUSTS WILL BE SUBJECT TO COVENANTS UNDER THE INDENTURE. Each trust will be subject to the covenants discussed below, as provided in the related indenture.

      -- RESTRICTIONS ON MERGER AND CONSOLIDATION. The related trust may not consolidate with or merge into any other entity, unless:

         -- the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

         -- such entity expressly assumes the trust's obligation to make due and punctual payments upon the notes of the related trust and the performance or observance of every agreement and covenant of the trust under the indenture,

         -- no Event of Default under the indenture shall have occurred and be continuing immediately after such merger or consolidation,

         -- the trust has been advised that the rating of the notes or the certificates of such trust then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation,

         -- the trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the trust or to any related noteholder or certificateholder,

         -- any action as is necessary to maintain the lien and security interest created by the related indenture shall have been taken, and

         -- the trust has received an opinion of counsel and officer's certificate each stating that such consolidation or merger satisfies all requirements under the related indenture.

      --  Other negative covenants. Each trust will not, among other things --

         -- except as expressly permitted by the applicable Basic Documents , sell, transfer, exchange or otherwise dispose of any of the assets of the trust,

         -- claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related trust (other than amounts withheld under the tax Code or applicable state law) or assert any claim against any present or former holder of such notes because of the payment of taxes levied or assessed upon the trust,

         -- dissolve or liquidate in whole or in part,

         -- permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such notes under such indenture except as may be expressly permitted thereby, or

         -- permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest therein or the proceeds thereof, except as may be created by the terms of the related indenture.

     No trust may engage in any activity other than as specified under the section of the related prospectus supplement titled "The Trust." No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and the related indenture, as a result of any Advances made to it by the servicer or otherwise in accordance with the Basic Documents.

     LIST OF NOTEHOLDERS. With respect to the notes of any trust, three or more holders of the notes of any trust or one or more holders of such notes evidencing not less than 25% of the aggregate outstanding principal amount of such notes may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by such indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or under such notes. Such indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of such trust.

     ANNUAL COMPLIANCE STATEMENT. Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

     INDENTURE TRUSTEE'S ANNUAL REPORT. The indenture trustee for each trust will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by such indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

     SATISFACTION AND DISCHARGE OF INDENTURE. An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all such notes or, with certain limitations, upon deposit with such indenture trustee of funds sufficient for the payment in full of all such notes.

THE INDENTURE TRUSTEE

     The indenture trustee of notes for each trust will be specified in the related prospectus supplement. The indenture trustee for any trust may resign at any time, in which event the trust will be obligated to appoint a successor trustee for such trust. The trust may also remove any such indenture trustee if such indenture trustee ceases to be eligible to continue as such under the related indenture or if such indenture trustee becomes insolvent. In such circumstances, the trust will be obligated to appoint a successor trustee for the notes of the applicable trust. Any resignation or removal of the indenture trustee and appointment of a successor trustee for the notes of the trust does not become effective until acceptance of the appointment by the successor trustee for such trust.

                        DESCRIPTION OF THE CERTIFICATES

     One or more classes of certificates of the related trust will be issued under the terms of a trust agreement, a form of which has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the certificates and the trust agreement.

     THE TRUSTS MIGHT NOT ISSUE PHYSICAL CERTIFICATES REPRESENTING CERTIFICATES. Except for the certificates, if any, of a given trust retained by the seller, each class of certificates may initially be represented by one or more certificates registered with in the name of DTC's nominee, except as set forth below. Except for the certificates, if any, of a given trust retained by the seller, the certificates will be available for purchase in the denominations specified in the related prospectus supplement and may be available in book-entry form only. Accordingly, such nominee is expected to be the holder of record of any class of certificates issued in book-entry form that is not retained by the seller. If a class of certificates is issued in book-entry form, unless and until Definitive Certificates are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no certificateholder (other than the seller) of such class of certificates will be entitled to receive a physical certificate representing a certificate of such class. If a class of certificates is issued in book-entry form, all references in this prospectus and in the related prospectus supplement to actions by certificateholders of such class of certificates refer to actions taken by DTC upon instructions from the Participants and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to certificateholders of such class of certificates refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of such class of certificates, for distribution to certificateholders of such class of certificates in accordance with DTC's procedures with respect thereto. Any certificates of a given trust owned by the seller or its affiliates will be entitled to equal and proportionate benefits under the applicable trust agreement, except that such certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Basic Documents (other than the commencement by the related trust of a voluntary proceeding in bankruptcy as described under "Description of the Receivables Transfer and Servicing Agreements -- Insolvency Event or Dissolution"). See also "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities."

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

     Each class of certificates will have a stated Certificate Balance and may accrue interest on such Certificate Balance at the Certificate Rate. The timing and priority of distributions, seniority, allocations of losses, Certificate Rate and amount of or method of determining distributions with respect to principal and interest of each class of certificates will be described in the related prospectus supplement. Distributions of interest on such certificates will be made prior to distributions with respect to principal of such certificates on the Distribution Date specified in the prospectus supplement.

     To the extent provided in the related prospectus supplement, the trust may include one or more classes of certificates that are --

      -- Strip Certificates entitled to (1) distributions in respect of principal with disproportionate, nominal or no interest distributions or (2) interest distributions with disproportionate, nominal or no distributions in respect of principal; or

      -- Residual Cash Flow Certificates entitled to all or a portion of any remaining payments of principal and interest on the related receivables after the trust has made all other distributions on each Distribution Date.

     CERTIFICATE RATES. Each class of certificates may have a different Certificate Rate, which may be a fixed, variable or adjustable Certificate Rate. The Certificate Rate for certain classes of Strip Certificates may be zero. The related prospectus supplement will specify the Certificate Rate for each class of certificates of a given trust or the method for determining such Certificate Rate. See also "Certain Information Regarding the Securities -- Fixed Rate Securities" and "-- Floating Rate Securities."

     CERTIFICATES MAY BE SUBORDINATED TO NOTES. Distributions in respect of the certificates of a given trust that includes notes may be subordinate to payments in respect of the notes of such trust as more fully described in the related prospectus supplement. Distributions in respect of interest on and principal of any class of certificates will be made on a pro rata basis among all the certificateholders of such class. One or more classes of certificates of the trust may be prepaid in whole or in part under the circumstances specified in the related prospectus supplement, including at the end of any Funding Period or as a result of the servicer's exercising its option to purchase the related Receivables Pool. In the event of a prepayment, the certificateholders may be entitled to receive a prepayment premium from the trust, in the amount and to the extent provided in the related prospectus supplement. See "Description of the Receivables Transfer and Servicing Agreements Termination."

     CERTIFICATES MAY BE SUBORDINATED TO ONE OR MORE CLASSES OF OTHER CERTIFICATES. In the case of a certificates of a trust which includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related prospectus supplement.

LIST OF CERTIFICATEHOLDERS

     With respect to the certificates of any trust, three or more holders of the certificates of such trust or one or more holders of such certificates evidencing not less than 25% of the Certificate Balance of such certificates may, by written request to the related trustee, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or under such certificates.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

     Each class of securities (other than certain classes of Strip Notes or Strip Certificates) may be Fixed Rate Securities or Floating Rate Securities, as more fully described below and in the applicable prospectus supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum
Note Interest Rate or Certificate Rate, as the case may be, specified in the applicable prospectus supplement. Interest on each class of Fixed Rate Securities may be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the applicable prospectus supplement. See "Description of the Notes -- Principal and Interest on the Notes" and "Description of the Certificates -- Distributions of Principal and Interest."

FLOATING RATE SECURITIES

     Each class of Floating Rate Securities will bear interest for each applicable Interest Reset Period at a rate determined by reference to the Base
Rate), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related prospectus supplement.

     The applicable prospectus supplement will designate one of the following Base Rates as applicable to a given Floating Rate Security:

      --  the CD Rate,

      --  the Commercial Paper Rate,

      --  the Federal Funds Rate,

      --  LIBOR,

      --  the Treasury Rate, or

      --  such other Base Rate as is set forth in such prospectus supplement.

     As specified in the applicable prospectus supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum):

      -- a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period; and

      -- a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

     Each trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with a Calculation Agent to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The applicable prospectus supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given trust, which may be either the related trustee or indenture trustee with respect to such trust. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. All percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

     CD RATE SECURITIES. Each CD Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such prospectus supplement and in the applicable prospectus supplement.

     COMMERCIAL PAPER RATE SECURITIES. Each Commercial Paper Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such security and in the applicable prospectus supplement.

     FEDERAL FUNDS RATE SECURITIES. Each Federal Funds Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such prospectus supplement and in the applicable prospectus supplement.

     LIBOR SECURITIES. Each LIBOR Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such prospectus supplement and in the applicable prospectus supplement.

     TREASURY RATE SECURITIES. Each Treasury Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such prospectus supplement and in the applicable prospectus supplement.

BOOK-ENTRY REGISTRATION

     The prospectus supplement related to a given trust will specify whether the holders of the notes or certificates of such trust may hold their respective securities as Book-Entry Securities.

     Investors in the global notes may hold them through any of The Depository Trust Company, Cedelbank, societe anonyme or the Euroclear System. The global notes will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     INITIAL SETTLEMENT OF THE GLOBAL NOTES. All global notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their customers or participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

     Investors electing to hold their global notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global notes through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

     Unless and until Definitive Securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no securityholder will be entitled to receive a physical certificate representing a Book-Entry Security. All references in this prospectus and in the related prospectus supplement to actions by securityholders shall refer to actions taken by DTC upon instructions from its participants, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to securityholders shall refer to distributions, notices, reports and statements to DTC or its nominee as the registered holder of the Book-Entry Securities, as the case may be, for distribution to holders of Book-Entry Securities in accordance with DTC's procedures with respect thereto.

     In the event that any of DTC, Cedelbank or Euroclear should discontinue its services, the related administrator of each trust would seek an alternative depository (if available) or cause the issuance of Definitive Securities to securityholders or their nominees in the manner described under "-- Definitive Securities" below.

     Except as required by law, none of the administrator, if any, the applicable trustee or the applicable indenture trustee, if any, will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the securities of any trust held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     SECONDARY MARKET TRADING OF THE GLOBAL NOTES. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Cedelbank customers and/or Euroclear participants. Secondary market trading between Cedelbank customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedelbank or Euroclear purchaser. When global notes are to be transferred from the account of a DTC participant to the account of a Cedelbank customer or a Euroclear participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank customer or Euroclear participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the respective depositary, as the case may be, to receive the global notes against payment. Payment will include interest accrued on the global notes from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global notes. After settlement has been completed, the global notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank customer's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global notes will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (that is, the trade fails), the Cedelbank or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedelbank customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the global notes are credited to their accounts one day later.

     As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedelbank customers or Euroclear participants purchasing global notes would incur overdraft charges for one day, assuming they cleared the overdraft when the global notes were credited to their accounts. However, interest on the global notes would accrue from the value date. Therefore, in many cases the investment income on the global notes earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedelbank customer's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global notes to the respective depositary for the benefit of Cedelbank customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Cedelbank or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedelbank customers and Euroclear participants may employ their customary procedures for transactions in which global notes are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank customer or Euroclear participant at least one business day prior to settlement. In these cases, Cedelbank or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the global notes from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedelbank customer or Euroclear participant the following day, and receipt of the cash proceeds in the Cedelbank customer's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedelbank customer or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Cedelbank customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedelbank or Euroclear and that purchase global notes from DTC participants for delivery to Cedelbank customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Cedelbank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the global notes in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global notes sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Cedelbank customer or Euroclear participant.

     The securityholders who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, securities may do so only through direct and indirect participants. In addition, securityholders will receive all distributions of principal and interest from the indenture trustee or the applicable trustee through the participants who in turn will receive them from DTC. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable trustee to DTC's nominee. DTC will forward such payments to its participants which thereafter will forward them to indirect participants or securityholders. To the extent the related prospectus supplement provides that Book-Entry Securities will be issued, the only "noteholder" or "certificateholder," as applicable, will be DTC's nominee. Securityholders will not be recognized by the applicable trustee as "noteholders" or "certificateholders" and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal and interest on the securities. Participants and indirect participants with which securityholders have accounts with respect to their respective securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess their respective securities, the rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such securities, may be limited due to the lack of a physical certificate for such securities.

     DTC will advise the related administrator of each trust that it will take any action permitted to be taken by a securityholder under the related indenture or trust agreement only at the direction of one or more participants to whose accounts with DTC such securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of participants whose holdings include such undivided interests.

     Non-U.S. holders of global notes will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

     THE DEPOSITORIES. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include any of the underwriters of securities of the trust), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its customers and facilitates the clearance and settlement of securities transactions between Cedelbank customers through electronic book-entry changes in accounts of Cedelbank customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Cedelbank in any of 36 currencies, including United States dollars. Cedelbank provides to its Cedelbank customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depository, Cedelbank is subject in Luxembourg to regulation by and supervision by the Commission for the Supervision of the Financial Sector. Cedelbank customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any of the underwriters of any trust securities. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank customer, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.

     The Euroclear system has subsequently been extended to clear and settle transactions between Euroclear participants and counterparties both in Cedelbank and in many domestic securities markets. Transactions may be settled in any of 34 currencies. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. The Euroclear system is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation that establishes policy on behalf of Euroclear participants. The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     All operations are conducted by the Euroclear operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any of the underwriters of any trust securities. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions, the Operating Procedures of the Euroclear system and Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

DEFINITIVE SECURITIES

     With respect to any class of notes and any class of certificates issued in book-entry form, such notes or certificates will be issued as Definitive Notes and Definitive Certificates, respectively, to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the related administrator of the trust determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such securities and such administrator or the seller, as the case may be, is unable to locate a qualified successor and so notifies the applicable trustee in writing, (ii) the administrator or the seller, as the case may be, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default under the indenture or an Event of Servicing Termination with respect to such securities, holders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, of such class advise the applicable trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such notes or certificates is no longer in the best interest of the holders of such securities.

     Upon the occurrence of any event described in the immediately preceding paragraph, the applicable trustee will be required to notify all applicable securityholders of a given class through participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding securities and receipt of instructions for re-registration, the applicable trustee will reissue such securities as Definitive Securities to such securityholders.

     Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the applicable trustee in accordance with the procedures set forth in the related indenture or the related trust agreement directly to holders of Definitive Securities were registered at the close of business on the applicable Record Date specified for such securities in the related prospectus supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable securityholders.

     Definitive Securities will be transferable and exchangeable at the offices of the applicable trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

REPORTS TO SECURITYHOLDERS

     On or prior to each Distribution Date, the servicer or administrator will prepare and provide to the related indenture trustee a statement to be delivered to the related noteholders on such Distribution Date. With respect to securities of each trust, on or prior to each Distribution Date, the servicer or the administrator will prepare and provide to the related trustee a statement to be delivered to the related certificateholders on such Distribution Date. With respect to securities of each trust, each such statement to be delivered to noteholders will include (to the extent applicable) the following information (and any other information so specified in the related prospectus supplement) as to the notes of such trust with respect to such Distribution Date or the period since the previous Distribution Date, as applicable, and each such statement to be delivered to certificateholders will include (to the extent applicable) the following information (and any other information so specified in the related prospectus supplement) as to the certificates of such trust with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

      (1) the amount of the distribution allocable to principal of each class of such notes and to the Certificate Balance of each class of such certificates;

      (2) the amount of the distribution allocable to interest on or with respect to each class of securities of such trust;

      (3) the amount of the distribution allocable to draws from any reserve account, any yield supplement account or payments in respect of any other credit or cash flow enhancement arrangement;

      (4) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

      (5) the aggregate outstanding principal amount for each class of such notes and the Certificate Balance for each class of such certificates, each after giving effect to all payments reported under clause (1) above on such date;

      (6) the amount of the servicing fee paid to the servicer with respect to the related Collection Period or Collection Periods, as the case may be;

      (7) the amount of the aggregate Realized Losses (as defined in the related prospectus supplement), if any, for such Collection Period;

      (8) previously due and unpaid interest payments (plus interest accrued on such unpaid interest), if any, on the notes and the certificates, in each case as applicable to each class of securities, and the change in such amounts from the preceding statement;

      (9) previously due and unpaid principal payments (plus interest accrued on such unpaid principal), if any, on the notes and the certificates, in each case as applicable to each class of securities, and the change in such amounts from the preceding statement;

     (10) the aggregate Purchase Amounts for receivables, if any, that were repurchased in such Collection Period;

     (11) the balance of any reserve account on such date, after giving effect to changes therein on such date;

     (12) the balance of any yield supplement account on such date, after giving effect to changes therein on such date;

     (13) the amount of Advances on such date;

     (14) for each such date during any Funding Period, the amount remaining in the pre-funding account;

     (15) for the first such date that is on or immediately following the end of any Funding Period, the amount remaining in the pre-funding account that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the securities of such trust; and

     (16) the amount of any cumulative shortfall between payments due in respect of any credit or cash flow enhancement arrangement and payments received in respect of such credit or cash flow enhancement arrangement, and the change in any such shortfall from the preceding statement.

     Each amount set forth under clauses (1), (2), (6), (8) and (9) with respect to the notes or the certificates of any trust will be expressed as a dollar amount per $1,000 of the initial principal amount of such notes or the initial Certificate Balance of such certificates, as applicable.

     Within the prescribed period of time for federal income tax reporting purposes after the end of each calendar year during the term of each trust, the applicable trustee will mail to each person who at any time during such calendar year has been a securityholder with respect to the trust and received any payment thereon a statement containing certain information for the purposes of such securityholder's preparation of federal income tax returns. See "Tax Matters."

        DESCRIPTION OF THE RECEIVABLES TRANSFER AND SERVICING AGREEMENTS

     The following summary describes certain terms of the Receivables Transfer and Servicing Agreements. Forms of the Receivables Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Receivables Transfer and Servicing Agreements.

SALE AND ASSIGNMENT OF RECEIVABLES

     SALE AND ASSIGNMENT BY FORD CREDIT. Before each trust issues the related securities, Ford Credit will sell and assign to the seller under a purchase agreement, without recourse, its entire interest in the Initial Receivables, if any, of the related Receivables Pool, including its security interests in the related Financed Vehicles.

     SALE AND ASSIGNMENT BY THE SELLER. When the trust issues the related securities, the seller will sell and assign to the trust under a sale and servicing agreement, without recourse, the seller's entire interest in the Initial Receivables, including its security interests in the related Financed Vehicles. Each such receivable will be identified in a schedule to the related sale and servicing agreement. The applicable trustee of the trust will not independently verify the existence and qualification of any receivables. The trustee of the trust will, concurrently with such sale and assignment, execute and deliver the related notes and/or certificates to the seller in exchange for the receivables.

     PURCHASE OF THE RECEIVABLES. The net proceeds received by the seller from the sale of the certificates and the notes of the trust will be applied to the purchase of the related receivables from Ford Credit, to the deposit into any pre-funding account and to make the initial deposit into any reserve account. The related prospectus supplement for the trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the seller to the applicable trust from time to time during any Funding Period on each Subsequent Transfer Date.

     The proceeds from the receivables purchased by the trust from the seller and by the seller from Ford Credit may be more or less than the aggregate principal balance thereof. If any receivables are purchased for a purchase price less than their respective principal balances, a portion of the collections or proceeds in respect of principal from such receivables may be deemed collections or proceeds in respect of interest on such receivables for the purposes of making payments on the securities.

     REPRESENTATIONS AND WARRANTIES. In each purchase agreement, Ford Credit will represent and warrant to the seller, and in each sale and servicing agreement the seller will represent and warrant to the applicable trust among other things, that at the date of issuance of the related notes and/or certificates or at the applicable Subsequent Transfer Date --

      -- the information provided about the related receivables is correct in all material respects;

      -- the obligor on each related receivable had obtained or agreed to obtain physical damage insurance in accordance with Ford Credit's normal requirements;

      -- the related receivables are free and clear of all security interests, liens, charges, and encumbrances (such representation and warranty will be made to the best of its knowledge with respect to mechanic's liens and the like relating to each Financed Vehicle) and no setoffs, defenses, or counterclaims against it have been asserted or threatened;

      -- each of the related receivables is or will be secured by a first perfected security interest in the Financed Vehicle in favor of Ford Credit or PRIMUS; and

      -- each related receivable, at the time it was originated, complied, and at the date of issuance of the related notes and/or certificates or at the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity, and disclosure laws.

     SELLER MUST REPURCHASE THE RECEIVABLES RELATING TO A BREACH OF REPRESENTATION OR WARRANTY. As of the last day of the second (or, if the seller elects, the first) month following the discovery by or notice to the seller of a breach of any representation or warranty of the seller which materially and adversely affects the interests of the related trust in any receivable, the seller, unless it cures the breach, will purchase such receivable from the trust and Ford Credit will purchase such receivable from the seller, at a price equal to then Purchase Amount. The purchase obligation will constitute the sole remedy available to the certificateholders or the trustee and any noteholders or indenture trustee in respect of the related trust for any such uncured breach.

     SERVICING OF THE RECEIVABLES. Under each sale and servicing agreement, the servicer will service and administer the receivables held by each trust and, as custodian on behalf of the trust, will maintain possession as the trustee's agent of the retail installment sale contracts and any other documents relating to such receivables. To assure uniform quality in servicing both the receivables and the servicer's own portfolio of receivables, as well as to facilitate servicing and save administrative costs, the installment sale contracts and other documents relating thereto will not be physically segregated from other similar documents that are in the servicer's possession or otherwise stamped or marked to reflect the transfer to the trust so long as Ford Credit is servicing the related receivables. However, Uniform Commercial Code financing statements reflecting the sale and assignment of such receivables by Ford Credit to the seller and by the seller to the trust, will be filed, and the servicer's accounting records and computer systems will be marked to reflect such sale and assignment. Because such receivables will remain in the servicer's possession and will not be stamped or otherwise marked to reflect the assignment to the trust if a subsequent purchaser were to obtain physical possession of such receivables without knowledge of the assignment, the trust's interest in the receivables could be defeated. See "Some Important Legal Issues Relating to the receivables -- Security Interests in Vehicles."

ACCOUNTS

     The servicer will establish and maintain with the related indenture trustee one or more collection accounts in the name of the indenture trustee on behalf of the related noteholders and certificateholders into which all payments made on or with respect to the related receivables will be deposited. The servicer may establish and maintain with such indenture trustee a note payment account, in the name of such indenture trustee on behalf of such noteholders, into which amounts released from the collection account and any pre-funding account, reserve account or other credit enhancement for payment to such noteholders will be deposited and from which all distributions to such noteholders will be made. The servicer may establish and maintain with the related trustee a certificate distribution account, in the name of the trustee on behalf of such certificateholders, into which amounts released from the collection account and any pre-funding account, yield supplement account, reserve account or other credit or cash flow enhancement for distribution to such certificateholders will be deposited and from which all distributions to such certificateholders will be made.

     If so provided in the related prospectus supplement, the servicer will establish for each trust an additional payahead account in the name of the related indenture trustee into which, to the extent required by the sale and servicing agreement, Payaheads will be deposited until such time as the payment falls due. Until such time as payments are transferred from the payahead account to the collection account, they will not constitute collected interest or collected principal with respect to the related receivables and will not be available for distribution to the applicable noteholders or certificateholders. The payahead account initially will be maintained with the applicable indenture trustee. So long as Ford Credit is the servicer and provided that (i) there exists no Event of Servicing Termination and (ii) each other condition to holding Payaheads as may be required by the applicable sale and servicing agreement is satisfied, Payaheads may be retained by the servicer until the applicable Distribution Date.

     Any other accounts to be established with respect to securities of the trust, including any pre-funding account, yield supplement account or reserve account, will be described in the related prospectus supplement.

     For any securities of the trust, funds in the trust accounts will be invested as provided in the related sale and servicing agreement in Permitted Investments.

     Thus, the amount of cash in any reserve account at any time may be less than the balance of the reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related receivables (as provided in the related prospectus supplement) exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the notes or the certificates of such trust. Net investment earnings on funds deposited in the trust accounts shall be deposited in the applicable collection account or distributed as provided in the related prospectus supplement.

     The trust accounts will be maintained as Eligible Deposit Accounts.

SERVICING PROCEDURES

     Ford Credit will act as servicer and make reasonable efforts to collect all payments due with respect to the receivables held by each trust and will use the same collection procedures that it follows with respect to automotive retail installment sale contracts that it continues to own, in a manner consistent with the related sale and servicing agreement. PRIMUS will act as a subservicer for those trust receivables that were originated by PRIMUS.

     Consistent with its normal procedures, the servicer may, in its discretion, arrange with the obligor on a receivable to defer or modify the payment schedule. Some of such arrangements may cause the servicer to purchase the receivable while others may result in the servicer making Advances with respect to the receivable. The servicer may be obligated to purchase or make Advances with respect to any receivable if, among other things, it extends the date for final payment by the obligor of such receivable beyond the last day of the Collection Period preceding the latest Final Scheduled Distribution Date set forth in the related prospectus supplement, changes the APR or the total amount or number of scheduled payments of such receivable or fails to maintain a perfected security interest in the related Financed Vehicle. If the servicer determines that eventual payment in full of a receivable is unlikely, the servicer will follow its normal practices and procedures to realize upon the receivable, including the repossession and disposition of the Financed Vehicle securing the receivable at a public or private sale, or the taking of any other action permitted by applicable law.

COLLECTIONS

     With respect to securities of each trust, the servicer will deposit all payments on the related receivables received from obligors and all proceeds of the related receivables collected during each Collection Period specified in the related prospectus supplement into the related collection account not later than the second business day after receipt. However, so long as Ford Credit is the servicer and provided that (1) there exists no Event of Servicing Termination and (2) each other condition to making monthly deposits as may be required by the related sale and servicing agreement is satisfied, the servicer may retain such amounts until the business day preceding the applicable Distribution Date. The servicer or the seller, as the case may be, will remit the aggregate Purchase Amount of any receivables to be purchased from the trust to the related collection account on or prior to the business day preceding the applicable Distribution Date. Pending deposit into the collection account, collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections the related receivables and payment of the aggregate Purchase Amount with respect to receivables purchased by the servicer.

     Collections on a receivable made during a Collection Period which are not late fees, prepayment charges, or certain other similar fees or charges shall be applied first to any outstanding Advances made by the servicer, with respect to such receivable and then to the scheduled payment. To the extent that such collections on an Actuarial Receivable during a Collection Period exceed the outstanding Actuarial Advances and the scheduled payment on such Actuarial Receivable, the collections shall be applied to prepay the Actuarial Receivable in full. If the collections are insufficient to prepay the Actuarial Receivable in full, they generally shall be treated as Payaheads until such later Collection Period as such Payaheads may be transferred to the Collection Account and applied either to the scheduled payment or to prepay the Actuarial Receivable in full.

ADVANCES

     If so provided in the related prospectus supplement, to the extent the collections on an Actuarial Receivable for a Collection Period are less than the scheduled payment, the amount of Payaheads made on such Actuarial Receivable not previously applied, if any, with respect to such Actuarial Receivable shall be applied by the servicer to the extent of the shortfall. To, the extent of any remaining shortfall, the servicer will advance the Actuarial Advance. The servicer will be obligated to make an Actuarial Advance in respect of an Actuarial Receivable only to the extent that the servicer, in its sole discretion, expects to recoup the Actuarial Advance from the obligor, the Purchase Amount, Liquidation Proceeds or collections from other receivables in the related Receivables Pool. The servicer will deposit Actuarial Advances in the related collection account on or prior to the business day preceding the applicable Distribution Date. The servicer will be entitled to recoup its Actuarial Advances from subsequent payments by or on behalf of the obligor, collections of Liquidation Proceeds and payment of the Purchase Amount; or, upon the determination that reimbursement from the preceding sources is unlikely, will be entitled to recoup its Actuarial Advances from collections from other receivables in the related Receivables Pool.

     If so provided in the related prospectus supplement, on or before each applicable Distribution Date, the servicer shall deposit into the related Collection Account an amount equal to the Simple Interest Advance. If the Simple Interest Advance is a negative number, an amount equal to such amount shall be paid to the servicer in reimbursement of outstanding Simple Interest Advances. In addition, in the event that a Simple Interest Receivable becomes a Liquidated Receivable, the amount of accrued and unpaid interest thereon (but not including interest for the then current Collection Period) shall be withdrawn from the collection account and paid to the servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables.

     In the event that an obligor shall prepay a receivable in full, if the related contract did not require such obligor to pay a full month's interest for the month of prepayment, at the APR, generally the servicer will advance the amount of such interest. The servicer will not be entitled to recoup any such advance.

SERVICING COMPENSATION AND EXPENSES

     The servicer will be entitled to receive a servicing fee for each Collection Period equal to a specified percentage of the Pool Balance as of the first day of such Collection Period. The servicer also will be entitled to receive as a supplemental servicing fee for each Collection Period any late, prepayment, and other administrative fees and expenses collected during such Collection Period. If specified in the related prospectus supplement, the supplemental servicing fee will include net investment earnings on funds deposited in the trust accounts and other accounts with respect to the trust. The servicer will be paid the servicing fee and the supplemental servicing fee for each Collection Period on the applicable Distribution Date.

     The servicing fee and the supplemental servicing fee are intended to compensate the servicer for performing the functions of a third party servicer of the receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, reporting federal income tax information to obligors, paying costs of collections, and policing the collateral. The fees will also compensate the servicer for administering the particular receivables pool, including making advances, accounting for collections, furnishing monthly and annual statements to the related trustee and indenture trustee with respect to distributions, and generating federal income tax information for the trust. The fees also will reimburse the servicer for certain taxes, the fees of the related trustee and indenture trustee, accounting fees, outside auditor fees, data processing costs, and other costs incurred in connection with administering the applicable receivables.

DISTRIBUTIONS

     With respect to securities of each trust, beginning on the Distribution Date specified in the related prospectus supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of such securities entitled thereto will be made by the applicable trustee to the noteholders and the certificateholders of such trust. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of noteholders and all distributions to each class of certificateholders of such trust will be set forth in the related prospectus supplement.

     With respect to securities of each trust, on each Distribution Date, collections on the related receivables will be transferred from the collection account to the Note Payment Account, if any, and the certificate distribution account for distribution to noteholders, if any, and certificateholders to the extent provided in the related prospectus supplement. Credit enhancement, such as a reserve account, will be available to the related trust to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related prospectus supplement. As more fully described in the related prospectus supplement, distributions in respect of principal of a class of securities of a given trust will be subordinate to distributions in respect of interest on such class, and distributions in respect of one or more classes of certificates of such trust may be subordinate to payments in respect of notes of such trust or other classes of certificates of such trust.

     ALLOCATION OF COLLECTIONS ON RECEIVABLES. Distributions of principal on the securities of the trust may be based on the amount of principal collected or due and the amount of realized losses incurred in a Collection Period. On each Determination Date, the indenture trustee, if any, or, otherwise, the trustee, shall determine the amount in the collection account available to make payments or distributions to securityholders on the related Distribution Date. Such amount shall be allocated to the interest and principal portion of scheduled payments on the receivables in accordance with the servicer's customary servicing procedures and distributed as described in the related prospectus supplement, together with the statement described under "Certain Information Regarding the Securities C Reports to Securityholders."

CREDIT AND CASH FLOW ENHANCEMENT

     ANY FORM OF CREDIT ENHANCEMENT MAY BE LIMITED AND MAY ONLY APPLY TO CERTAIN CLASSES OF SECURITIES. The presence of a reserve account and other forms of credit enhancement for the benefit of any class or securities of the trust is intended to (1) enhance the likelihood of receipt by the securityholders of such class of the full amount of principal and interest due thereon and (2) decrease the likelihood that such securityholders will experience losses. The credit enhancement for a class of securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal amount and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers securities of more than one trust, securityholders of any such trust will be subject to the risk that such credit enhancement will be exhausted by the claims of securityholders of other trusts.

     SELLER MAY REPLACE CREDIT ENHANCEMENT WITH RATING CONFIRMATION. If so provided in the related prospectus supplement, the seller may replace the credit enhancement for any class of securities with another form of credit enhancement without the consent of securityholders, provided the applicable Rating Agencies confirm in writing that substitution will not result in the reduction or withdrawal of the rating of such class of securities or any other class of securities of the related trust.

     RESERVE ACCOUNT. If so provided in the related prospectus supplement, the reserve account will be funded by an initial deposit by the seller on the closing date in the amount set forth in the related prospectus supplement and, if the related trust has a Funding Period, will also be funded on each Subsequent Transfer Date to the extent described in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the reserve account will be increased on each Distribution Date thereafter up to the Specified Reserve Balance by the deposit therein of the amount of collections on the related receivables remaining on each such Distribution Date after the payment of all other required payments and distributions on such date. The related prospectus supplement will describe the circumstances and manner under which distributions may be made out of the reserve account, either to holders of the securities covered thereby or to the seller.

     SELLER MAY ASSIGN RIGHTS IN RESERVE ACCOUNT SUBJECT TO CONDITIONS. The seller may at any time, without consent of the securityholders, sell, transfer, convey or assign in any manner its rights to and interests in distributions from the reserve account provided that --

      -- the Rating Agencies confirm in writing that such action will not result in a reduction or withdrawal of the rating of any class of securities;

      -- the seller provides to the applicable trustee and any indenture trustee an opinion of counsel from independent counsel that such action will not cause the related trust to be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes; and

      -- such transferee or assignee agrees in writing to take positions for federal income tax purposes consistent with the federal income tax positions agreed to be taken by the seller.

NET DEPOSITS

     As an administrative convenience and for so long as certain conditions are satisfied (see "-- Collections" above), the servicer will be permitted to make the deposit of collections, aggregate Advances and Purchase Amounts for any trust for or with respect to the related Collection Period, net of distributions to the servicer as reimbursement of Advances or payment of fees to the servicer with respect to such Collection Period. Similarly, the servicer may cause to be made a single, net transfer from the collection account to any related payahead account, or vice versa. The servicer, however, will account to the trustee, any indenture trustee, the noteholders, if any, and the certificateholders with respect to each trust as if all deposits, distributions, and transfers were made individually.

STATEMENTS TO TRUSTEES AND TRUSTS

     Prior to each Distribution Date with respect to securities of each trust, the servicer will provide to the applicable indenture trustee, if any, and the applicable trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to securityholders of such trust described under "Certain Information Regarding the Securities -- Reports to Securityholders."

EVIDENCE AS TO COMPLIANCE

     Each sale and servicing agreement will provide that a firm of independent certified public accountants will furnish to the related trust and indenture trustee or trustee, as applicable, annually a statement as to compliance by the servicer during the preceding twelve months (or, in the case of the first such certificate, from the applicable closing date) with certain standards relating to the servicing of the applicable receivables, the servicer's accounting records and computer files with respect thereto and certain other matters.

     Each sale and servicing agreement will also provide for delivery to the related trust and indenture trustee or trustee, as applicable, substantially simultaneously with the delivery of such accountants' statement referred to above, of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under the sale and servicing agreement throughout the preceding twelve months (or, in the case of the first such certificate, from the closing date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The servicer has agreed to give each indenture trustee and each trustee notice of certain Events of Servicing Termination under the related sale and servicing agreement.

     Copies of such statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable trustee.

CERTAIN MATTERS REGARDING THE SERVICER

     Each sale and servicing agreement will provide that Ford Credit may not resign from its obligations and duties as servicer thereunder, except upon determination that Ford Credit's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related indenture trustee or trustee, as applicable, or a successor servicer has assumed Ford Credit's servicing obligations and duties under such sale and servicing agreement.

     Each sale and servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related trust or the related noteholders or certificateholders for taking any action or for refraining from taking any action under such sale and servicing agreement or for errors in judgment; except that neither the servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each sale and servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer's servicing responsibilities under such sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of a particular sale and servicing agreement, the rights and duties of the parties thereto, and the interests of the related securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs, and liabilities of the servicer, and the servicer will not be entitled to be reimbursed therefor.

     Under the circumstances specified in each sale and servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, with respect to its obligations as servicer, any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by Ford Motor Company, which corporation or other entity in each of the foregoing cases assumes the obligations of the servicer, will be the successor of the servicer under such sale and servicing agreement. For as long as Ford Credit is the servicer, it may at any time subcontract substantially all of its duties as servicer under a particular sale and servicing agreement to any corporation more than 50% of the voting stock of which is owned, directly or indirectly, by Ford Motor Company and the servicer may at any time perform certain specific duties as servicer through other subcontractors.

RIGHTS UPON EVENT OF SERVICING TERMINATION

     As long as an Event of Servicing Termination under a sale and servicing agreement remains unremedied, the related indenture trustee or holders of not less than a majority of the principal amount of such notes then outstanding may terminate all the rights and obligations of the servicer under such sale and servicing agreement, whereupon such indenture trustee or a successor servicer appointed by such indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under such sale and servicing agreement and will be entitled to similar compensation arrangements. When all of the notes have been paid in full, the certificateholders will succeed to the rights of the noteholders to terminate and replace the servicer.

     If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no Event of Servicing Termination other than such appointment has occurred, such trustee or official may have the power to prevent such indenture trustee, such noteholders, the trustee or such certificateholders from effecting a transfer of servicing. In the event that such indenture trustee or trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables. Such indenture trustee or trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the servicer under such sale and servicing agreement.

WAIVER OF PAST EVENTS OF SERVICING TERMINATION

     The holders of not less than a majority of the principal amount of the then outstanding notes of the related trust (or the holders of not less than a majority of the outstanding Certificate Balance, in the case of any Event of Servicing Termination which does not adversely affect the related indenture trustee or such noteholders) may, on behalf of all such noteholders and certificateholders, waive any Event of Servicing Termination under the related sale and servicing agreement and its consequences, except an Event of Servicing Termination consisting of a failure to make any required deposits to or payments from any of the trust accounts or to the certificate distribution account in accordance with such sale and servicing agreement.

AMENDMENT

     The parties to each of the Receivables Transfer and Servicing Agreements may amend such agreements without the consent of the related securityholders, to add any provisions to or change or eliminate any of the provisions of such Receivables Transfer and Servicing Agreements or modify the rights of such noteholders or certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the related trustee or indenture trustee, as applicable, materially and adversely affect the interest of any such noteholder or certificateholder and provided that an opinion of counsel as to certain tax matters is delivered if required. The Receivables Transfer and Servicing Agreements may also be amended by the seller, the servicer, the related trustee and any related indenture trustee with the consent of the holders of notes evidencing not less than a majority in principal amount of the then outstanding notes of the related trust and the holders of the certificates of such trust evidencing not less than a majority of the Certificate Balance of such certificates then outstanding, to add any provisions to or change or eliminate any of the provisions of such Receivables Transfer and Servicing Agreements or modify the rights of such noteholders or certificateholders; provided, however, that no such amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of such noteholders or certificateholders or change any Note Interest Rate or Certificate Rate or the amount required to be on deposit in the Reserve Account, if any, or (2) reduce the aforesaid percentage of the notes or certificates of such trust which are required to consent to any such amendment, without the consent of the holders of all the outstanding notes or certificates, as the case may be, of such trust; and provided that an opinion of counsel as to certain tax matters is delivered if required.

INSOLVENCY EVENT OR DISSOLUTION

     If an Insolvency Event or a dissolution occurs with respect to the seller or the General Partner, the related receivables will be liquidated and the trust will be terminated 90 days after the date of such Insolvency Event or dissolution, unless, before the end of such 90-day period --

      --  the related trustee shall have received written instructions from --

         -- the noteholders (other than the seller) of each class of notes of such trust representing not less than a majority of the aggregate unpaid principal amount of such class of notes and the right to receive interest thereon;

         -- the certificateholders (other than the seller) of certificates of such trust representing not less than a majority of the aggregate Certificate Balance of all such certificates and the right to receive interest thereon;

         -- not less than a majority of the holders (other than the seller) of certain interests in any reserve account with respect to the trust;

         -- not less than a majority of the holders (other than the seller) of certificates representing interests in, or indebtedness secured by, final scheduled payments with respect to the Final Payment Receivables, if any, initially retained by the seller and subsequently added to the trust and the right to receive interest thereon; and

         -- any other person specified in the related prospectus supplement, to the effect that each such party disapproves of the liquidation of such receivables and termination of the trust; and

      --  in connection therewith, the related trustee --

         -- appoints an entity acceptable to Ford Credit to acquire an interest in the trust and to act as a substitute "general partner" for federal income tax purposes; and

         -- obtains an opinion of counsel that the trust will thereafter not be classified as an association taxable as a corporation for federal income tax and applicable state tax purposes.

     Promptly after the occurrence of an Insolvency Event or a dissolution with respect to the seller or the General Partner, notice thereof is required to be given to such noteholders, certificateholders, holders of interests in any reserve account, holders of Final Payment Securities and any such other person; provided that any failure to give such required notice will not prevent or delay termination of the trust. Upon termination of any trust, the related trustee shall, or shall direct the related indenture trustee to, promptly sell the assets of the trust (other than the trust accounts and the certificate distribution account) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the receivables of the trust will be treated as collections on such receivables and deposited in the related collection account. With respect to any trust, if the proceeds from the liquidation of the related receivables and any amounts on deposit in the reserve account, the payahead account, the note payment account and the certificate distribution account are not sufficient to pay the notes and the certificates of such trust in full, the amount of principal returned to noteholders and certificateholders thereof will be reduced and some or all of such noteholders and/or certificateholders will incur a loss.

     Each trust agreement will provide that the applicable trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related trust without the unanimous prior approval of all certificateholders (including the seller, the servicer or their affiliates) of the trust and the delivery to the trustee by each such certificateholder (including the seller, the servicer or their affiliates) of a certificate certifying that such certificateholder reasonably believes that the trust is insolvent.

PAYMENT OF NOTES

     Upon the payment in full of all outstanding notes of a given trust and the satisfaction and discharge of the related indenture, the related trustee will succeed to all the rights of the indenture trustee, and the certificateholders of such trust will succeed to all the rights of the noteholders of such trust, under the related sale and servicing agreement, except as otherwise provided therein.

TERMINATION

     With respect to each trust, the obligations of the servicer, the seller, the related trustee and the related indenture trustee under the Receivables Transfer and Servicing Agreements will terminate upon the earlier of (1) the maturity or other liquidation of the last related receivable and the disposition of any amounts received upon liquidation of any such remaining receivables, (2) the payment to noteholders and certificateholders of the related trust of all amounts required to be paid to them under the Receivables Transfer and Servicing Agreements and (3) the occurrence of either event described below.

     In order to avoid excessive administrative expense, the servicer will be permitted at its option to purchase from each trust as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the receivables held by the trust is 10% or less of the Initial Pool Balance, all remaining related receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period.

     If and to the extent provided in the related prospectus supplement with respect to the trust, the applicable trustee will, within ten days following a Distribution Date as of which the Pool Balance is equal to or less than the percentage of the Initial Pool Balance specified in the related prospectus supplement, solicit bids for the purchase of the receivables remaining in the trust in the manner and subject to the terms and conditions set forth in such prospectus supplement. If the applicable trustee receives satisfactory bids as described in such prospectus supplement, then the receivables remaining in the trust will be sold to the highest bidder.

     As more fully described in the related prospectus supplement, any outstanding notes of the related trust will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related certificateholders of all amounts required to be distributed to them under the applicable trust agreement will effect early retirement of the certificates of such trust.

ADMINISTRATION AGREEMENT

     Ford Credit, will be the administrator of each trust and will agree, to the extent provided in an administration agreement, to provide the notices and certain reports and to perform other administrative obligations required by the related indenture. The administrator will be entitled to a periodic administration fee which will be paid by the seller as compensation for the performance of the administrator's obligations under the applicable administration agreement and as reimbursement for its expenses related thereto.

            SOME IMPORTANT LEGAL ISSUES RELATING TO THE RECEIVABLES

SECURITY INTERESTS IN VEHICLES

     In all states in which the receivables have been originated, retail installment sale contracts such as the receivables evidence the credit sale of automobiles and light trucks by dealers to obligors; the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the Uniform Commercial Code. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states in which the receivables have been originated, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title. Each receivable prohibits the sale or transfer of the Financed Vehicle without Ford Credit's consent.

     With respect to each trust, under the related purchase agreement, Ford Credit will assign its security interests in the financed vehicles securing the related receivables to the seller. Under the related sale and servicing agreement, the seller will assign its security interests in the financed vehicles securing the related receivables to the trust. However, because of the administrative burden and expense, the servicer, the seller and the trust will not amend any certificate of title to identify the trust as the new secured party on the certificates of title relating to the financed vehicles. Also, the servicer will continue to hold any certificates of title relating to the financed vehicles in its possession as custodian for the trust under the related sale and servicing agreement. See "Description of the Receivables Transfer and Servicing Agreements -- Sale and Assignment of Receivables."

     In most states, assignments such as those under the purchase agreement and the sale and servicing agreement relating to each trust together with a perfected security interest in the chattel paper are an effective conveyance of a security interest in the vehicles subject to the chattel paper without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In the absence of fraud or forgery by the vehicle owner or the servicer or administrative error by state or local agencies, the notation of Ford Credit's lien on the certificates of title will be sufficient to protect the trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any financed vehicles as to which Ford Credit failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests. Such a failure would constitute a breach of Ford Credit's warranties under the related purchase agreement and of the seller's warranties under the related sale and servicing agreement and would create an obligation of Ford Credit under such purchase agreement and of the seller under such sale and servicing agreement to purchase the related receivable if such breach shall materially adversely affect the interest of the trust in such receivable and if such failure or breach shall not have been cured by the last day of the second (or, if the seller elects, the first) month following the discovery by or notice to the seller of such breach. By not identifying the trust as the secured party on the certificate of title, that trust's interest in the chattel paper may not have the benefit of the security interest in the Financed Vehicle in all states or such security interest could be defeated through fraud or negligence. The seller will assign its rights under each purchase agreement to the related trust. If the trust does not have a perfected security interest in a Financed Vehicle, its ability to realize on such Financed Vehicle in the event of a default may be adversely affected.

     Under the laws of most states, the perfected security interest in a vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle; accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle, or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing receivables, Ford Credit takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, Ford Credit must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under each sale and servicing agreement, the servicer will be obligated to take appropriate steps, at the servicer's expense, to maintain perfection of security interests in the financed vehicles.

     Under the laws of most states, liens for repairs performed on a motor vehicle and liens for certain unpaid taxes take priority over even a perfected security interest in a Financed Vehicle. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. Federal law and the laws of certain states permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle. With respect to each trust, Ford Credit will represent to the seller and the seller will represent to the trust that each security interest in a Financed Vehicle is or will be prior to all other present liens (other than tax liens and liens that arise by operation of law) upon and security interests in such Financed Vehicle. However, liens for repairs or taxes, or the confiscation of a Financed Vehicle, could arise or occur at any time during the term of a receivable. No notice will be given to the applicable trustee or certificateholders and any indenture trustee or noteholders, if any, in the event such a lien arises or confiscation occurs. Neither the seller nor the servicer will have any obligation to repurchase a receivable as to which any of the aforementioned occurrences result in the trust losing the priority of its security interest or its security interest in such Financed Vehicle after the closing date with respect to an Initial Receivable or after the applicable Subsequent Transfer Date with respect to a Subsequent Receivable.

REPOSSESSION

     In the event of default by vehicle purchasers, the holder of the retail installment sale contract has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. The Uniform Commercial Code remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is the method employed by Ford Credit in the majority of instances in which a default occurs and is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

     In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

     The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for this sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments or the unpaid balance. Repossessed vehicles are generally resold by Ford Credit through automobile auctions which are attended principally by dealers.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds of resale of the repossessed vehicles generally will be applied to the expenses of resale and repossession and then to the satisfaction of the indebtedness of the obligor on the receivable. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

     Occasionally, after resale of a vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the lender to remit the surplus to any holder of any lien with respect to the vehicle or if no such lienholder exists or there are remaining funds, the Uniform Commercial Code requires the lender to remit the surplus to the former obligor.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts, retail installment sales acts, and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. The requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the receivables.

     The so-called holder-in-due-course rule of the Federal Trade Commission, also known as the FTC rule, the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other state statutes, or the common law in certain states, has the effect of subjecting a seller (and certain related lenders and their assignees) in a consumer credit transaction and any assignee of the seller to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

     Most of the receivables will be subject to the requirements of the FTC rule. Accordingly, each trust, as holder of the related receivables, will be subject to any claims or defenses that the purchaser of the Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if an Odometer Disclosure Statement was not provided to the purchaser of the related financed vehicle, the obligor may be able to assert a defense against the seller of the vehicle. If an obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of Ford Credit's and the seller's representations and warranties under the related purchase agreement and the related sale and servicing agreement and would create an obligation of Ford Credit and the seller to repurchase the receivable unless the breach is cured. See "Description of the Receivables Transfer and Servicing Agreements -- Sale and Assignment of the Receivables."

     Courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, obligors have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

     Ford Credit and the seller will warrant under each purchase agreement and the applicable sale and servicing agreement that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the trust for violation of any law and such claim materially and adversely affects the trust's interest in a receivable, such violation would constitute a breach of warranty under the related purchase agreement and the related sale and servicing agreement and would create an obligation of Ford Credit and the seller to repurchase the receivable unless the breach is cured. See "Description of the Receivables Transfer and Servicing Agreements -- Sale and Assignment of the Receivables."

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

TRANSFERS OF VEHICLES

     The receivables prohibit the sale or transfer of the vehicle securing a receivable without Ford Credit's consent and, except those originated in Ohio and Wisconsin, permit Ford Credit to accelerate the maturity of the receivable upon a sale or transfer without its consent. The servicer does not intend to consent to any sale or transfer and intends to require prepayment of the receivable. The servicer may enter into a transfer of equity agreement with the secondary purchaser for the purpose of effecting the transfer of the Financed Vehicle.

                                  TAX MATTERS

     The following is a general summary of certain federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates of a trust. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of noteholders or certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or IRS rulings on similar transactions involving both debt instruments and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates of any trust.

     The following summary is based upon current provisions of the Tax Code, the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each trust will be provided with an opinion of Special Tax Counsel to each trust specified in the related prospectus supplement regarding certain federal income tax matters discussed below. An opinion of Special Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer to each trust and the notes, certificates and related terms, parties and documents applicable to the trust.

SCOPE OF THE TAX OPINIONS

     It is expected that Special Tax Counsel will, upon issuance of notes and/or certificates of the trust, deliver its opinion that the applicable trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

     In addition, Special Tax Counsel will render its opinion that it has prepared or reviewed the statements in this prospectus and in the related prospectus supplement under the heading "Summary -- Tax Status" as they relate to federal income tax matters and under the heading "Tax Matters," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of the trust as a partnership for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor's specific tax circumstances that would be provided by an investor's own tax adviser. Accordingly, each investor is advised to consult its own tax advisers with regard to the tax consequences to it of investing in the notes and/or certificates.

                              ERISA CONSIDERATIONS

     ERISA and the Tax Code impose certain requirements on Plans and on persons who are fiduciaries of Plans. In accordance with ERISA's general fiduciary standards, before investing in securities, a Plan fiduciary should determine, among other factors, whether the investment:

      --  is permitted under the governing Plan;

      -- is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio; and

      --  is prudent considering the factors discussed in this prospectus.

     ERISA and the Tax Code prohibit some transactions involving assets of a Plan and persons who are "parties in interest" under ERISA or "disqualified persons" under the Tax Code. Prohibited transactions may generate excise taxes and other liabilities.

     A fiduciary of any Plan should carefully review with its legal and other advisors whether the purchase or holding of any securities of a trust could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Tax Code, and should refer to "ERISA Considerations" in the related prospectus supplement regarding any restrictions on the purchase and/or holding of the securities offered thereby.

PROHIBITED TRANSACTION CONSIDERATIONS

     Whether or not an investment in the notes or the certificates will give rise to a transaction prohibited or otherwise impermissible under ERISA or the Tax Code will depend on the structure of the trust.

     Certain transactions involving a trust might be deemed to constitute prohibited transactions under ERISA and the Tax Code if assets of the trust were deemed to be assets of a Plan investing in securities issued by the trust. Under the Plan Assets Regulation issued by the DOL, the assets of the trust would be treated as plan assets of a Plan for purposes of ERISA and the Tax Code if the Plan acquires an "equity interest" in the trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Under the Plan Assets Regulation, if a Plan invests in an "equity interest" of an entity that is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment

Company Act of 1940, the Plan's assets are deemed to include both the equity interest itself and an undivided interest in each of the entity's underlying assets, unless it is established that the entity is an "operating company" or that equity participation by "benefit plan investors" is not "significant."

     Equity participation in an entity by Benefit Plan Investors is "significant" on any date if the 25% Limitation is met.

     The certificates will most likely be deemed Equity Interests for purposes of ERISA. It should be noted, however, as discussed below, that the purchase of notes by a Plan may also give rise to potential prohibited transactions, and all prospective investors should review the discussion in this prospectus with their legal advisors.

INVESTMENT IN NOTES

     The seller believes that the notes of any trust should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. (If provided in the prospectus supplement that notes of any class are not to be treated as indebtedness for ERISA purposes, the discussion in "-- The Certificates" below will apply to any such class of notes.) However, without regard to whether the notes of the trust are treated as an Equity Interest for such purposes, the acquisition or holding of such notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the applicable trust, trustee, indenture trustee, any holder of the certificates of such trust or any of their respective affiliates, is or becomes a Party in Interest or a Disqualified Person with respect to such Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the Plan fiduciary making the decision to acquire a note. Included among these exemptions are PTCE 90-1, PTCE 95-60, PTCE 91-38, PTCE 96-23, and PTCE 84-14. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

INVESTMENT IN CERTIFICATES

     The certificates will most likely be treated as Equity Interests under the Plan Assets Regulation. Accordingly, if equity participation in the certificates by Benefit Plan Investors is "significant" within the meaning of the Plan Asset Regulation, the assets of the trust could be deemed to be the assets of Plans investing in the certificates. In such event, such assets, transactions involving such assets and the persons with authority or control over and otherwise providing services with respect to such assets would be subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and of the Tax Code and there is no assurance that any statutory or administrative exemption from the application of such rules would be available.

     In addition, investors other than Plan investors should be aware that a prohibited transaction could be deemed to occur if any holder of the certificates or any of their respective affiliates, is or becomes a Party in Interest or a Disqualified Person with respect to any Plan that purchases and holds the related notes without being covered by one or more of the exemptions described above in "The Notes."

SPECIAL CONSIDERATIONS APPLICABLE TO INSURANCE COMPANY GENERAL ACCOUNTS

     The Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Tax Code. Under Section 401(c), the Department of Labor is required to issue general account regulations with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The general account regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Tax Code. Section 401(c) also provides that, except in the case of avoidance of the general account regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the general account regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Tax Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the assets of any Plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account. Plan investors considering the purchase of securities on behalf of an insurance company general account should consult their legal advisors regarding the effect of the general account regulations on such purchase.

     As of the date hereof, the DOL has issued proposed regulations under
Section 401(c). It should be noted that if the general account regulations are adopted substantially in the form in which proposed, the general account regulations may not exempt the assets of insurance company general accounts from treatment as "plan assets" after December 31, 1998. The general account regulations should not, however, adversely affect the applicability of PTCE 95-60.

PLANS NOT SUBJECT TO ERISA OR THE TAX CODE

     Certain employee benefit plans, such as governmental plans and certain church plans (each of which is defined in ERISA) are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Tax Code. Accordingly, assets of such plans may, subject to the provisions of any other applicable federal and state law, be invested in securities of any trust without regard to the factors described in this prospectus and under "ERISA Considerations" in the related prospectus supplement. It should be noted, however, that any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Tax Code is subject to the prohibited transaction rules set forth in Section 503 of the Tax Code.

GENERAL INVESTMENT CONSIDERATIONS

     Prospective investors who are Plan investors should consult with their legal advisors concerning the impact of ERISA and the Tax Code and the potential consequences of making an investment in any securities of the trust with respect to such investors' specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations, whether the fiduciary has the authority to make the investment; the composition of the Plan's portfolio with respect to diversification by type of asset; the Plan's funding objectives; the tax effects of the investment; and whether under the general fiduciary standards of investment prudence and diversification an investment in any securities of the trust is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                              PLAN OF DISTRIBUTION

     The seller will agree to cause the related trust to sell to the underwriters named in the related prospectus supplement the notes and certificates of the trust that the seller agrees to sell in an underwriting agreement. Each of the underwriters will severally agree to purchase the principal amount of each class of notes and certificates of the related trust set forth in the related prospectus supplement and the underwriting agreement.

     Each prospectus supplement (or supplemental prospectus supplement, as described below) will either --

      -- set forth the price at which each class of notes and certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such notes and certificates; or

      -- specify that the related notes and certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such notes and certificates, such public offering prices and such concessions may be changed. Each prospectus supplement, together with a supplemental prospectus supplement, may also be used by Ford Credit or another affiliate for the sale of a specified class of notes or certificates originally purchased from the seller by Ford Credit.

     The seller and Ford Credit will indemnify the underwriters of securities purchased from the seller against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof. Ford Credit will indemnify the underwriters of securities purchased from Ford Credit against certain civil liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

     Each trust may, from time to time, invest the funds in its trust accounts in Permitted Investments acquired from such underwriters or from the seller.

     Under each underwriting agreement with respect to a given trust, the closing of the sale of any class of securities subject to such underwriting agreement will be conditioned on the closing of the sale of all other such classes of securities of that trust.

     The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

                                 LEGAL OPINIONS

     Certain legal matters relating to the securities of any trust will be passed upon for the related trust, the seller and the servicer by Hurley D. Smith, Esq., Secretary and Corporate Counsel of the servicer, or other counsel satisfactory to the underwriters. Certain Michigan state tax and other matters will be passed upon for each trust by Hurley D. Smith, Esq., Secretary and Corporate Counsel of the servicer, or other counsel to the servicer acceptable to the underwriters. Mr. Smith is a full-time employee of Ford Credit and owns and holds options to purchase shares of Common Stock of Ford Motor Company.

                      WHERE YOU CAN FIND MORE INFORMATION

     The seller, as originator of each trust, has filed with the SEC a
Registration Statement, Registration No.   -     under the Securities Act, with
respect to the notes and the certificates offered by this prospectus. You may read and copy any notices, reports, statements or other information that any of the trust, the servicer, the seller or Ford Motor Company has filed or causes to be filed and obtain copies of the Registration Statement at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, may be viewed. The Internet address of such World

Wide Web site is http://www.sec.gov. You may obtain more information on the operation of the Public Room by calling the SEC at 1-800-SEC-0330. You may also obtain more information about the Ford Motor Company and Ford Credit on the World Wide Web. The respective Internet addresses of such World Wide Web sites are http://www.Ford.com and http://www.FordCredit.com.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by each trust under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference in this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     The seller will provide without charge to each person, including any beneficial owner of securities, to whom a copy of this prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Ford Motor Credit Company, c/o Secretary, The American Road, Dearborn, Michigan 48121 (Telephone: (313) 322-3000).

                      GLOSSARY OF TERMS FOR THE PROSPECTUS

     Set forth below is a list of the defined terms used in this prospectus. The terms appear in bold faced type whenever used.

     "25% LIMITATION" means that immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interest in the entity is held by Benefit Plan Investors.

     "ACTUARIAL ADVANCE" means an advance on an Actuarial Receivable made by the servicer, in its sole discretion, for a deficiency in a scheduled payment as of the last day of a Collection Period.

     "ACTUARIAL RECEIVABLE" means a receivable that provides for amortization of the loan over a series of fixed level payment monthly installments where each monthly installment, including the monthly installment representing the final payment on the receivable, consists of an amount of interest equal to 1/12 of the loan APR multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly installment.

     "ADVANCES" means, collectively, Actuarial Advances and Simple Interest Advances.

     "ADMINISTRATOR" means Ford Credit, in its capacity as administrator of the trust under an administration agreement.

     "APR" means, with respect to a receivable, its annual percentage rate and with respect to the Receivables Pool, the weighted average annual percentage rate of all of the receivables in that pool.

     "BASE RATE" means, with respect to Floating Rate Securities, an interest rate basis upon which a Spread is applied to calculate the interest rate of the Floating Rate Securities for a particular period.

     "BASIC DOCUMENTS" means the applicable trust agreement, purchase agreement, sale and servicing agreement, indenture, administration agreement, control agreement and certain other related documents.

     "BENEFIT PLAN INVESTOR" means any:

      -- "employee benefit plans" (as defined in Section 3(3) of ERISA including without limitation governmental plans, foreign pension plans and church plans;

      -- "plans" described in Section 4975(e)(1) of the Tax Code, including individual retirement accounts and Keogh plans; or

      -- entities whose underlying assets include plan assets by reason of a plan's investment in such entity, including without limitation, as applicable, an insurance company general account.

     "BOOK-ENTRY SECURITIES" means the notes and certificates that are held in the U.S. through DTC and in Europe through Cedelbank or Euroclear.

     "CALCULATION AGENT" means, for each trust that issues Floating Rate Securities, that calculation agent appointed to calculate interest rates on each class of Floating Rate Securities issued by the trust.

     "CALCULATION DATE" means:

     (1) with respect to any CD Rate Determination Date, any Commercial Paper Rate Determination Date or any Treasury Rate Determination Date, the first to occur of:

          -- the tenth calendar day after the respective determination date or, if it is not a business day, the next business day, or

          -- the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date; and

     (2) with respect to any Federal Funds Rate Determination Date, the next business day.

     "CD RATE" for each Interest Reset Period shall be the rate as of the CD Rate Determination Date for negotiable certificates of deposit having the Index Maturity designated in the applicable prospectus supplement as published in H.15(519) under the heading "CDs (Secondary Market)." If such rate is not published on or before 3:00 p.m., New York City time on the Calculation Date, then the CD Rate shall be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable prospectus supplement as published in Composite Quotations under the heading "Certificates of Deposit." If such rate is not published in either H.15(519) or Composite Quotations on or before 3:00 p.m., New York City time on such Calculation Date, then the CD Rate will be calculated by the Calculation Agent for such CD Rate Security from the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers selected by the Calculation Agent for such CD Rate Security in negotiable U.S. dollar certificates of deposit in The City of New York for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related prospectus supplement in a denomination of $5,000,000; provided, however, that if the dealers selected by the Calculation Agent are not quoting offered rates, the CD Rate for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period.

     "CD RATE DETERMINATION DATE" means the second business day prior to the Interest Reset Date for the related Interest Reset Period.

     "CD RATE SECURITY" means a Floating Rate Security designated in the applicable prospectus supplement with a Base Rate equal to the CD Rate.

     "CEDELBANK" means Cedelbank, societe anonyme, a professional depository under the laws of Luxembourg.

     "CEDELBANK CUSTOMER" means a participating organization of Cedelbank.

     "CERTIFICATE BALANCE" means with respect to each class of certificates and as the context so requires, (i) with respect to all certificates of such class, an amount equal to, initially, the initial Certificate Balance of such class of certificates and, thereafter, an amount equal to the initial Certificate Balance of such class of certificates, reduced by all amounts distributed to certificateholders of such class of certificates and allocable to principal or
(ii) with respect to any certificate of such class, an amount equal to, initially, the initial denomination of such certificate and, thereafter, an amount equal to such initial denomination, reduced by all amounts distributed in respect of such certificate and allocable to principal.

     "CERTIFICATE RATE" with respect to each class of certificates, the rate specified in the prospectus supplement at which interest may accrue.

     "CLOSING DATE" means the date specified in the prospectus supplement on which the seller will sell and transfer the Initial Receivables to the trust.

     "COLLECTION PERIOD" means with respect to securities of each trust, the collection period specified in the related prospectus supplement during which all payments on the related receivables are received from obligors and all proceeds of the related receivables are collected.

     "COMMERCIAL PAPER RATE" for each Interest Reset Period shall be the Money Market Yield on the Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable prospectus supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper." If such rate is not published on or before 3:00 p.m., New York City time on the Calculation Date, then the Commercial Paper Rate will be the Money Market Yield of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper." If such rate is not published in either H.15(519) or Composite Quotations on or before 3:00 p.m., New York City time on such Calculation Date, then the Commercial Paper Rate shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date, of three leading dealers of commercial paper selected by the Calculation Agent for such Commercial Paper Rate Security in The City of New York for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected by the Calculation Agent are not quoting offered rates, the Commercial Paper Rate for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period.

     "COMMERCIAL PAPER RATE DETERMINATION DATE" means the second business day prior to the Interest Reset Date for the related Interest Reset Period.

     "COMMERCIAL PAPER RATE SECURITY" means a Floating Rate Security designated in the applicable prospectus supplement with a Base Rate equal to the Commercial Paper Rate.

     "COMPOSITE QUOTATIONS" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.

     "CUTOFF DATE" means the "Cutoff Date" specified in the applicable prospectus supplement.

     "DEFINITIVE CERTIFICATES" means with respect to any class of certificates issued in book-entry form, such certificates issued in fully registered, certificated form to certificateholders or their respective nominees, rather than to DTC or its nominee.

     "DEFINITIVE NOTES" means with respect to any class of notes issued in book-entry form, such notes issued in fully registered, certificated form to noteholders or their respective nominees, rather than to DTC or its nominee.

     "DEFINITIVE SECURITIES" means collectively, the Definitive Notes and the Definitive Certificates.

     "DETERMINATION DATE" means the business day before each Distribution Date.

     "DISTRIBUTION DATE" means the dates specified in each related prospectus supplement for the payment of principal of and interest on the securities.

     "DOL" means the United States Department of Labor.

     "DTC" means The Depository Trust Company and any successor depository selected by the trust.

     "ELIGIBLE DEPOSIT ACCOUNT" means either --

          --  a segregated account with an Eligible Institution; or

          -- a segregated trust account with the corporate trust department of a depository institution organized under the laws of the U. S. or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

     "ELIGIBLE INSTITUTION" means, with respect to securities of the trust --

          -- the corporate trust department of the related indenture trustee or the related trustee, as applicable; or

          -- a depository institution organized under the laws of the U. S. or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (1) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (2) whose deposits are insured by the FDIC.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EUROCLEAR", a professional depository operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation.

     "EVENTS OF DEFAULT" under the related indenture will consist of:

          -- a default for five days or more in the payment of any interest on any such note, except that a default in the payment of interest on a subordinated class of notes may not constitute an "Event of Default" until the more senior class or classes of notes have been paid in full;

          -- a default in the payment of the principal of or any installment of the principal of any such note when the same becomes due and payable;

          -- a default in the observance or performance of any material covenant or agreement of the applicable trust made in the related indenture and the continuation of any such default for a period of 60 days after notice thereof is given to the trust by the applicable indenture trustee or to the trust and such indenture trustee by the holders of at least 25% in principal amount of such notes then outstanding;

          -- any representation or warranty made by the trust in the related indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to the trust by the applicable indenture trustee or to the trust and such indenture trustee by the holders of at least 25% in principal amount of such notes then outstanding;

          -- certain events of bankruptcy, insolvency, receivership or liquidation of the applicable trust; or

          -- such other events, if any, set forth in the related prospectus supplement.

     The amount of principal required to be paid to noteholders of such trust under the related indenture, however, generally will be limited to amounts available to be deposited in the applicable note payment account. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default under the indenture until the final scheduled Distribution Date for such class of notes.

     "EVENTS OF SERVICING TERMINATION" under each sale and servicing agreement will consist of:

          -- any failure by the servicer or the seller, as the case may be, to deliver to the applicable trustee for distribution to the securityholders of the related trust or for deposit in any of the trust accounts or the certificate distribution account any required payment, which failure continues unremedied for three business days after written notice from the applicable trustee is received by the servicer or the seller, as the case may be, or after discovery by an officer of the servicer or the seller, as the case may be;

          -- any failure by the servicer or the seller, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in such sale and servicing agreement, which failure materially and adversely affects the rights of the noteholders or the certificateholders of the related trust and which continues unremedied for 90 days after the giving of written notice of such failure (A) to the servicer or the seller, as the case may be, by the applicable trustee or (B) to the servicer or the seller, as the case may be, and to the applicable trustee by holders of notes or certificates of such trust, as applicable, of not less than 25% in principal amount of such outstanding notes or of such Certificate Balance;

          -- the occurrence of an Insolvency Event with respect to the servicer or the seller; and

          -- such other events, if any, set forth in the related prospectus supplement.

     "FEDERAL FUNDS RATE" for each Interest Reset Period shall be the effective rate on the Federal Funds Rate Determination Date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." If such rate is not published on or before 3:00 p.m., New York City time on the Calculation Date, then the Federal Funds Rate shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not published in either H.15(519) or Composite Quotations on or before 3:00 p.m., New York City time on such Calculation Date, then the Federal Funds Rate shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York on or before 3:00 p.m., New York City time on such Calculation Date, the Federal Funds Rate for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period. In the case of a Federal Funds Rate Security that resets daily, the interest rate on such prospectus supplement for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such prospectus supplement on such second Monday (or, if not a business day, on the next succeeding business day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

     "FEDERAL FUNDS RATE DETERMINATION DATE" means the Interest Reset Date for the related Interest Reset Period.

     "FEDERAL FUNDS RATE SECURITY" means a Floating Rate Security designated in the applicable prospectus supplement with a Base Rate equal to the Federal Funds Rate.

     "FINAL PAYMENT RECEIVABLES" are monthly payment receivables secured by new or used automobiles or light trucks with a final scheduled payment which is greater than the scheduled monthly payments. A Final Payment Receivable provides for amortization of the loan over a series of fixed level payment monthly installments like an Actuarial Receivable or a Simple Interest Receivable, but also requires a final scheduled payment due after payment of such monthly installments which may be satisfied by --

          --  payment in full in cash of such amount;

          -- transfer of the vehicle to Ford Credit provided certain conditions are satisfied; or

          -- refinancing the final scheduled payment in accordance with certain conditions.

     "FINAL PAYMENT SECURITIES" indebtedness secured by, final scheduled payments with respect to the Final Payment Receivables, if any, initially retained by the seller and subsequently added to the trust.

     "FIXED RATE SECURITIES" means securities (other than certain classes of Strip Notes or Strip Certificates) which bear interest at a fixed rate per annum.

     "FLOATING RATE SECURITIES" securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a variable or adjustable rate per annum.

     "FORD CREDIT" means Ford Motor Credit Company.

     "FUNDING PERIOD" the period specified in the related prospectus supplement during which the seller will sell any Subsequent Receivables to the trust, which period may be as frequently as daily.

     "GENERAL PARTNER" means Ford Credit Auto Receivables Two, Inc., a Delaware corporation, the general partner of the seller.

     "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System.

     "INDEX MATURITY" for any class of Floating Rate Securities means the period of maturity of the instrument or obligation from which the Base Rate is calculated.

     "INITIAL POOL BALANCE" means the Pool Balance on the related Closing Date, as described in the related prospectus supplement.

     "INITIAL RECEIVABLES" means the receivables the seller will sell or transfer to the trust on the Closing Date specified in the related prospectus supplement having an aggregate principal balance described in the related prospectus supplement as of the date specified.

     "INSOLVENCY EVENT" means, with respect to any entity, any of the following events or actions:

          --  certain events of insolvency,

          --  readjustment of debt,

          -- marshalling of assets and liabilities or similar proceedings with respect to such entity, and

          -- certain actions by such entity indicating its insolvency, reorganization by means of bankruptcy proceedings or inability to pay its obligations.

     "INTEREST RESET DATE" means the first day of the applicable Interest Reset Period, or such other day as may be specified in the related prospectus supplement with respect to a class of Floating Rate Securities.

     "INTEREST RESET PERIOD" means with respect to any class of Floating Rate Securities, each period for which interest is accrued, as defined in the related prospectus supplement

     "LIBOR" with respect to the London Inter-Bank Offering Rate indexed to the offered rates for U.S. dollar deposits, for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Security as follows:

     (1) On the LIBOR Determination Date, the Calculation Agent for such LIBOR Security will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable prospectus supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date.

         For purposes of calculating LIBOR, London banking day means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, LIBOR for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Security.

     (2) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Security will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, LIBOR for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, LIBOR for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Security at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by such Calculation Agent are not quoting rates as mentioned in this sentence, LIBOR for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period.

     "LIBOR DETERMINATION DATE" means the second London banking day prior to the Interest Reset Date for the related Interest Reset Period.

     "LIBOR SECURITY" means a Floating Rate Security designated in the applicable prospectus supplement with a Base Rate equal to LIBOR.

     "MONEY MARKET YIELD" shall be a yield calculated in accordance with the following formula:


                          Money Market Yield         D X 360 X 100
                                                =    --------------
                                                      360 -(D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

     "MSRP" means with respect to an automobile, the manufacturer's suggested retail price.

     "NOTE INTEREST RATE" with respect to each class of notes, the rate specified in the prospectus supplement at which interest may accrue.

     "PAYAHEADS" means early payments by or on behalf of obligors on Actuarial Receivables which do not constitute scheduled payments, full prepayments, nor certain partial prepayments that result in a reduction of the obligor's periodic payment below the scheduled payment as of the applicable Cutoff Date.

     "PERMITTED INVESTMENTS" means:

          -- direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America or its agencies;

          -- demand deposits, time deposits, certificates of deposit or bankers' acceptances of certain depository institutions or trust companies having the highest rating from the applicable rating agency rating the notes or certificates;

          -- commercial paper having, at the time of such investment, a rating in the highest rating category from the applicable rating agency rating the notes or certificates;

          -- investments in money market funds having the highest rating from the applicable rating agency rating the notes or certificates;

          -- repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or its agencies, in either case entered into with a depository institution or trust company having the highest rating from the applicable rating agency rating the notes or certificates; and

          -- any other investment (which may include motor vehicle retail installment sale contracts) acceptable to the rating agencies rating the notes or certificates as being consistent with that rating.

     "PLAN" means any of the following

          --  employee benefit plans (as defined in Section 3(3) of ERISA),

          -- plans described in Section 4975(e)(1) of the Tax Code, including individual retirement accounts or Keogh plans, and

          -- any entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

     "PLAN ASSETS REGULATION" means a regulation, 29 C.F.R. Section 2510.3-101, issued by the DOL.

     "POOL BALANCE" is the aggregate principal balance of the receivables as of the Cutoff Date or the end of a Collection Period, as further described in the prospectus supplement.

     "PRIMUS" means --

          -- PRIMUS Automotive Financial Services, Inc., a wholly owned subsidiary of Ford Credit until the time such entity's business operations are transferred to and assumed by Ford Credit; and

          --  thereafter, PRIMUS, a division of Ford Credit.

     "PTCE" means a Prohibited Transaction Class Exemption under ERISA.

     "PURCHASE AMOUNT" means a price at which the seller or the servicer must purchase a receivable, equal to the amount required to be paid by the related obligor to prepay such receivable (including one month's interest thereon, in the month of payment, at the APR), after giving effect to the receipt of any monies collected (from whatever source) on such receivable.

     "RATING AGENCIES" means the nationally recognized rating agencies providing a rating on the securities issued by the trust.

     "RECEIVABLES POOL" means the pool of receivables sold to the applicable trust.

     "RECEIVABLES TRANSFER AND SERVICING AGREEMENTS" means collectively each purchase agreement under which Ford Credit will sell receivables to the seller, each sale and servicing agreement under which the trust will purchase receivables from the seller and the servicer will agree to service such receivables, each trust agreement under which the trust will be created and certificates will be issued and each administration agreement under which Ford Credit will undertake certain administrative duties.

     "SELLER" means Ford Credit Auto Receivables Two L.P., a Delaware limited partnership, as the seller of the securities being offered by the prospectus supplement.

     "SERVICER" means Ford Credit acting in its capacity as servicer of the receivables under the applicable sale and servicing agreement.

     "SIMPLE INTEREST ADVANCE" means an amount that the servicer shall deposit into the related collection account, in its sole discretion, equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective APRs for the related Collection Period (assuming that such Simple Interest Receivables are paid on their respective due dates) minus the amount of interest actually received on such Simple Interest Receivables during the related Collection Period.

     "SIMPLE INTEREST RECEIVABLES" are receivables that provide for the amortization of the amount financed under each receivable over a series of fixed level payment monthly installments. However, unlike the monthly installment under an Actuarial Receivable, each monthly installment consists of an amount of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.

     "SPECIAL TAX COUNSEL" means the special federal tax counsel to each trust specified in the related prospectus supplement that will provide an opinion regarding certain federal income tax matters.

     "STRIP CERTIFICATES" means any certificates issued that are entitled to:

          -- distributions in respect of principal with disproportionate, nominal or no interest distributions, or

          -- interest distributions with disproportionate, nominal or no distributions in respect of principal.

     "STRIP NOTES" means any notes issued that are entitled to:

          -- principal payments with disproportionate, nominal or no interest payments, or

          -- interest payments with disproportionate, nominal or no principal payments.

     "SUBSEQUENT RECEIVABLES" additional receivables sold by the seller to the applicable trust after the Closing Date.

     "SUBSEQUENT TRANSFER DATE" means each date specified as a transfer date in the related prospectus supplement on which Subsequent Receivables will be sold by the seller to the applicable trust.

     "TAX CODE" means the Internal Revenue Code of 1986, as amended.

     "TREASURY RATE" for each Interest Period shall be the rate for the auction held on the Treasury Rate Determination Date for such Interest Reset Period of
U. S. Treasury bills having the Index Maturity specified in the applicable prospectus supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Securities -- Treasury bills -- auction average (investment)". If such rate is not published on or to 3:00 p.m., New York City time on the Calculation Date, then the Treasury Rate shall be the auction average rate

(expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above on or before 3:00 p.m., New York City time on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected by such Calculation Agent are not quoting bid rates, then the Treasury Rate for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period.

     "TREASURY RATE DETERMINATION DATE" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Security, then such Interest Reset Date shall instead be the business day immediately following such auction date.

     "TREASURY RATE SECURITY" means a Floating Rate Security designated in the applicable prospectus supplement with a Base Rate equal to the Treasury Rate.

     "TRUSTEE" means the trustee of the trust identified in the related prospectus supplement.

                      (This page intentionally left blank)

THIS PROSPECTUS SUPPLEMENT RELATES TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND IS SUBJECT TO COMPLETION OR AMENDMENT. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

 BEFORE YOU PURCHASE ANY OF
 THESE SECURITIES, BE SURE YOU
 UNDERSTAND THE STRUCTURE AND
 THE RISKS. SEE ESPECIALLY THE
 RISK FACTORS BEGINNING ON
 PAGE   OF THIS PROSPECTUS
 SUPPLEMENT AND ON PAGE   OF
 THE ATTACHED PROSPECTUS.
 These securities are asset
 backed securities issued by a
 trust. The securities are not
 obligations of Ford Motor
 Company, Ford Motor Credit
 Company or any of their
 affiliates.
 No one may use this
 prospectus supplement to
 offer and sell these
 securities unless it is
 accompanied by the
 prospectus.

                 SUBJECT TO COMPLETION, DATED           ,

          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED           ,

                          $[                        ]

                  FORD CREDIT AUTO OWNER TRUST [             ]

                                  (FORD LOGO)

                                FORD CREDIT AUTO
                              RECEIVABLES TWO L.P.
                                     SELLER

                               FORD MOTOR CREDIT
                                    COMPANY
                                    SERVICER

                  THE TRUST WILL ISSUE THE FOLLOWING SECURITIES:

                                                          PRINCIPAL                                  FINAL
                                                            AMOUNT          INTEREST RATE        MATURITY DATE
                                                          ---------         -------------        -------------
                            Class A-1 Notes.............  $[       ]                     [  ]%     [       ]
                            Class A-2 Notes.............  $[       ]                     [  ]%     [       ]
                            Class A-3 Notes.............  $[       ]    [  ]-month LIBOR +[  ]     [       ]
                            Class A-4 Notes.............  $[       ]                     [  ]%     [       ]
                            Class A-5 Notes(1)..........  $[       ]                     [  ]%     [       ]
                            Class A-6 Notes(1)..........  $[       ]                     [  ]%     [       ]
                            Class B Notes...............  $[       ]                     [  ]%     [       ]
                            Class C Certificates........  $[       ]                     [  ]%     [       ]
                            Class D Certificates(1).....  $[       ]                     [  ]%     [       ]

                   -----------------------------------------
                   [(1) The Class [  ] Notes and the Class [  ] Certificates are
                        not being offered by this prospectus supplement.]

                      -- The trust will pay interest and principal on the securities [quarterly] on the [ ] day of each
                           [month] [        ,         , and         ]. The first
                           payment date will be [        ].

                      -- The trust will pay principal sequentially to the earliest maturing class of securities then outstanding until paid in full.

                   THE UNDERWRITERS ARE OFFERING THE FOLLOWING SECURITIES BY THIS PROSPECTUS SUPPLEMENT:

                                                                    INITIAL PUBLIC     UNDERWRITING   PROCEEDS TO THE
                                                                   OFFERING PRICE(1)     DISCOUNT      SELLER(1)(2)
                                                                   -----------------   ------------   ---------------
                            Per Class A-1 Note...................   [           ]%        [    ]%       [         ]%
                            Per Class A-2 Note...................   [           ]%        [    ]%       [         ]%
                            Per Class A-3 Note...................   [           ]%        [    ]%       [         ]%
                            Per Class A-4 Note...................   [           ]%        [    ]%       [         ]%
                            Per Class B Note.....................   [           ]%        [    ]%       [         ]%
                            Per Class C Certificate..............   [           ]%        [    ]%       [         ]%
                            Total................................   $[           ]        $[    ]       $[         ]

                   -----------------------------------------

                   [(1) The price of the offered notes and certificates will
                        also include interest accrued on the offered securities,
                        if any, from [        ].]
                   [(2) Before deducting expenses payable by the seller
                        estimated to be $[        ].]

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ATTACHED PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------

           The date of this prospectus supplement is [              ]

                               TABLE OF CONTENTS

WHERE TO FIND INFORMATION IN THESE
  DOCUMENTS..........................    S-3
SUMMARY OF TERMS OF THE SECURITIES...    S-4
STRUCTURAL SUMMARY...................    S-9
RISK FACTORS.........................   S-15
THE TRUST............................   S-23
  Limited Purpose and Limited
     Assets..........................   S-23
  Capitalization of the Trust........   S-24
  The Owner Trustee and the Delaware
     Trustee.........................   S-24
THE RECEIVABLES POOL.................   S-24
  Weighted Average Life of the
     Securities......................   S-29
  Delinquencies, Repossessions and
     Net Losses of Ford Credit's and
     PRIMUS's Portfolios.............   S-35
HOW YOU CAN COMPUTE YOUR PORTION OF
  THE AMOUNT OUTSTANDING ON THE NOTES
  OR CERTIFICATES....................   S-36
MATURITY AND PREPAYMENT
  CONSIDERATIONS.....................   S-37
DESCRIPTION OF THE NOTES.............   S-39
  The Indenture......................   S-39
  Payments of Interest...............   S-39
  Payments of Principal..............   S-40
  The Indenture......................   S-42
  [Mandatory Prepayment..............  S-43]
  Optional Redemption................   S-43
DESCRIPTION OF THE CERTIFICATES......   S-44
  Distributions of Interest Income...   S-44
  Distributions of Principal
     Payments........................   S-45
  [Mandatory Prepayment..............  S-45]
  Optional Prepayment................   S-46
  Priority of Notes..................   S-46
DESCRIPTION OF THE RECEIVABLES
  TRANSFER AND SERVICING
  AGREEMENTS.........................   S-47
  Sale and Assignment of
     Receivables[; Subsequent
     Receivables]....................   S-47
  Accounts...........................   S-49
  Servicing Compensation and
     Expenses........................   S-49
  Rights Upon Event of Servicing
     Termination.....................   S-49
  Waiver of Past Events of Servicing
     Termination.....................   S-50
  Distributions......................   S-50
  Reserve Account....................   S-57
  [Yield Supplement Account; Yield
     Supplement Agreement............  S-58]
  [Interest Rate Cap.................  S-59]
  [Interest Rate Swap................  S-59]
  [Guaranteed Rate Agreement.........  S-60]
YEAR 2000 ISSUES AFFECTING FORD
  CREDIT.............................   S-62
  Year 2000 Conversion...............   S-62
  State of Readiness.................   S-62
  Y2K Costs..........................   S-63
  Y2K Risks..........................   S-63
  Y2K Contingency Plans..............   S-63
FEDERAL INCOME TAX MATTERS...........   S-64
  Scope of the Tax Opinions..........   S-65
  Tax Characterization of the
     Trust...........................   S-65
  Tax Consequences to Holders of
     the Notes.......................   S-66
  Tax Consequences to Holders of
     Class C Certificates............   S-70
  Certain U.S. Federal Income Tax
     Documentation Requirements......   S-75
STATE TAX MATTERS....................   S-76
  Michigan Tax Consequences..........   S-76
  Michigan Tax Consequences With
     Respect to the Notes............   S-76
  Michigan Tax Consequences With
     Respect to the Class C
     Certificates....................   S-77
LEGAL INVESTMENT.....................   S-77
ERISA CONSIDERATIONS.................   S-77
  The Notes..........................   S-77
  The Class C Certificates...........   S-78
UNDERWRITING.........................   S-79
LEGAL OPINIONS.......................   S-82
GLOSSARY OF TERMS FOR THE PROSPECTUS
  SUPPLEMENT.........................   S-83
ANNEX I -- Form of Investment Letter,
           Class C Certificates......    I-1

                  WHERE TO FIND INFORMATION IN THESE DOCUMENTS

This prospectus supplement and the attached prospectus provide information about
the trust, Ford Credit Auto Owner Trust [     ], including terms and conditions
that apply to the notes and certificates to be issued by the trust. The specific terms of the trust are contained in this prospectus supplement. You should rely only on information on the notes and certificates provided in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

We have included cross-references to captions in these materials where you can find further related discussions. We have started with several introductory sections describing the trust and terms in abbreviated form, followed by a more complete description of the terms. The introductory sections are:

      -- Summary of Terms of the Securities -- provides important information concerning the amounts and the payment terms of each class of securities

      -- Structural Summary -- gives a brief introduction to the key structural features of the trust

      -- Risk Factors -- describes briefly some of the risks to investors of a purchase of the securities

Cross references may be contained in the introductory sections which will direct you elsewhere in this prospectus supplement or the attached prospectus to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents on the preceding page.

Capitalized terms are defined in a Glossary on page S-     of this prospectus
supplement or in the Glossary on page      of the prospectus.

[Ford Financial Services, Inc., a wholly owned subsidiary of Ford Motor Credit Company, may use this prospectus supplement and the attached prospectus in connection with offers and sales related to market-making transactions in the Class [A-1] Notes and the Class [A-2] Notes] [Ford Motor Credit Company may use this prospectus supplement and the attached prospectus in connection with offers and sales of the Class [A-5] Notes and the Class [A-6] Notes originally purchased by Ford Motor Credit Company from Ford Credit Auto Receivables Two L.P., the seller.] [[Ford Financial Services, Inc.] [and Ford Motor Credit Company] will make any such sales at prices related to prevailing market prices at the time of sale.]

                       SUMMARY OF TERMS OF THE SECURITIES

     The following summary is a short description of the main terms of the offering of the securities. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the securities, you will need to read both this prospectus supplement and the attached prospectus, each in its entirety.

ISSUER

Ford Credit Auto Owner Trust [     ], a Delaware business trust, will use the
proceeds from the issuance and sale of the securities to purchase a pool of motor vehicle retail installment sale contracts which constitute the receivables. Ford Motor Credit Company originated the receivables directly or indirectly through its subsidiary PRIMUS Automotive Financial Services, and will continue to service the receivables. The trust will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the securities. The trust will be solely liable for the payment of the securities.

OFFERED SECURITIES

The trust is offering the following securities by this prospectus supplement:

       --  $[          ] Class A-1 [  ]% Asset Backed Notes

       --  $[          ] Class A-2 [  ]% Asset Backed Notes

       --  $[          ] Class A-3 [Floating Rate] Asset Backed Notes

       --  $[          ] Class A-4 [  ]% Asset Backed Notes

       --  $[          ] Class B [  ]% Asset Backed Notes

       --  $[          ] Class C [  ]% Asset Backed Certificates

[The trust is also issuing $[          ] aggregate principal amount of Class A-5
[  ]% Asset Backed Notes, $[          ] aggregate principal amount of Class A-6
[  ]% Asset Backed Notes and $[          ] aggregate principal amount of Class D
[ ]% Asset Backed Certificates. The trust is not offering the Class A-5 Notes, the Class A-6 Notes or the Class D Certificates by this prospectus supplement.] CLOSING DATE

The trust expects to issue the securities on [            ].

TRUSTEES

Notes               [          ]

Certificates        [               ]

INTEREST AND PRINCIPAL PAYMENT DATES

[Monthly] [Quarterly] on the [          ] day of each [month] [ ,           ,
and ] the trust will pay interest and principal on the securities.

FIRST SCHEDULED PAYMENT DATE

The first scheduled payment date will be [          ].

RECORD DATES

On each payment date, the trust will pay interest and principal to the holders of record of the securities for that payment date. The record dates for the securities will be as follows:

Notes               The day immediately
                    preceding the payment date.

Certificates        The last day of the month
                    immediately preceding the payment date.

INTEREST RATES

The trust will pay interest on each class of securities at the rates specified on the cover of this prospectus supplement.

[Interest Reset Dates

The interest rate on the Class A-3 Notes will be equal to LIBOR plus [ ]%. LIBOR will be determined with respect to payments made on each [payment date]
[on the [          ] day of each month] as of the second London
banking day prior to the preceding [payment][distribution] date.

INTEREST ACCRUAL

[Class A-1 and Class A-2 Notes
                    ["actual/360"]

                    This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each payment date will be the product of:

                    1. the outstanding principal balance;

                    2. the interest rate; and

                    3. [the actual number of days since the previous payment
                       date (or in the case of the first payment date, since the closing date) divided by 360.]

[All Other Securities]
                    ["30/360"], accrued from
                    [payment date to payment date] the      day of the previous
                    month to the
                    day of the current month.

                    This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each payment date will be the product of:

                    1. the outstanding principal balance;

                    2. the interest rate; and

                    3. [30 (or in the case of the first payment date,
                       [          ]) divided by 360.] [the actual number of days
                       since the previous payment date (or in the case of the first payment date, since the closing date) divided by 360.]

For a more detailed description of the payment of interest, you should refer to the sections of this prospectus supplement entitled "Description of the Notes -- Payments of Interest" and "Description of the Certificates -- Distributions of Interest Income."

SEQUENTIAL PRINCIPAL PAYMENTS

The trust will pay principal sequentially to the earliest maturing class of securities then outstanding until such class is paid in full.

For a more detailed description of the payment of principal, you should refer to the sections of this prospectus supplement entitled "Description of the Notes -- Payments of Principal" and "Description of the Certificates -- Distributions of Principal Payments."

OPTIONAL REDEMPTION

The servicer has the option to purchase the receivables on any payment date on which the aggregate principal balance of the receivables is 10% or less of the aggregate principal balance of the receivables at the time they were sold to the trust [(including any receivables sold to the trust after the closing date)] at a price equal to the outstanding principal balance of the securities plus accrued and unpaid interest thereon. The trust will apply such payment to the redemption of the securities in full.

It is expected that at such time this redemption option becomes available to the servicer only the [Class A-6 Notes, the Class B Notes] and the [Class [C ]] Certificates will be outstanding.

[MANDATORY PREPAYMENT

The Class [C] notes will be redeemed in part to the extent of the balance remaining in the account established to make post-closing purchases of receivables at the end of the period allotted to make those purchases. [To the
extent that more than $[            ] is remaining in the account after
[            ] the [Class] [C] Certificates will be redeemed at the principal amount thereof [plus a prepayment premium as described in "Description of the Notes -- Mandatory Redemption"]

FINAL MATURITY DATES

The trust is required to pay the outstanding principal amount of each class of notes and certificates, to the extent not previously paid, in full on the final maturity date specified on the cover page of this prospectus supplement for each class.

RATINGS

It is a condition to the issuance of the securities that the:

       -- Class A-1 and Class A-2 Notes be rated in the highest short-term rating category by at least two nationally recognized rating agencies;

       -- [Class A-3, Class A-4, Class A-5 and Class A-6 Notes] be rated in the [highest] long-term rating category by at least two nationally recognized rating agencies;

       --  Class B Notes be rated "[     ]" or its equivalent by at least two
           nationally recognized rating agencies; and

       --  [Class] [C] Certificates be rated "[     ]" or its equivalent by at
           least two nationally recognized rating agencies.

A rating is not a recommendation to purchase, hold or sell the offered notes and certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the offered notes and certificates address the likelihood of the payment of principal and interest on the notes and certificates according to their terms. A rating agency may lower or withdraw its rating in the future, in its discretion. [The rating agencies do not evaluate whether any prepayment premiums will be paid.]

MINIMUM DENOMINATIONS

Offered Notes       $[1,000] and integral
                    multiples thereof

[Class] [C] Certificates
                    $20,000 and integral
                    multiples of $1,000 in excess thereof

REGISTRATION, CLEARANCE AND SETTLEMENT
Offered Notes       DTC/Cedel/Euroclear

[Class] [C] Certificates
                    Issued in fully registered,
                    certificated form

REQUIRED REPRESENTATIONS FROM PURCHASERS OF THE [CLASS] [C] CERTIFICATES

To purchase [Class] [C] Certificates, you (and anyone to whom you assign or sell the [Class] [C] Certificates) must:

      (1) represent and certify under penalties of perjury that you are a United States person; and

      (2) represent and certify that you

            (a) are not a plan that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended and are not purchasing [Class] [C] Certificates on behalf of such a plan or arrangement; or

            (b) are an insurance company using its general account and less than
                25% of the assets of such general account represent assets or one or more plans or arrangements described above.

You can find a form of the representation letter an investor in the [Class] [C] Certificates will have to sign in Annex I to this prospectus supplement.

TAX STATUS

Opinions of Counsel

Skadden, Arps, Slate, Meagher & Flom LLP will deliver its opinion that for federal income tax purposes the:

       --  Class A Notes will be characterized as debt;

       -- Class B Notes should be treated as debt, although the issue is not free from doubt; and

       -- trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

Hurley D. Smith, Esq., Secretary and Corporate Counsel of Ford Credit, will deliver his opinion to the same effect with respect to Michigan income and single business tax purposes.

Investor Representations

Offered Notes       If you purchase the offered
                    notes, you agree by your purchase that you will treat the offered notes as indebtedness.

[[Class] [C] Certificates
                    If you purchase the [Class]
                    [C] Certificates, you agree by your purchase that you will treat the trust as a partnership in which the certificateholders are partners for federal income tax and Michigan income and single business tax purposes.]

Investment Restrictions

[Class] C Certificates
                    The [Class] [C]
                    Certificates may not be purchased by persons who are not U.S. Persons.

If you are considering purchasing the [Class] [C] Certificates, you should refer to "Certain Federal Income Tax Consequences" in this prospectus supplement and in the prospectus and "Certain State Tax Consequences" in this prospectus supplement for more details.

ERISA CONSIDERATIONS

Offered Notes       The offered notes are
                    generally eligible for purchase by employee benefit plans, subject to the considerations discussed under "ERISA
                    Considerations" in this prospectus supplement and the prospectus.

[Class] [C] Certificates
                    The [Class] [C]
                    Certificates may not be acquired by an employee benefit plan or by an individual retirement account. However, an insurance company using its general account may acquire the [Class] [C] Certificates subject to the considerations discussed under "ERISA Considerations" in this prospectus supplement.

You should refer to "ERISA Considerations" in this prospectus supplement and in the prospectus for more information.

ELIGIBILITY OF NOTES FOR PURCHASE BY MONEY MARKET FUNDS

[Class [A-1] and Class [A-2] Notes
                    The Class [A-1] Notes and
                    Class [A-2] Notes are structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended.

                    A money market fund should consult its legal advisors regarding whether an investment by the money market fund in the Class [A-1] Notes or the Class [A-2] Notes satisfies the money market fund's investment policies and objectives.]]

INVESTOR INFORMATION -- MAILING ADDRESS, TELEPHONE NUMBER, FACSIMILE NUMBER AND PRINCIPAL EXECUTIVE OFFICES

The mailing address of Ford Credit Auto Receivables Two L.P. is The American Road, Dearborn, Michigan 48121, attention of the Secretary. The servicer's telephone number is (313) 322-3000 and the facsimile number is (313) 594-7742.

CUSIP NUMBERS

       --  Class A-1 Notes: [               ]

       --  Class A-2 Notes: [               ]

       --  Class A-3 Notes: [               ]

       --  Class A-4 Notes: [               ]

       --  Class B Notes: [               ]

       --  Class C Certificates: [               ]

                               STRUCTURAL SUMMARY

     This summary briefly describes certain major structural components of the trust. To fully understand the terms of the trust, you will need to read both this prospectus supplement and the attached prospectus, each in its entirety.

TRANSFER OF RECEIVABLES AND APPLICATION OF PROCEEDS

[Initial Receivables]

Ford Credit Auto Receivables Two L.P., the seller, will purchase certain motor vehicle retail installment sale contracts originated by Ford Credit and PRIMUS, which constitute the [initial] receivables, and then will sell the [initial]
receivables with an aggregate principal balance of $[          ] as of
[          ] to Ford Credit Auto Owner Trust [          ] on the closing date.

[Subsequent Receivables]

[In addition, the trust will deposit $[          ] into a pre-funding account to
be used to fund the purchase of subsequent receivables after the closing date. The trust will be obligated to purchase and the seller will be obligated to sell subsequent receivables under the terms and conditions of the sale and servicing agreement. The trust will purchase the subsequent receivables [insert information about timing of the purchases]. The trust will pay for the subsequent receivables with proceeds from the sale of the securities on the closing date. The following chart represents the application of proceeds from investors and the transfer of the receivables sold by Ford Credit:

[FORD MOTOR CREDIT COMPANY FLOW CHART DESCRIBING APPLICATION OF PROCEEDS FROM INVESTORS AND THE TRANSFER OF RECEIVABLES SOLD BY FORD MOTOR CREDIT COMPANY]
                      FORD MOTOR CREDIT COMPANY FLOW CHART

PROPERTY OF THE TRUST

The property of the trust will include the following:

       --  the receivables and the collections on the receivables;

       -- security interests in the vehicles financed by the receivables; -- bank accounts[, including the pre-funding account and the yield supplement account];

       -- rights to proceeds under insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables;

       -- remedies for breaches of representations and warranties made by the dealers that originated the receivables;

       -- the trust's rights under the [interest rate cap] [interest rate swap] [guaranteed rate agreement] [yield supplement agreement]; and

       --  other rights under documents relating to the receivables.

COMPOSITION OF THE RECEIVABLES

The composition of the receivables as of [          ] is as follows:

        --  Aggregate Principal
            Balance.............  [         ]
        --  Number of
            Receivables.........  [         ]
        --  Average Principal
            Balance.............  [         ]
              (Range)...........  [         ]
                                  [         ]
        --  Average Original
            Amount Financed.....  [         ]
              (Range)...........  [         ]
        --  Weighted Average
            APR.................  [         ]
              (Range)(1)........  [         ]
        --  Weighted Average
            Original Term.......  [         ]
              (Range)...........  [         ]
                                  [         ]
        --  Weighted Average
            Remaining Term......  [         ]
              (Range)...........  [         ]
                                  [         ]
        --  Scheduled Weighted
            Average Life(2).....  [         ]

---------------
(1) Includes receivables with annual percentage rates below the interest rates on the notes and certificates.

(2) From [         ], assuming (1) payments on all receivables are due on the first day of the month, (2) all payments on the receivables are paid when
    due, commencing one month from [         ] and (3) no prepayments on the
    receivables are made.

SERVICER OF THE RECEIVABLES

Ford Credit will be the servicer of the receivables and may use PRIMUS as subservicer for receivables originated by PRIMUS. The trust will pay the
servicer a servicing fee each month equal to [     ]% of the principal balance
of the receivables at the beginning of the previous month. In addition to the servicing fee, the trust will also pay the servicer a supplemental servicing fee equal to any late, prepayment, and other administrative fees and expenses collected during each month and any reinvestment earnings on any payments received on the receivables.

PRIORITY OF DISTRIBUTIONS

From collections on the receivables during the prior calendar month and amounts withdrawn from the reserve account, the trust will pay the following amounts on each payment date in the following order of priority after reimbursement of advances made by the servicer for payments due from obligors but not received:

       (1) Servicing Fee -- the servicing fee payable to the servicer;

       (2) Class A Note Interest -- interest due on all the Class A Notes ratably to each class of the Class A Notes;

       (3) First Allocation of Principal -- to the principal distribution account, an amount, if any, equal to the excess of (x) the principal balances of the Class A Notes over (y) the principal balance of the receivables [less the yield supplement overcollateralization amount] specified for such payment date on the schedule on page S-[ ] of this prospectus supplement;

       (4) Class B Note Interest -- interest due on the Class B Notes to the holders of the Class B Notes;

       (5) Second Allocation of Principal -- to the principal distribution account, an amount, if any, equal to the excess of (x) the principal balances of the notes over (y) the principal balance of the receivables [less the yield supplement overcollateralization amount specified for such payment date on the schedule on page S-[ ] of this prospectus supplement]. This amount will be reduced by any amount deposited in the principal distribution account in accordance with clause (3) above;

       (6) Class C Certificate Interest -- interest due on the Class C Certificates to the holders of the Class C Certificates;

       (7) Class D Certificate Interest -- interest due on the Class D Certificates to the holders of the Class D Certificates;

       (8) Reserve Account Deposit -- to the reserve account, the amount, if any, necessary to reinstate the balance of the reserve account up to its required amount;

       (9) Regular Principal Allocation -- to the principal distribution account, an amount equal to the greater of (1) the sum of the principal balance of the Class A-1 Notes and the Class A-2 Notes and
           (2) the excess of (x) the sum of the principal balances of the notes and the certificates over (y) the principal balance of the receivables less the specified overcollateralization amount and less the yield supplement overcollateralization amount] specified for such payment date on the schedule on page S-[ ] of this prospectus supplement.] This amount will be reduced by any amounts previously deposited to the principal distribution account in accordance with clauses (3) and (5); and

      (10) any amounts remaining after the above distributions shall be paid to the seller.

DISTRIBUTIONS FROM THE PRINCIPAL DISTRIBUTION ACCOUNT

From deposits made to the principal distribution account, the trust will pay principal on the notes and certificates in the following order of priority:

       (1) to the Class A-1 Notes until they are paid in full;
       (2) to the Class A-2 Notes until they are paid in full;

       (3) to the Class A-3 Notes until they are paid in full;

       (4) to the Class A-4 Notes until they are paid in full;

       (5) to the Class A-5 Notes until they are paid in full;

       (6) to the Class A-6 Notes until they are paid in full;

       (7) to the Class B Notes until they are paid in full;

       (8) to the Class C Certificates until they are paid in full;

       (9) to the Class D Certificates until they are paid in full; and

      (10) to the seller, any funds remaining.

For a more detailed description of the priority of distributions and the allocation of funds on each payment date, you should refer to "Description of the Receivables Transfer and Servicing Agreements -- Distributions -- Monthly Withdrawals from Collection Account" in this prospectus supplement.

CHANGE IN PRIORITY OF DISTRIBUTION UPON CERTAIN EVENTS OF DEFAULT

If an event of default under the indenture occurs, the order of priority for distributions will change.

 --  Following the occurrence of an event of default relating to

  1. default in the payment of principal,

  2. default for five days or more in the payment of interest on any class of notes which has resulted in an acceleration of the notes, or

  3. following an insolvency or a dissolution with respect to the seller or Ford Credit Auto Receivables Two, Inc., the general partner of the seller.

  The trust will make no distributions of principal or interest on the Class B Notes until payment in full of principal and interest on the Class A Notes and no distributions of principal or interest on the Class C Certificates until payment in full of principal and interest on the Class B Notes.

 -- Following the occurrence of any other event of default which has resulted in an acceleration of the notes, the trust will continue to pay interest on the Class A Notes and interest on the Class B Notes on each payment date prior to paying principal on the Class A Notes on such payment date. However, the trust will pay the Class A Notes and the Class B Notes in full before paying any principal or interest on the Class C Certificates or the Class D Certificates.

For a more detailed description of events of default and rights of investors in such circumstance, you should refer to "Description of Notes -- The Indenture -- Events of Default; Rights upon Event of Default" in this prospectus supplement and in the prospectus. For a more detailed description of the priority of distributions and allocation of funds following an event of default, you should refer to "Descriptions of the Transfer and Servicing Agreements -- Distributions -- Monthly Withdrawals from Collection Account" in this prospectus supplement.

CREDIT ENHANCEMENT

The credit enhancement provides protection for the Class A Notes, the Class B Notes and the Class C Certificates against losses and delays in payment. Losses on the receivables or other shortfalls of cash flow will be covered by payments on other receivables to the extent of any overcollateralization, by withdrawals from the reserve account and by allocation of available cash flow to the more senior classes of securities prior to more subordinate classes.

The credit enhancement for the securities will be as follows:

Class A Notes       Subordination of the
                    Class B Notes, the Class C Certificates and the Class D
                    Certificates; the reserve account; [insert other type of
                    credit support] and overcollateralization;
Class B Notes       Subordination of the
                    Class C Certificates and the Class D Certificates; the reserve account; [insert other type of credit support] and overcollateralization; and

Class C CertificatesSubordination of the
                    Class D Certificates; the reserve account; and overcollateralization.

Subordination of Principal and Interest

As long as the Class A Notes remain outstanding, (1) payments of interest on the Class B Notes will be subordinated to payments of interest on the Class A Notes and, in certain circumstances, allocations to principal and (2) payments of principal on the Class B Notes will be subordinated to payments of interest and principal on the Class A Notes.

As long as the Class A Notes or Class B Notes remain outstanding, (1) payments of interest on the Class C Certificates will be subordinated to payments of interest on the Class A Notes and the Class B Notes and, in certain circumstances, allocations to principal and (2) payments of principal on the Class C Certificates will be subordinated to payments of interest and principal on the Class A Notes and the Class B Notes.

As long as the Class A Notes, Class B Notes, or Class C Certificates remain outstanding, (1) payments of interest on the Class D Certificates will be subordinated to payments of interest on the Class A Notes, the Class B Notes and the Class C Certificates and, in certain circumstances, allocations to principal and (2) payments of principal on the Class D Certificates will be subordinated to payments of interest and principal on the Class A Notes, the Class B Notes and the Class C Certificates.

For a more detailed discussion of the subordination of the notes and certificates and the priority of distributions, including changes after certain events of default, you should refer to "Description of the Certificates -- Priority of

Notes", "Description of the Receivables Transfer and Servicing Agreements -- Distributions -- Monthly Withdrawals from Collection Account" and "Description of the Notes -- The Indenture Event of Default; Rights upon Event of Default" in this prospectus supplement.

Reserve Account

On the closing date, the seller will deposit $[          ] to the reserve
account for the trust.

On each payment date, if collections on the receivables are insufficient to pay the first seven items listed in "Priority of Distributions" above, the indenture trustee will withdraw funds from the reserve account to pay such amounts.

On and after the final maturity date for any class of securities, if any principal amount of such class remains outstanding, the indenture trustee will withdraw funds from the reserve account to repay such class of securities in full.

The balance required to be on deposit in the reserve account will be the lesser
of (a) $[          ] and (b) the outstanding principal balance of the notes and certificates.

On each payment date, the trust will deposit into the reserve account, to the extent necessary to reinstate the required balance of the reserve account, any collections on the receivables remaining after the first seven items listed in "Priority of Distributions" above are satisfied.

[The trust will also deposit in the reserve account from the pre-funding account
[   ]% of the principal balance of any subsequent receivables which the seller transfers to the trust].

For a more detailed description of the deposits to and withdrawals from the Reserve Account, you should refer to "Description of the Receivables Transfer and Servicing Agreements -- Reserve Account" in this prospectus supplement.

[Overcollateralization

The overcollateralization amount represents the amount by which the principal balance of the receivables exceeds the principal balance of the notes and certificates. Initially, the receivables balance will exceed the principal
balance of the notes and certificates by [   ]% of the receivables balance. The
application of funds according to item nine of "Priority of Distributions" above is expected to result in the payment of more principal on the securities in most months than the amount of principal paid on the receivables in the related period. As the principal balance of the notes and certificates is paid down to a target overcollateralization level further below the receivables balance, additional credit enhancement is created.

The target level for the overcollateralization amount is structured as a dynamic formula to absorb anticipated losses on the receivables and to compensate for the low interest rates of some of the receivables. The target level for the overcollateralization amount on each payment date will be the sum of:

(X) the excess of:

     (1) the lesser of:

          (a) the greatest of:

               (A) $[          ],

               (B) 1.00% of the outstanding principal balance of the
                   receivables,

               and

               (C) the aggregate principal balance of the receivables that are delinquent 91 days or more and have not yet been liquidated,

               and

          (b) the outstanding principal balance of the notes and certificates,

     over

     (2) the balance required to be on deposit in the reserve account,

and

(Y) the yield supplement overcollateralization amount specified for the applicable payment date on the schedule on page S-[ ] of this prospectus supplement.]

For a more detailed description of the application of funds and the calculation of the overcollateralization amount, you should refer to "Description of the Receivables Transfer and Servicing Agreements -- Distributions -- Monthly Withdrawals from Collection Account" in this prospectus supplement.]

[Yield Supplement Account

The trust will deposit $[     ] into the yield supplement account on the closing
date. [In addition, the trust will deposit an additional amount upon each transfer of subsequent receivables to the trust based on the amount by which
[     ]% exceeds the annual percentage rate on each of those subsequent receivables.]

For a more detailed description of the yield supplement account, see "Description of the Receivables Transfer and Servicing Agreements -- Yield Supplement Account" in this prospectus supplement.]

[Interest Rate Cap

The seller will enter into an interest rate cap with the cap counterparty on the closing date. The cap counterparty will be obligated to make payments to the trust on the basis of a notional amount which will be, as of any distribution date, equal to the principal amount on the Class A-3 Notes as of the preceding distribution date. The amount paid by the cap counterparty will be based on the
difference between [LIBOR] and [   ]%.

For a more detailed description of the interest rate cap, see "Description of the Receivables Transfer and Servicing Agreements -- Interest Rate Cap" in this prospectus supplement.]

[Interest Rate Swap

The seller will enter into an interest rate swap with the swap counterparty on the closing date. The swap counterparty will be obligated to make payments to the trust, and the trust will be obligated to make payments to the swap counterparty, on the basis of a notional amount which will be, as of any distribution date, equal to the principal amount of the Class A-3 Notes as of the preceding [distribution] [payment] date. The amounts paid by each party will
be based on the difference between [LIBOR] and [   ]%.

For a more detailed description of the interest rate swap, see "Description of the Receivables Transfer and Servicing Agreement -- Interest Rate Swap" in this prospectus supplement.]

                                  RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase any of these securities.

THE ABSENCE OF A SECONDARY
MARKET COULD LIMIT YOUR
ABILITY TO RESELL YOUR NOTES
OR CERTIFICATES                The absence of a secondary market for the notes
                               and the certificates could limit your ability to resell them. This means that if in the future you want to sell any of your notes or certificates before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less that it would have been if a market existed for the notes or certificates. There currently is no secondary market for the notes or the certificates. The underwriters for the offered notes [and the Class [C] Certificates] expect to make a market in such securities but will not be obligated to do so. There is no assurance that a secondary market for the notes and certificates will develop. If a secondary market for the notes and certificates does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your notes or certificates.

PREPAYMENTS ON RECEIVABLES
WILL CAUSE PREPAYMENTS OF
YOUR NOTES OR CERTIFICATES
RESULTING IN REINVESTMENT
RISK TO YOU                    You may receive payment of principal on your
                               notes or certificates earlier than you expect for the reasons set forth below. You may not be able to reinvest any principal paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your notes or certificates.

                               Prepayments on the receivables by the related obligors and purchases of the receivables by the seller and the servicer will shorten the life of the securities to an extent that cannot be fully predicted. The receivables included in the trust may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related vehicles or other reasons. Ford Credit will be required to repurchase a receivable from the seller, and the seller will be required to repurchase a receivable from the trust, if Ford Credit breached its representations and warranties with respect to the receivable in the purchase agreement with the seller. Ford Credit, in its capacity as servicer, also will be required to purchase a receivable from the trust if it breaches its servicing obligations with respect to the receivable. The servicer also will be entitled to purchase all remaining receivables from the trust once the aggregate principal balance of the receivables is 10% or less of the aggregate principal balance of the receivables as of the date initially transferred to the trust.

                               The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors in addition to those described in the preceding paragraph.

                               Ford Credit does not generally maintain records of the historical prepayment experience of its portfolio of receivables. No prediction can be made as to the actual prepayment rates which will be experienced on the receivables. You will bear all reinvestment risk resulting from prepayments on the receivables and the corresponding acceleration of payments on the securities.

                               The final payment of each class of securities is expected to occur prior to its final payment date because of the prepayment and purchase considerations set forth above. If sufficient funds are not available to pay any class of notes in full on its final payment date, an event of default will occur and final payment of such class of notes may or may not occur later than such date.

                               For more information regarding the timing of repayments of the notes and the certificates, see "Maturity and Prepayment Considerations" in this prospectus supplement and in the prospectus.

YOU MAY SUFFER LOSSES DUE TO
LIMITED ASSETS OF THE TRUST    The only source of funds for payments on the
                               notes and certificates will be the assets of the trust. You may suffer a loss on your notes or certificates if the assets of the trust are insufficient to pay fully the principal amount of the securities. The securities are obligations solely of the trust and will not be insured or guaranteed by Ford Credit, including in its capacity as servicer or originator of the receivables, the indenture trustee, the owner trustee or any other person or entity.
                               Consequently, you must rely for payment of your securities upon payments on the receivables, and, to the extent available, funds on deposit in the reserve accounts.

                               The indenture authorizes the indenture trustee to sell the receivables following an acceleration of the maturity dates of the notes. However, the amount received by the indenture trustee upon selling the receivables may be less than the aggregate principal amount of the outstanding notes and certificates. In such circumstance, the principal amount of the notes and the principal balance of the certificates may not be paid in full.

[YOU MAY SUFFER LOSSES DUE TO
RECEIVABLES WITH LOW APRS      The receivables include receivables which have
                               annual percentage rates that are less than the interest rates on the notes or certificates.
                               Interest paid on the higher coupon receivables compensates for the lower coupon receivables to the extent such interest is paid by the trust as principal on the notes or certificates and additional overcollateralization is created.
                               Excessive prepayments on the higher coupon receivables may adversely impact your notes or certificates by reducing such interest payments available.

                               The target level of overcollateralization takes into account the mix of receivables by annual percentage rate, and potential changes in that mix, but there is no assurance that the target overcollateralization will be achieved or will be sufficient to pay all notes and certificates in full.]

[CLASS C CERTIFICATES AND
CLASS B NOTES ARE SUBJECT TO
GREATER CREDIT RISK BECAUSE
THE CLASS C CERTIFICATES ARE
SUBORDINATE TO THE CLASS A
NOTES AND THE CLASS B NOTES,
AND THE CLASS B NOTES ARE
SUBORDINATE TO THE CLASS A
NOTES The Class C Certificates bear greater credit risk than the notes because payments of interest and principal on the Class C Certificates are subordinated, to the extent described below, to payments of interest and principal on the Class A Notes and the Class B Notes. The Class B Notes bear greater risk than the Class A Notes because payments of interest and principal on the Class B Notes are subordinated, to the extent described below, to payments of interest and principal on the Class A Notes.]

                               Interest payments on the Class B Notes on each payment date will be subordinated to servicing fees due to the servicer, interest payments on the Class A Notes and an allocation of principal payments to the Class A Notes to the extent the sum of the principal balances of the Class A Notes exceeds the receivables balance. Interest payments on the Class C Certificates on each payment date will be subordinated to servicing fees due to the servicer, interest payments on the Class B Notes and an allocation of principal payments to the Class A Notes or Class B Notes to the extent the sum of the principal balances of the Class A Notes and the Class B Notes exceeds the receivables balance (after giving effect to the allocation described in the preceding sentence).

                               For a more detailed description of such principal payment circumstances, see "Description of the Receivables Transfer and Servicing
                               Agreements -- Distributions -- Monthly
                               Withdrawals from the Collection Account" in this prospectus supplement. The payment sequence changes, however, following certain events of default.

                               Principal payments on the Class B Notes will be fully subordinated to principal payments on the Class A Notes. No principal will be paid on the Class B Notes until the Class A Notes have been paid in full. Principal payments on the Class C Certificates will be fully subordinated to principal payments on the Class B Notes. No principal will be paid on the Class C Certificates until the Class B Notes have been paid in full.

PREPAYMENTS, POTENTIAL LOSSES
AND CHANGE IN ORDER OF
PRIORITY OF PRINCIPAL
PAYMENTS MAY RESULT FROM AN
EVENT OF DEFAULT UNDER THE
INDENTURE                      An event of default under the indenture may
                               result in payments on the notes being
                               accelerated. As a result --

                                --  you may suffer losses on your notes or
                                    certificates if the assets of the trust are insufficient to pay the amounts owed on the notes or certificates;

                                -- payments on your notes or certificates may be delayed until more senior classes of notes or certificates are repaid; and

                                -- your notes or certificates may be repaid earlier than as scheduled, which may require you to reinvest your principal at a lower rate of return.

                               DEFAULTS RESULTING FROM NON-PAYMENT OF INTEREST, INSOLVENCY OR DISSOLUTION MAY DELAY PAYMENTS ON THE CLASS B NOTES AND THE CERTIFICATES. The trust will not make any distributions of principal or interest on the Class B Notes or on the certificates until payment in full of principal and interest on the Class A Notes following a default --

                                --  in the payment of principal on any note
                                    which has resulted in acceleration of the notes;

                                --  for five days or more in the payment of
                                    interest on any note which has resulted in an acceleration of the notes; or

                                --  resulting from an insolvency or a
                                    dissolution with respect to the seller or Ford Credit Auto Receivables Two, Inc., the general partner of the seller.

                               This may result in a delay or default in the Class B Notes or on the certificates.

                               DEFAULTS RESULTING FROM OTHER EVENTS MAY DELAY PAYMENTS ON THE CERTIFICATES. Following the occurrence of any event of default which has resulted in acceleration of the notes, the trust will not make any distribution of principal or interest on the certificates until the notes are paid in full.

                               TRUSTEE MAY SELL RECEIVABLES ON A DEFAULT. If the maturity dates of the notes are accelerated following an event of default under the indenture, the indenture trustee, acting at the direction of the holders of a majority in outstanding principal amount of the Class A Notes, may sell the receivables and prepay the notes, and after the notes are paid in full, prepay the certificates. The holders of the Class B Notes will not have any right to direct the indenture trustee or to consent to any action until the Class A Notes are paid in full.

                               See "Description of the Notes -- The
                               Indenture -- Events of Default; Rights Upon
                               Events of Default" in this prospectus supplement and in the prospectus.

YOU MAY SUFFER LOSSES BECAUSE
YOU HAVE LIMITED CONTROL OVER
ACTIONS OF THE TRUST ACTIONS
AND CONFLICTS BETWEEN CLASSES
OF NOTES MAY OCCUR             Because the trust has pledged the property of the
                               trust to the indenture trustee to secure payment on the notes, the indenture trustee, acting at the direction of the holders of a majority in outstanding principal amount of the Class A
                               Notes, has the power to direct the trust to sell the receivables or to take one or more of the other actions specified in the indenture relating to the property of the trust until the Class A
                               Notes have been paid in full. Furthermore, the holders of a majority of the Class A Notes, or the indenture trustee acting on behalf of the holders of Class A Notes, under certain circumstances, has the right to terminate the servicer as the servicer of the receivables without consideration of the effect such termination would have on the holders of Class B
                               Notes or certificates. The holders of Class B
                               Notes will not have the ability to remove the servicer until the Class A Notes have been paid in full and the holders of certificates will not have the ability to remove the servicer until the notes have been paid in full. In addition, the holders of not less than a majority in outstanding principal amount of the Class A Notes will have the right to waive certain events of default with respect to the servicer, without consideration of the effect such waiver would have on the holders of Class B Notes or certificates.

                               See "Description of the Receivables Transfer and Servicing Agreements -- Events of Servicing Termination" in the prospectus and "-- Rights Upon Event of Servicing Termination" and
                               "-- Waiver of Past Events of Servicing
                               Termination" in this prospectus supplement and in the prospectus.

GEOGRAPHIC CONCENTRATION MAY
RESULT IN MORE RISK TO YOU     As of [            ], Ford Credit's records
                               indicate that the billing addresses of the obligors of the receivables were recorded as being in the following states:

                                                                                      PERCENTAGE OF
                                                                                        AGGREGATE
                                                                                        PRINCIPAL
                                                                                         BALANCE
                                                                                      -------------
                                          [Texas....................................   [     ]%
                                          California................................   [     ]%
                                          Florida...................................   [     ]%
                                          Illinois..................................  [     ]%]

                               No other state, by billing addresses, constituted more than 5% of the balance of the receivables as
                               of [          ]. Economic conditions or other
                               factors affecting these states in particular could adversely affect the delinquency, credit loss or repossession experience of the trust.

[THE TRUST IS COMPLETELY
DEPENDENT ON FORD CREDIT AND
PRIMUS TO ORIGINATE
SUBSEQUENT RECEIVABLES
ELIGIBLE TO BE PURCHASED       The trust is completely dependent upon Ford
                               Credit and PRIMUS for the generation of new receivables. The ability of Ford Credit and PRIMUS to generate receivables is, in turn, dependent to a large extent on the sales of automobiles and light trucks manufactured or distributed by Ford Motor Company and its subsidiaries and by the various automotive companies which originate receivables purchased by PRIMUS. If, during the period allotted for purchases of subsequent receivables, Ford or any of the entities from which PRIMUS purchases receivables were temporarily or permanently no longer manufacturing or distributing vehicles, the rate of sales of automobiles and light trucks manufactured by those companies would decrease, adversely affecting the ability of the seller to sell receivables to the trust. The use of incentive programs (e.g., manufacturers' rebate programs) also may affect retail sales. There can be no assurance, therefore, that Ford Credit and PRIMUS will continue to generate receivables at the same rate as in prior years.

                               The ability of Ford Credit and PRIMUS to generate additional eligible receivables depends on the retail sales of automobiles and light trucks and decisions by buyers to finance those purchases with Ford Credit and with the persons from whom PRIMUS purchases receivables. The level of those sales and financings may change as a result of a variety of social and economic factors. Economic factors include:

                                --  interest rates;

                                --  unemployment levels;

                                --  the rate of inflation; and

                                -- consumer perceptions of economic conditions generally.

                               However, the seller is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect the origination of additional eligible receivables.

                               Post-closing purchases of receivables will be funded with amounts on deposit in a "pre-funding account", which will be funded with on a portion of the proceeds of the offering. If the seller has insufficient eligible receivables to transfer to the trust during the funding period, some of the notes or certificates will be prepaid at the end of the funding period in an amount equal to the amount on deposit at the time in the pre-funding account [less any amount in the pre-funding account designated for deposit to the reserve account in connection with transfers of subsequent receivables].

                               The classes of notes or certificates prepaid
                               depends on the amount on deposit in the
                               pre-funding account. If the amount on deposit is
                               greater than $ [     ], the trust will prepay the
                               classes of notes and certificates pro rata based on their aggregate outstanding principal balance.

                               If the amount on deposit in the pre-funded account is less than this amount, the amounts will be first used to redeem the notes in order of their seniority. We expect that the seller will not convey receivables to the trust with a purchase price exactly equal to the amount on the deposit in the account, and that the trust will therefore prepay at least a nominal amount of the Class A-1 Notes.

                               Ford and Ford Credit are subject to the
                               informational requirements of the Exchange Act and in accordance with those requirements file reports and other information with the Commission. For further information regarding Ford and Ford Credit, reference is made to such reports and other information which are available as described under "Available Information" in the prospectus.]

POTENTIAL DELAYS IN PAYMENTS
ON SECURITIES DUE TO
POTENTIAL COMPUTER PROGRAM
PROBLEMS BEGINNING IN THE
YEAR 2000                      An issue affecting Ford Credit and others is the
                               inability of many computer systems and
                               applications to process the year 2000 and beyond
                               ("Y2K"). To address this problem, in 1996, Ford
                               Credit initiated a global Y2K program to manage
                               Ford Credit's overall Y2K compliance effort. As part of this program, Ford Credit established a global Y2K Program Office to coordinate Ford
                               Credit's compliance efforts. Ford Credit participates closely with Ford's Y2K Central
                               Program Office and the Ford Y2K Steering
                               Committee. Ford's Y2K program has been certified by the Information Technology Association of America as meeting its Y2K best practices standards.

                               The most reasonably likely worst case scenario for Ford Credit with respect to the Y2K problem as it relates to the securities is the failure of an external alliance, particularly another financial institution or energy supplier to that financial institution, to be Y2K compliant. This could result in delay in collecting receivables, which in turn could result in a delay in making payments on the notes and certificates.

                               Ford Credit has established a Y2K business resumption planning committee to evaluate business disruption scenarios, coordinate the establishment of Y2K contingency plans, and identify and implement preemptive strategies. Detailed contingency plans for critical business processes have been developed. In addition, Ford Credit is participating with the Ford Motor Company Y2K business resumption steering committee. The trust will not be responsible for paying any Y2K compliance costs incurred by Ford Motor Company or by Ford Credit.

                                   THE TRUST

LIMITED PURPOSE AND LIMITED ASSETS

     Ford Credit Auto Owner Trust [  ] is a business trust formed under the laws
of the State of Delaware under a trust agreement dated as of [          ] among
Ford Credit Auto Receivables Two L.P., the Owner Trustee [and the Delaware Trustee]. The trust will not engage in any activity other than:

      -- acquiring, holding and managing the assets of the trust, including the receivables, and the proceeds of those assets;

      --  issuing the notes and the certificates;

      --  making payments on the notes and the certificates; and

      -- engaging in other activities that are necessary, suitable or convenient to accomplish any of the other purposes listed above or are in any way connected with those activities.

     The trust will initially be capitalized with the notes and the certificates. [The [Class A-5 Notes and the Class A-6 Notes] initially will be sold to Ford Credit and thereafter may be sold to third party investors.] [The Class D Certificates initially will be retained by the seller and thereafter may be sold to third party investors.] The trust will use the proceeds it receives from the issuance of the notes and the certificates to [(1)] acquire the receivables it will initially purchase from the seller under a sale and
servicing agreement to be dated as of [          ] among the trust, the seller
and the servicer[, and (2) to fund the initial deposit into the Reserve Account] [, and [(2)][(3)] to fund the deposit into the Pre-Funding Account].

     If the protection provided to the holders of record of the notes by the subordination of the certificates [and to the noteholders and the certificateholders by the [Reserve Account]] [and the Yield Supplement Overcollateralization Amount] [and the Yield Supplement Account] [and the Guaranteed Rate Agreement] [and the Interest Rate Swap] [and the Interest Rate Cap] is insufficient, the trust would have to look principally to the obligors on the receivables and the proceeds from the repossession and sale of the financed vehicles which secure defaulted receivables. In that event, various factors, such as the trust not having perfected security interests in the financed vehicles securing the receivables in all states, may affect the servicer's ability to repossess and sell the collateral securing the receivables, and thus may reduce the proceeds which the trust can distribute to the noteholders and the certificateholders. See "Description of the Receivables Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" in this prospectus supplement and "Certain Legal Aspects of the Receivables" in the attached prospectus [and "Description of the Receivables Transfer and Servicing Agreements -- Sale and Assignment of Receivables; Subsequent Receivables" in this prospectus supplement].

CAPITALIZATION OF THE TRUST

     The following table illustrates the capitalization of the trust as of the Closing Date, as if the issuance and sale of the notes and the certificates had taken place on such date:


Class A-1 Notes.............................................  $[    ]
Class A-2 Notes.............................................  [     ]
Class A-3 Notes.............................................  [     ]
Class A-4 Notes.............................................  [     ]
Class A-5 Notes.............................................  [     ]
Class A-6 Notes.............................................  [     ]
Class B Notes...............................................  [     ]
Class C Certificates........................................  [     ]
Class D Certificates........................................  [     ]
     Total..................................................  $[    ]

THE OWNER TRUSTEE [AND THE DELAWARE TRUSTEE]

     [          ] is the Owner Trustee under the trust agreement. [          ]
is a [          ] and its principal offices are located at [          ].
[[          ] is the Delaware Trustee under the trust agreement. [          ] is
a [          ] and its principal offices are located at [          ].] The
seller and its affiliates may maintain normal commercial banking relations with the Owner Trustee[, the Delaware Trustee], [its] [their] parents and [its] [their] affiliates.

                              THE RECEIVABLES POOL

     The trust will own a pool of receivables consisting of motor vehicle retail installment sale contracts secured by security interests in the motor vehicles financed by those contracts. The Receivables Pool will [consist of] [include] the [Initial Receivables][receivables] which the seller transfers to the trust on the Closing Date. The [Initial Receivables][receivables] will include payments on the receivables which are made on or after the [Initial] Cutoff Date.

[THE SUBSEQUENT RECEIVABLES. In addition under the sale and servicing agreement, on and after the Closing Date, the seller will be obligated to sell and the trust will be obligated to purchase Subsequent Receivables from time to time during the Funding Period. The Subsequent Receivables will only be transferred if the conditions set forth in the sale and servicing agreement are met. The seller's obligation to transfer Subsequent Receivables is subject to their availability. The Subsequent Receivables will have an aggregate principal
balance equal to approximately $[          ]. The seller will designate a
Subsequent Cutoff Date each time it conveys Subsequent Receivables to the trust.

     We expect that the seller will convey some of the Subsequent Receivables arising between the Initial Cutoff Date and the Closing Date to the trust on the Closing Date and that the seller will convey other Subsequent Receivables to the trust as frequently as daily after the Closing Date on dates specified by the seller during the Funding Period. See "Description of the Receivables Transfer and Servicing Agreements -- Sale and Assignment of Subsequent Receivables" in this prospectus supplement.]

     [Upon each transfer of Subsequent Receivables, the Yield Supplement Agreement will require Ford Credit to deposit into the Yield Supplement Account an amount equal to the Additional Yield Supplement Amount, if any, in respect of those Subsequent Receivables. See "Description of the Receivables Transfer and Servicing Agreements -- Yield Supplement Account; Yield Supplement Agreement" in this prospectus supplement.]

     CRITERIA APPLICABLE TO SELECTION OF RECEIVABLES. Ford Credit purchased
approximately      % of the [Initial Receivables] [receivables] (by principal balance) from Ford dealers in the ordinary course of business in accordance with
Ford Credit's underwriting standards. PRIMUS purchased approximately      % of
the [Initial Receivables] [receivables] (by principal balance) from non-Ford dealers in the ordinary course of business in accordance with PRIMUS' underwriting standards which are substantially identical to Ford Credit's underwriting standards. Prior to PRIMUS becoming a division of Ford Credit, PRIMUS sold all receivables it originated to Ford Credit on a regular basis.

     The receivables were [and will be] selected from Ford Credit's and PRIMUS's portfolio for inclusion in the Receivables Pool by several criteria, some of which are set forth in the prospectus under "The Receivables Pools." [These criteria include the requirement that each receivable:

      --  provides for level monthly payments which provide interest at an
          annual percentage rate of not less than [     ]% and not greater than
          [     ]% [unless the seller increases the Reserve Initial Deposit by the amounts, if any, specified by the rating agencies rating the securities to maintain the ratings of the notes and the certificates];

      -- will fully amortize the amount financed over an original term no greater than [ ] months;

      -- is not more than [ ] days past due as of the [applicable] Cutoff Date and has never been extended; and

      --  was originated on or after [       ].]

     [As of the [applicable] Cutoff Date, no obligor on any receivable was [or will have been] noted in the related records of the servicer as being the subject of a bankruptcy proceeding.] The receivables were [or will be] selected at random from Ford Credit's and PRIMUS's portfolio of retail installment sale contracts for new vehicles and Ford Credit's and PRIMUS's portfolio of retail installment sale contracts for used vehicles, in each case meeting the criteria described above. No selection procedures believed to be adverse to the noteholders or the certificateholders were [or will be] utilized in selecting the receivables from qualifying retail installment sale contracts. No receivable
has [or will have] a scheduled maturity later than [       ].

     [The trust will not be obligated to purchase Subsequent Receivables on any Subsequent Transfer Date unless the receivables in the trust, taken together with the Subsequent Receivables to be transferred to the trust on that Subsequent Transfer Date, would meet the following criteria:

      -- not more than [ ]% of the principal balances of the receivables in the trust will represent vehicles financed at Ford Credit's used vehicle rates;

      -- the weighted average annual percentage of the receivables in the trust will not be less than [ ]%, unless the seller increases the [amount on deposit in the Reserve Account and the Specified Reserve Balance] [Reserve Initial Deposit] by the amounts, if any, specified by the rating agencies rating the securities to maintain the ratings of the notes and the certificates; and

      -- the receivables will have a weighted average remaining term not greater than [ ] months.

These criteria will be based on the characteristics of the Initial Receivables on the Initial Cutoff Date and any Subsequent Receivables on the related Subsequent Cutoff Dates.]

     [THE CHARACTERISTICS OF THE SUBSEQUENT RECEIVABLES MAY DIFFER FROM THOSE OF THE INITIAL RECEIVABLES. The Initial Receivables will represent approximately
[  ]% of the aggregate initial
principal amount of the notes and the certificates. However, there will be no required characteristics of the Subsequent Receivables except:

      --  the criteria described in this section; and

      -- the criteria, if any, specified by the rating agencies rating the securities to maintain the ratings of the notes and the certificates.

Therefore, following the transfer of Subsequent Receivables to the trust, the aggregate characteristics of the entire Receivables Pool, including the composition of the receivables, the distribution by annual percentage rate and the geographic distribution described in the following tables, may vary significantly from those of the Initial Receivables.]

     [Ford Credit and PRIMUS may originate Subsequent Receivables at a later date using credit criteria different from those which were applied to the Initial Receivables and the Subsequent Receivables may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the trust, the characteristics of the entire pool of receivables which the trust owns may vary significantly from those of the Initial Receivables. See "Risk Factors -- The Trust is Completely Dependent on Ford Credit to Originate Subsequent Receivables Eligible to be Purchased" and "The Receivables Pool" in this prospectus supplement.]

     With respect to the expected prepayment experience of the Receivables Pool, Ford Credit --

      -- believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life; and

      -- estimates that the actual weighted average life of its portfolio of U.S. retail installment contracts for new and used automobiles and light trucks ranges between [ ]% and [ ]% of their scheduled weighted average life.

See "Maturity and Prepayment Considerations" in this prospectus supplement and in the prospectus.

     [PURCHASES OF SUBSEQUENT RECEIVABLES. The trust may purchase Subsequent
Receivables during the Funding Period. The trust will initially have $[       ]
available to purchase Subsequent Receivables. This amount will be funded with the proceeds of the offering and will be maintained in the Pre-Funding Account. During the Funding Period, that amount will be reduced by:

      --  the amount used to purchase Subsequent Receivables; and

      -- the amount which the trust deposits into the Reserve Account upon each purchase of Subsequent Receivables.

     The seller expects that the amount in the Pre-Funding Account will be
reduced to $[       ] or less by the [       ] Payment Date.

     The geographical distribution and distribution by average annual percentage rate of the [Initial] Receivables Pool as of the [Initial] Cutoff Date are set forth in the following tables.

 GEOGRAPHIC DISTRIBUTION OF THE [INITIAL] RECEIVABLES POOL AS OF THE [INITIAL]
                                  CUTOFF DATE

                             PERCENTAGE OF
                          AGGREGATE PRINCIPAL
       STATE(1)                 BALANCE
       --------           -------------------
Alabama[(2)]..........                %
Alaska................                %
Arizona...............                %
Arkansas..............                %
California............                %
Colorado..............                %
Connecticut...........                %
Delaware..............                %
District of
  Columbia............                %
Florida...............                %
Georgia...............                %
Hawaii................                %
Idaho.................                %
Illinois..............                %
Indiana...............                %
Iowa..................                %
Kansas................                %
Kentucky..............                %
Louisiana.............                %
Maine.................                %
Maryland..............                %
Massachusetts.........                %
Michigan..............                %
Minnesota.............                %
Mississippi...........                %
Missouri..............                %

                             PERCENTAGE OF
                          AGGREGATE PRINCIPAL
       STATE(1)                 BALANCE
       --------           -------------------
Montana...............                %
Nebraska..............                %
Nevada................                %
New Hampshire.........                %
New Jersey............                %
New Mexico............                %
New York..............                %
North Carolina........                %
North Dakota..........                %
Ohio..................                %
Oklahoma..............                %
Oregon................                %
Pennsylvania(2).......                %
Rhode Island..........                %
South Carolina........                %
South Dakota..........                %
Tennessee.............                %
Texas.................                %
Utah..................                %
Vermont...............                %
Virginia..............                %
Washington............                %
West Virginia.........                %
Wisconsin.............                %
Wyoming...............                %

---------------
(1) Based on the billing addresses of the obligors on the receivables as of the [Initial] Cutoff Date.

(2) Excluded for administrative reasons.

    DISTRIBUTION BY ANNUAL PERCENTAGE RATE OF THE [INITIAL] RECEIVABLES POOL
                        AS OF THE [INITIAL] CUTOFF DATE

                                                                                   PERCENTAGE OF
                                                                                     AGGREGATE
                                                NUMBER OF         AGGREGATE          PRINCIPAL
APR RANGE                                      RECEIVABLES    PRINCIPAL BALANCE     BALANCE(1)
---------                                      -----------    -----------------    -------------
0.00 to 0.99...............................                   $                             %
1.00 to 1.99...............................                                                 %
2.00 to 2.49...............................                                                 %
2.50 to 2.99...............................                                                 %
3.00 to 3.49...............................                                                 %
3.50 to 3.99...............................                                                 %
4.00 to 4.49...............................                                                 %
4.50 to 4.99...............................                                                 %
5.00 to 5.49...............................                                                 %
5.50 to 5.99...............................                                                 %
6.00 to 6.49...............................                                                 %
6.50 to 6.99...............................                                                 %
7.00 to 7.49...............................                                                 %
7.50 to 7.99...............................                                                 %
8.00 to 8.49...............................                                                 %
8.50 to 8.99...............................                                                 %
9.00 to 9.49...............................                                                 %
9.50 to 9.99...............................                                                 %
10.00 to 10.49.............................                                                 %
10.50 to 10.99.............................                                                 %
11.00 to 11.49.............................                                                 %
11.50 to 11.99.............................                                                 %
12.00 to 12.49.............................                                                 %
12.50 to 12.99.............................                                                 %
13.00 to 13.49.............................                                                 %
13.50 to 13.99.............................                                                 %
14.00 to 14.49.............................                                                 %
14.50 to 14.99.............................                                                 %
15.00 to 15.49.............................                                                 %
15.50 to 15.99.............................                                                 %
16.00 to 16.49.............................                                                 %
16.50 to 16.99.............................                                                 %
17.00 to 17.49.............................                                                 %
17.50 to 17.99.............................                                                 %
18.00 to 18.49.............................                                                 %
18.50 to 18.99.............................                                                 %
19.00 to 19.49.............................                                                 %
19.50 to 19.99.............................                                                 %
20.00 [to [     ]].........................                                                 %
                                                 -------      -----------------       ------
     Totals................................      [      ]     $[               ]      [     ]%
                                                 =======      =================       ======

---------------

(1) May not add to 100.00% due to rounding.

     The [Initial] Receivables have the characteristics indicated below.

                                                                 PERCENTAGE
                                                                BY AGGREGATE
CHARACTERISTIC                                                PRINCIPAL BALANCE
--------------                                                -----------------
Originated by Ford Credit...................................       [    ]%
Originated by PRIMUS........................................       [    ]%
Precomputed Receivables.....................................       [    ]%
Simple Interest Receivables.................................       [    ]%
[Final Payment Receivables..................................       [    ]%]
[Precomputed Receivables which are Final Payment
  Receivables...............................................       [    ]%]
[Simple Interest Receivables which are Final Payment
  Receivables...............................................       [    ]%]
Vehicles financed at new vehicle rates......................       [    ]%
Vehicles financed at used vehicle rates.....................       [    ]%

     See "The Receivables Pools" in the prospectus for a further description of the characteristics of Precomputed Receivables [,][and] Simple Interest Receivables [and Final Payment Receivables].

WEIGHTED AVERAGE LIFE OF THE SECURITIES

     Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model, represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the [Initial Receivables][receivables].

     The rate of payment of principal of each class of notes and [the] [each class of] certificates will depend on the rate of payment (including prepayments) of the principal balance of the receivables. For this reason, final payment of [the] [any class of] notes and the final distribution in respect of [the] [each class of] certificates could occur significantly earlier than the respective Final Scheduled [Payment] [Distribution] Dates. The noteholders and the certificateholders will exclusively bear any reinvestment risk associated with early payment of the notes and the certificates, respectively.

     The table captioned "Percent of Initial Note Principal Amount or Initial Certificate Balance at Various ABS Percentages" has been prepared on the basis of the characteristics of the [Initial Receivables] receivables [and certain assumed characteristics with respect to the Subsequent Receivables] [and/or state other assumptions on which the ABS Table is based]. The ABS Table assumes that --

      -- the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

      -- each scheduled monthly payment on the receivables is made on the last day of each month and each month has 30 days;

      -- payments on the notes [are made on each Payment Date] and distributions on the certificates are made on each Distribution Date
          (and each such date is assumed to be the [   ] day of [the month in
          which such Payment Date or Distribution Date occurs] [each applicable month]);

      -- the balance in the Reserve Account on each [Payment Date and each] Distribution Date is equal to the Specified Reserve Balance; and

      -- the servicer exercises its option to purchase the receivables on the earliest Distribution Date on which it is permitted to do so, as described in this prospectus supplement.

     [State assumed characteristics with respect to the Subsequent Receivables.] [And/or, state other assumptions on which the ABS Table is based.]. The pools
have an assumed cutoff date of [                    ]. The ABS Table indicates
the projected weighted average life of each class of notes and the Class [C] Certificates and sets forth the percent of the initial principal amount of each class of notes and the percent of the initial Certificate Balance of the Class [C] Certificates] that is projected to be outstanding after each of the [Payment Dates or] Distribution Dates shown at various constant ABS percentages.

     The ABS Table also assumes that the [Initial Receivables] [receivables] have been aggregated into hypothetical pools with all of the [Initial Receivables] [receivables] within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, annual percentage rate, original term to maturity and remaining term to maturity as of the [Initial] Cutoff Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity. [State assumed characteristics with respect to hypothetical pools of Subsequent Receivables.]

                                                                  ORIGINAL TERM    REMAINING TERM
                                       AGGREGATE                   TO MATURITY      TO MATURITY
POOL                               PRINCIPAL BALANCE     APR       (IN MONTHS)      (IN MONTHS)
----                               -----------------     ---      -------------    --------------
1..............................    $                          %
2..............................                               %
3..............................                               %
4..............................                               %
5..............................                               %
6..............................                               %
7..............................                               %
8..............................                               %
9..............................                               %
10.............................                               %
11.............................                               %
12.............................                               %
13.............................                               %
14.............................                               %
15.............................                               %
16.............................                               %
17.............................                               %
18.............................                               %
                                   -----------------
                                   $[               ]
                                   =================

     The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time
and the weighted average lives of each class of notes and the [Class [   ]]
Certificates. [In addition, the ABS Table was prepared based on the characteristics of the initial receivables, which may be different from any Subsequent Receivables purchased by the trust.]

                  [PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT OR
             INITIAL CERTIFICATE BALANCE AT VARIOUS ABS PERCENTAGES

                                 [CLASS A-1 NOTES]                   [CLASS A-2 NOTES]                   [CLASS A-3 NOTES]
                         ---------------------------------   ---------------------------------   ---------------------------------
   DISTRIBUTION DATE      0.5%     1.0%     1.5%     1.8%     0.5%     1.0%     1.5%     1.8%     0.5%     1.0%     1.5%     1.8%
   -----------------      ----     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----
Closing Date...........  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
[ / / ]................
[ / / ]................
[ / / ]................
[ / / ]................
[ / / ]................
[ / / ]................
[ / / ]................
[ / / ]................
[ / / ]................
[ / / ]................
[ / / ]................
[ / / ]................
[ / / ]................
[ / / ]................
[ / / ]................
[ / / ]................
[ / / ]................
[ / / ]................
Weighted Average Life
  (years)(1)...........

---------------
(1) The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related Distribution Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

(2) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution in respect of the Certificate Balance of a certificate by the number of years from the date of the issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the original Certificate Balance of the certificate.

     THE ABS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                  PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT OR
             INITIAL CERTIFICATE BALANCE AT VARIOUS ABS PERCENTAGES

                                 [CLASS A-4 NOTES]                   [CLASS A-5 NOTES]                   [CLASS A-6 NOTES]
                         ---------------------------------   ---------------------------------   ---------------------------------
   DISTRIBUTION DATE      0.5%     1.0%     1.5%     1.8%     0.5%     1.0%     1.5%     1.8%     0.5%     1.0%     1.5%     1.8%
   -----------------      ----     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----
Closing Date...........  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
[ / / ]................
[ / / ]................
[ / / ]................
[ / / ]................
[ / / ]................
[ / / ]................
[ / / ]................
[ / / ]................
[ / / ]................
[ / / ]................
[ / / ]................
[ / / ]................
[ / / ]................
[ / / ]................
[ / / ]................
[ / / ]................
[ / / ]................
[ / / ]................
Weighted Average Life
  (years)(1)...........

---------------
(1) The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related Distribution Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

     THE ABS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                  PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT OR
             INITIAL CERTIFICATE BALANCE AT VARIOUS ABS PERCENTAGES

                                                  [CLASS B NOTES]                     [CLASS [C] CERTIFICATES]
                                        ------------------------------------    ------------------------------------
         DISTRIBUTION DATE               0.5%      1.0%      1.5%      1.8%      0.5%      1.0%      1.5%      1.8%
         -----------------               ----      ----      ----      ----      ----      ----      ----      ----
Closing Date........................    100.00    100.00    100.00    100.00    100.00    100.00    100.00    100.00
[ / / ].............................
[ / / ].............................
[ / / ].............................
[ / / ].............................
[ / / ].............................
[ / / ].............................
[ / / ].............................
[ / / ].............................
[ / / ].............................
[ / / ].............................
[ / / ].............................
[ / / ].............................
[ / / ].............................
Weighted Average Life
  (years)(1)(2).....................

---------------
(1) The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related Distribution Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

(2) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution in respect of the Certificate Balance of a certificate by the number of years from the date of the issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the original Certificate Balance of the certificate.

     THE ABS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES OF FORD CREDIT'S AND PRIMUS'S PORTFOLIOS

     Set forth below is certain information concerning the combined experience of Ford Credit and PRIMUS with their portfolios of U.S. retail installment sale contracts for new and used automobiles and light trucks (including previously sold contracts which Ford Credit or PRIMUS continues to service). [Ford Credit
began originating Final Payment Receivables in [          ].] [PRIMUS began
originating Final Payment Receivables in [          ].] There is no assurance
that the delinquency, repossession or loss experience of the receivables will be comparable to Ford Credit's and PRIMUS's experience shown in the following tables or that [insert any information regarding current trends] will continue in the future.

                           DELINQUENCY EXPERIENCE(1)

                                            THREE MONTHS ENDED
                                                 MARCH 31,                          YEAR ENDED DECEMBER 31,
                                           ---------------------   ---------------------------------------------------------
                                              [ ]         [ ]         [ ]         [ ]         [ ]         [ ]         [ ]
                                              ---         ---         ---         ---         ---         ---         ---
Average Number of Contracts Outstanding
  During the Period......................
Average Daily Delinquencies as a Percent
  of Average Contracts Outstanding
  31-60 Days(2)..........................      %           %           %           %           %           %           %
  61-90 Days(2)..........................      %           %           %           %           %           %           %
  Over 90 Days(3)........................      %           %           %           %           %           %           %

---------------
(1) The information in the table includes U.S. retail installment sale contracts for new and used automobiles and light trucks and includes previously sold contracts which Ford Credit continues to service.

(2) Delinquencies represent the daily average number of contracts delinquent.

(3) Delinquencies represent the average monthly end-of-period number of contracts delinquent.

                   CREDIT LOSS AND REPOSSESSION EXPERIENCE(1)

                                         THREE MONTHS ENDED
                                              MARCH 31,                    YEAR ENDED DECEMBER 31,
                                         -------------------   -----------------------------------------------
                                           [ ]        [ ]        [ ]       [ ]       [ ]       [ ]       [ ]
                                           ---        ---        ---       ---       ---       ---       ---
Average Portfolio Outstanding During
  the Period (Millions) Gross..........     $          $          $         $         $         $         $
  Net..................................     $          $          $         $         $         $         $
Repossessions as a Percent of Average
  Number of Contracts Outstanding......     %          %          %         %         %         %         %
  Net Losses as a Percent of Gross
    Liquidations(2)....................     %          %          %         %         %         %         %
  Net Losses as a Percent of Average
    Gross Portfolio Outstanding(2).....     %          %          %         %         %         %         %
  Net Losses as a Percent of Average
    Net Portfolio Outstanding(2).......     %          %          %         %         %         %         %

---------------
(1) All gross amounts and percentages are based on the gross amount scheduled to be paid on each contract including unearned finance and other charges. All net amounts and percentages are based on the net amount scheduled to be paid on each contract excluding unearned finance and other charges. The information in the table includes U.S. retail installment sale contracts for new and used automobiles and light trucks and includes previously sold contracts which Ford Credit continues to service.

(2) "Net Losses" are equal to the aggregate balance of all contracts which are determined to be uncollectible in the period less any recoveries on contracts charged-off in the period or any prior periods. Net Losses include expenses associated with outside collection agencies but exclude other expenses associated with collection, repossession, and disposition of the vehicle. These other expenses are not material to the data presented.

                 HOW YOU CAN COMPUTE YOUR PORTION OF THE AMOUNT
                    OUTSTANDING ON THE NOTES OR CERTIFICATES

     The servicer will provide to you in each report which it delivers to you a factor which you can use to compute your portion of the principal amount outstanding on the notes or certificates. We have described these factors separately for the notes and the certificates below.

NOTES

     HOW THE SERVICER COMPUTES THE FACTOR FOR YOUR [CLASS OF] NOTES. [The servicer will compute a separate factor for each class of notes.] The factor for [the] [each class of] notes will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to [the] [such class of] notes indicating the remaining outstanding principal amount of [the] [such class of] notes, as of the applicable [Distribution] [Payment] Date. The servicer will compute the factor after giving effect to payments to be made on such [Distribution] [Payment] Date, as a fraction of the initial outstanding principal amount of [the] [such class of] notes.

     YOUR PORTION OF THE OUTSTANDING AMOUNT OF THE NOTES. For each note you own, your portion of [the] [that class of] notes is the product of --

      --  the original denomination of your note; and

      -- the factor relating to your [class of] notes computed by the servicer in the manner described above.

CERTIFICATES

     HOW THE SERVICER COMPUTES THE FACTOR FOR YOUR [CLASS OF] CERTIFICATES. [The servicer will compute a separate factor for each class of certificates.] The factor for [the] [each class of] certificates will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to [the] [such class of] certificates indicating the remaining Certificate Balance [of such class of certificates], as of the applicable Distribution Date. The factor for [any class of] [the] certificates will be calculated after giving effect to distributions to be made on such Distribution Date, as a fraction of the Initial Certificate Balance [of such class of certificates].

     YOUR PORTION OF THE OUTSTANDING AMOUNT OF THE CERTIFICATES. For each certificate you own, your portion of [the] [that class of] certificates is the product of --

      --  the original denomination of your certificate; and

      -- the factor relating to your [class of] certificates computed by the servicer in the manner described above.

     THE FACTORS DESCRIBED ABOVE WILL DECLINE AS THE TRUST MAKES PAYMENTS ON THE SECURITIES

     Each of the factors described above will initially be 1.0000000. They will then decline to reflect reductions in --

      --  the outstanding principal amount of the [applicable class of] notes;
          or

      -- the outstanding principal amount [of the applicable class of certificates], as the case may be.

     These amounts will be reduced over time as a result of scheduled payments, prepayments and liquidations of the receivables [and as a result of a prepayment arising from application of funds in the Pre-Funding Account]. [They will not change, however, as a result of the addition of Subsequent Receivables.]

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     Information regarding certain maturity and prepayment considerations with respect to the securities is set forth under "Maturity and Prepayment Considerations" in the prospectus. In addition, no principal payments will be made at any time, including upon the occurrence and during the continuation of an Event of Default under the indenture --

      -- on the Class [A-2] Notes until the Class [A-1] Notes have been paid in full;

      -- on the Class [A-3] Notes until the Class [A-2] Notes have been paid in full;

      -- on the Class [A-4] Notes until the Class [A-3] Notes have been paid in full;

      -- on the Class [A-5] Notes until the Class [A-4] Notes have been paid in full;

      -- on the Class [A-6] Notes until the Class [A-5] Notes have been paid in full; or

      -- on the Class [B] Notes until the Class [A-6] Notes have been paid in full.

     [No distributions of principal on the certificates will be made until all the notes have been paid in full. [In addition, no distributions of principal will be made on the Class [D] Certificates until the Certificate Balance of the Class [C] Certificates has been reduced to zero.] See "Description of the Notes -- Payments of Principal" and "Description of the Certificates -- Distributions of Principal Payments" in this prospectus supplement.

     As the rate of payment of principal of [the] [each class of] notes and [the] [each class of] certificates depends on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of [the] [any class of] notes and the final distribution in respect of [the] [each class of] certificates could occur significantly earlier than the [respective] Final Scheduled [Payment] [Distribution] Date[s].

     THERE IS NO ASSURANCE THAT YOUR SECURITIES WILL BE REPAID ON THE SCHEDULED DATES. It is expected that final payment of [the] [each class of] notes and the final distribution in respect of [the] [each class of] certificates will occur on or prior to the [respective] Final Scheduled [Payment and] [Distribution] Date[s]. Failure to make final payment of [the] [any class of] notes on or prior to the [respective] Final Scheduled [Payment and] [Distribution] Date[s] would constitute an Event of Default under the indenture. See "Description of the Notes -- The Indenture -- Events of Default; Rights upon Event of Default" in this prospectus supplement and in the prospectus. In addition, the sale and servicing agreement requires that the remaining Certificate Balance [of each class of certificates] be paid in full on the [respective] Final Scheduled Distribution Date[s]. However, no assurance can be given that sufficient funds will be available to pay [the] [each class of] notes and [the] [each class of] certificates in full on or prior to the [respective] Final Scheduled [Payment and] [Distribution] Date[s]. If sufficient funds are not available, final payment of [the] [any class of] notes and the final distribution in respect of [the] [either class of] certificates could occur later than such dates.

     THE LEVEL OF PREPAYMENTS OF THE RECEIVABLES AND REQUIRED REPURCHASES BY THE SELLER ARE UNPREDICTABLE AND MAY AFFECT PAYMENTS ON THE SECURITIES. The rate of prepayments of the receivables may be influenced by a variety of economic, social and other factors. In addition, under circumstances relating to breaches of representations, warranties or covenants, the seller and/or the servicer may be obligated to repurchase receivables from the trust. See "The Receivables Pool" in this prospectus supplement and "Description of the Receivables Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in the prospectus. A higher than anticipated rate of prepayments will reduce the aggregate principal balance of the receivables more quickly than expected and thereby reduce anticipated aggregate interest payments on the securities. The noteholders and the certificateholders will alone bear any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables as set forth in the priority of distributions in this prospectus supplement. Such reinvestment risks include the risk that interest rates may be lower at the time such holders received payments from the trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

     RISKS OF SLOWER OR FASTER REPAYMENTS. Noteholders and certificateholders should consider --

      -- in the case of notes or certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield; and

      -- in the case of notes or certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

                            DESCRIPTION OF THE NOTES

THE INDENTURE

     The trust will issue the notes under an indenture to be dated as of
[            ], between the trust and [            ], as indenture trustee. We
will file a copy of the indenture with the Securities and Exchange Commission after the trust issues the notes. The following summary describes certain terms of the notes and the indenture. The summary is not a complete description of all the provisions of the notes and the indenture. We refer you to those provisions. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture set forth under the headings "Description of the Notes" and "Certain Information Regarding the Securities" in the prospectus.

PAYMENTS OF INTEREST

     [The] [Each class of] notes [other than the Class A-3 Notes] will constitute "Fixed Rate Securities," as that term is defined under "Certain Information Regarding the Securities -- Fixed Rate Securities" in the prospectus. [The Class A-2 Notes will constitute "Floating Rate Securities" which are [LIBOR Securities], as those terms are defined under "Certain Information Regarding the Securities -- Floating Rate Securities" in the prospectus.] Interest on the principal amount[s] of the notes will accrue at the [respective] per annum interest rates for the [various classes of] notes and will be payable to the noteholders on each [Payment Date] [Distribution Date]. The trust will make payments on the notes as of each Record Date.

     [However, if on any two consecutive Distribution Dates any amount is withdrawn from the Reserve Account to cover shortfalls on the notes or the certificates, then each following Distribution Date will constitute a Payment Date, until the quarterly Payment Date following the first Distribution Date on which --

      --  no amount is withdrawn from the Reserve Account to cover shortfalls;
          and

      -- the amount on deposit in the Reserve Account is equal to the Specified Reserve Balance.]

     [However, if the commercial paper rating or certificate of deposit rating of the Guaranteed Rate Agreement Counterparty in this prospectus supplement is at any time reduced below A-1+ or P-1 by the applicable rating agency and the servicer is unable to obtain a Replacement Guaranteed Rate Agreement or a pledge of securities or otherwise satisfy the applicable rating agency within 60 days of receiving notice of such decline, then each following Distribution Date will constitute a Payment Date. See "Description of the Receivables Transfer and Servicing Agreements -- Guaranteed Rate Agreement" in this prospectus supplement.]

     CALCULATION OF INTEREST. Interest will accrue during each Interest Period and will be calculated on the [various classes of notes] as follows:

      -- [Actual/360. Interest on the Class A-1 Notes and the Class A-2 Notes will be calculated on the basis of actual days elapsed and a 360-day year.]

      -- 30/360. Interest on the [Class A-3 Notes, Class A-4 Notes, Class A-5 Notes and Class A-6 Notes] will be calculated on the basis of a 360-day year of twelve 30-day months.

      -- Unpaid Interest Accrues. Interest accrued as of any [Distribution] [Payment] Date but not paid on such [Distribution] [Payment] Date will be due on the next [Distribution] [Payment] Date, together with interest on such amount at the applicable interest rate [plus 2.00%] (to the extent lawful).

      -- [With respect to the interest rate on the Class A-3 Notes, the "Index Maturity" for LIBOR will be [three months (in the case of quarterly Payment Dates)] [one month (in the case of monthly Payment Dates)] and the "Interest Reset Period" for such calculation will be the Interest Period. See "Certain Information Regarding the Securities -- Floating Rate Securities" in the prospectus.]

     PRIORITY OF INTEREST PAYMENTS. The trust will generally derive the interest payments it makes on the notes on any Distribution Date from the funds deposited into the Collection Account with respect to the preceding Collection Period. This will include funds, if any, deposited into the Collection Account from the Reserve Account and the Payahead Account, remaining after the payment of --

      --  the Servicing Fee; and

      -- in the case of the Class B Notes, interest on the Class A Notes and the First Priority Principal Distribution Amount, if any.

     THE TRUST WILL PAY INTEREST PRO RATA TO CLASS A NOTEHOLDERS IF IT DOES NOT HAVE ENOUGH FUNDS AVAILABLE TO PAY ALL INTEREST DUE. The amount available for interest payments on the Class A Notes could be less than the amount of interest payable on the Class A Notes on any Distribution Date. In that event, [the Class A-1 noteholders, the Class A-2 noteholders, the Class A-3 noteholders, the Class A-4 noteholders, the Class A-5 noteholders, and the Class A-6 noteholders] will receive their ratable share of the aggregate amount available to be distributed in respect of interest on the Class A Notes. Their ratable share of the interest due will be based on the total amount of interest due to the Class A noteholders.

     INTEREST PAID ON THE CLASS B NOTES IS SUBORDINATE TO INTEREST PAID ON THE CLASS A NOTES. Interest on the Class B Notes will not be paid on any Distribution Date until interest payments on the Class A Notes and the First Priority Principal Distribution Amount, if any, have been paid in full. If the amount available for interest payments on the Class B Notes is less than the amount of interest payable on the Class B Notes on any Distribution Date, each of the holders of the Class B Notes will receive their ratable share (based upon the total amount of interest due to such Class B noteholders) of the aggregate amount available to be distributed in respect of interest on the Class B Notes. See "Description of the Receivables Transfer and Servicing
Agreements -- Distributions" and "-- Reserve Account" in this prospectus supplement.

     EVENT OF DEFAULT. An Event of Default under the indenture will occur if the full amount of interest due on the Class A Notes is not paid within five days of the related Distribution Date. While any of the Class A Notes remain outstanding, the failure to pay interest due on the Class B Notes within five days of the related Distribution Date will not be an Event of Default. See "Description of the Notes -- The Indenture Events of Default; Rights upon Event of Default" in this prospectus supplement and in the prospectus.

PAYMENTS OF PRINCIPAL

     The trust will generally make principal payments to the noteholders on each [Distribution] [Payment] Date in an amount equal to the Principal Distribution Amount. The "Principal Distribution Amount" with respect to any [Distribution] [Payment] Date equals the sum of --

      --  the First Priority Principal Distribution Amount;

      --  the Second Priority Principal Distribution Amount; and

      --  and the Regular Principal Distribution Amount.

The trust will pay the Principal Distribution Amount on each [Distribution] [Payment] Date to the extent that it has funds available after it pays in full all amounts ranking senior to each component of the Principal Distribution Amount. The trust will make these payments in accordance with the priorities described in "Description of the Receivables Transfer and Servicing Agreements -- Distributions" in this prospectus supplement.

     The trust will derive principal payments on the notes from the funds on deposit in the Collection Account with respect to the Collection Period preceding the related Distribution Date. This will include funds, if any, deposited into the Collection Account from the Reserve Account and the Payahead Account).

     EVENT OF DEFAULT. Payments on the notes may be accelerated upon an Event of Default. The effect on the noteholders of an Event of Default depends on the type of default.

      -- DEFAULTS ON PAYMENTS OF INTEREST AND PRINCIPAL AND INSOLVENCY RESULTING IN ACCELERATION. Following the occurrence and during the continuation of an Event of Default relating to default in the payment of principal or default for five days or more in the payment of interest on any note which has resulted in an acceleration of the notes, or following an Insolvency Event or a dissolution with respect to the seller or the General Partner, the priority of distributions changes and Class A noteholders must be paid in full before any distributions of principal or interest may be made on the Class B Notes and the certificates.

      -- OTHER DEFAULTS RESULTING IN ACCELERATION. Following the occurrence of any other Event of Default which has resulted in an acceleration of the notes, the priority of distributions does not change and the trust will continue to pay interest on the Class A Notes and the Class B Notes on each [Payment] [Distribution] Date prior to the distribution of principal on the Class A Notes on such [Payment] [Distribution] Date.

      -- CERTIFICATES SUBORDINATED UPON ANY EVENT OF DEFAULT. Following the occurrence of any Event of Default, the priority of distributions changes and the Class B noteholders will be entitled to be paid in full before any distributions of principal or interest may be made on the certificates. See "Description of the Receivables Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" in this prospectus supplement.

     On each Determination Date, the indenture trustee will determine the amount in the Collection Account for distribution on the related [Payment] [Distribution] Date. Payments to noteholders and certificateholders will be made on each [Payment] [Distribution] Date in accordance with that determination.

     PRIORITY OF PRINCIPAL REPAYMENTS. Principal payments on the notes will be applied on each [Payment] [Distribution] Date, including upon the occurrence and during the continuation of an Event of Default in the following order of priority:

    [ -- to the principal amount of the Class A-1 Notes until such principal amount is paid in full;

      -- to the principal amount of the Class A-2 Notes until such principal amount is paid in full;

      -- to the principal amount of the Class A-3 Notes until such principal amount is paid in full;

      -- to the principal amount of the Class A-4 Notes until such principal amount is paid in full;

      -- to the principal amount of the Class A-5 Notes until such principal amount is paid in full;

      -- to the principal amount of the Class A-6 Notes until such principal amount is paid in full; and

      -- to the principal amount of the Class B Notes until such principal amount is paid in full.]

     NOTES MAY NOT BE REPAID ON THEIR SCHEDULED DATES OF FINAL PRINCIPAL REPAYMENTS. The principal amounts of [the] [any class of] notes to the extent not previously paid will be due on the Final Scheduled [Payment] [Distribution] Date relating [that class of] [the] notes. Those dates are listed on the cover of this prospectus supplement. The actual date on which the aggregate outstanding principal amount of [the] [any class of] notes is paid may be earlier or later than the [Final Scheduled] [Payment] [Distribution Dates] [relating to that class of notes] based on a variety of factors, including those described under "Maturity and Prepayment Considerations" in this prospectus supplement and in the prospectus.

THE INDENTURE

     EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. Upon an Event of Default under the indenture, the noteholders will have the rights set forth in the prospectus under "Description of the Notes -- The Indenture -- Events of Default; Rights Upon Event of Default." The indenture trustee may sell the receivables subject to the conditions described in the prospectus under "Description of the Notes -- The Indenture -- Events of Default; Rights Upon Event of Default" following an Event of Default, including --

      -- a default in the payment of any principal of or a default for five days or more in the payment of any interest on any note; or

      --  an Insolvency Event or dissolution with respect to the trust.

     In the case of any other Event of Default, the indenture trustee may not sell the receivables unless one of the conditions set forth in the prospectus under "Description of the Notes -- The Indenture -- Event of Default; Rights upon Event of Default" has been satisfied [and, in addition, either --

      --  the holders of all outstanding certificates consent to such sale, or

      -- the proceeds of the sale are sufficient to pay in full the principal of and accrued interest on all of the outstanding notes and certificates on the date of the sale].

In the event of a sale of the receivables by the indenture trustee following an Event of Default, the noteholders [and certificateholders] will receive notice and an opportunity to submit a bid in the sale.

     [The failure to pay interest due on the Class B Notes will not be an Event of Default until the Class A Notes have been paid in full.]

     Under the Trust Indenture Act of 1939, the indenture trustee may be deemed to have a conflict of interest and be required to resign as trustee for either the Class A Notes or the Class B Notes if a default occurs under the indenture. In these circumstances, the indenture will provide for a successor trustee to be appointed for one or both of the Class A Notes and Class B Notes, in order that there be separate trustees for each of the Class A Notes and the Class B Notes. So long as any amounts remain unpaid with respect to the Class A Notes --

      -- only the indenture trustee for the Class A noteholders will have the right to exercise remedies under the indenture; and

      -- only the Class A noteholders will have the right to direct or consent to any action to be taken, including sale of the receivables.

In any case, the Class B noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class B Notes to the Class A Notes as described in this prospectus supplement. When the Class A Notes are repaid in full, all rights to exercise remedies under the indenture will transfer to the trustee for the Class B Notes.

If an indenture trustee relating to any class of notes resigns, its resignation will become effective only after a successor indenture trustee for that class of notes is appointed and the successor accepts the appointment.]

[MANDATORY PREPAYMENT

     If any amounts remain in the Pre-Funding Account at the end of the Pre-Funding Period, the trust will prepay [the] [one or more classes of] notes in part on the Distribution Date on or immediately following the last day of the Funding Period, after giving effect to any purchases of Subsequent Receivables on that Distribution Date.

     AMOUNT PREPAID. The classes which the trust will redeem depends upon the amount on deposit in Pre-Funding Account when the redemption is to occur, as described below.

      --  If the amount on deposit in the Pre-Funding Account is less than or
          equal to $[          ], then that amount will be used to prepay the
          [Class A-1] Notes [up to an amount not to exceed their outstanding principal amount and then to prepay the Class A-2 Notes].

      --  If the amount on deposit in the Pre-Funding Account is greater than
          $[          ], then that amount will be used to prepay [each class of]
          [the] notes and [each class of] [the] certificates. The aggregate principal amount of [each class of] notes and certificates redeemed will be an amount equal to the Pre-Funding Percentage of the amount on deposit in the Pre-Funding Account.

     [NOTE PREPAYMENT PREMIUM. The trust will be required to pay the Note Prepayment Premium, which represents the certificateholders' expected yield on
their certificates over a reference security through [            ], to the
noteholders if --

      -- the trust is required to prepay the notes and certificates in a mandatory prepayment described above;

      --  and the amount prepaid exceeds $[            ].

     THE TRUST'S OBLIGATION TO PAY THE NOTE PREPAYMENT PREMIUM AND CERTIFICATE PREPAYMENT PREMIUM ARE LIMITED TO AMOUNTS IT RECEIVES FROM THE SELLER. Under the sale and servicing agreement, the seller will be obligated to pay the sum of the Note Prepayment Premium [for each class of notes] and the Certificate Prepayment Premium to the trust as liquidated damages for the failure to deliver Subsequent Receivables having an aggregate principal balance equal to the Pre-Funded Amount. The trust's obligation to pay the Note Prepayment Premium [for each class of notes] and the Certificate Prepayment Premium [for each class of certificates] will be limited to funds received from the seller with respect to these amounts.

     [In the event that such funds are insufficient to pay the Note Prepayment Premium [for each class of notes] and the Certificate Prepayment Premium in full, noteholders [of each class of notes] will receive their ratable share (based upon the aggregate Note Prepayment Premium [for such class]) of the aggregate amount available to be distributed in respect of the Note Prepayment Premium and the Certificate Prepayment Premium. No other assets of the seller or the trust will be available for the purpose of making such payment.]]

OPTIONAL REDEMPTION

     The [Class A-6] Notes and the [Class B] Notes will be redeemed in whole, but not in part, on any Distribution Date on which the servicer exercises its option to purchase the receivables. The servicer may purchase the receivables when the Pool Balance shall have declined to 10% or less of the Initial Pool Balance [plus the aggregate principal balance of any Subsequent Receivables as of the Subsequent Cutoff Date], as described in the prospectus under "Description of the Receivables Transfer and Servicing
Agreements -- Termination." The redemption price for the [Class A-6] Notes and the [Class B] Notes will be equal to --

      -- the unpaid principal amount of such notes plus accrued and unpaid interest at the rate of interest on those notes; plus

      -- interest on any past due interest at the rate of interest on those notes (to the extent lawful).

                        DESCRIPTION OF THE CERTIFICATES

     The trust will issue the certificates [in fully registered, certificated form] under the trust agreement. We have filed a form of the trust agreement as an exhibit to the registration statement of which this prospectus supplement is a part. A copy of the trust agreement will be filed with the SEC after the trust issues the notes and the certificates. We summarize below some of the most important terms of the certificates and the trust agreement. This summary is not a complete description of all the provisions of the trust agreement and the certificates. We refer you to those documents. The following summary is a supplement to the description of the general terms and provisions of the certificates of any given series and the related trust agreement provided under the headings "Description of the Certificates," "Certain Information Regarding the Securities" and "Description of the Receivables Transfer and Servicing Agreements" in the prospectus. We refer you to those sections of the prospectus.

DISTRIBUTIONS OF INTEREST INCOME

     On each Distribution Date, commencing [               ], the
certificateholders of each class of certificates will be entitled to distributions in an amount equal to the amount of interest that would accrue on the Certificate Balance of their class of certificates at the applicable rate of interest on the certificates. [The certificates will constitute Fixed Rate Securities, as such term is defined under "Certain Information Regarding the Securities -- Fixed Rate Securities" in the prospectus.] The [Class [ ]] Certificates will constitute Floating Rate Securities which are [LIBOR Securities], as such terms are defined under "Certain Information Regarding the Securities -- Floating Rate Securities" in the prospectus.

     Interest will accrue --

      -- from and including the Closing Date (in the case of the first Distribution Date); or

      -- from and including the [[ ] day of the calendar month] [the Distribution Date] preceding each Distribution Date to but excluding the [ ] day of the following calendar month] [the following Distribution Date].

     [INTEREST IS CALCULATED 30/360. Interest on the certificates will be calculated on the basis of a 360-day year of twelve 30-day months.]

     UNPAID INTEREST ACCRUES. Interest distributions due for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date increased by an amount equal to interest on such amount at the rate of interest on the certificates (to the extent lawful).

     FUNDS AVAILABLE FOR DISTRIBUTIONS ON CERTIFICATES. The trust will fund interest distributions on the certificates from the portion of the funds on deposit in the Collection Account with respect to the Collection Period preceding the related Distribution Date, including funds, if any, deposited into the Collection Account from the Reserve Account and the Payahead Account, remaining after the trust pays:

      --  the Servicing Fee;

      --  the interest due on the Class A Notes;

      --  the First Priority Principal Distribution Amount, if any;

      --  the interest due on the Class B Notes;

      --  the Second Priority Principal Distribution Amount, if any; and

      -- in the case of the Class [D] Certificates, the interest due on the Class [C] Certificates.

     However, following the occurrence of an Event of Default which has resulted in an acceleration of the notes or following an Insolvency Event or a dissolution with respect to the seller or the General Partner, the noteholders will be entitled to be paid interest and all principal in full before any distributions may be made on the certificates. See "Description of the Receivables Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" in this prospectus supplement.

DISTRIBUTIONS OF PRINCIPAL PAYMENTS

     THE TRUST WILL DISTRIBUTE PRINCIPAL ON THE CERTIFICATES ONLY AFTER PRINCIPAL ON THE NOTES IS FULLY PAID. Certificateholders will be entitled to receive principal payments on each Distribution Date, commencing with the Distribution Date on which all of the notes have been paid in full in an amount generally equal to the Principal Distribution Amount, after giving effect to any portion of that amount payable to noteholders. The trust will make distributions of principal to the certificateholders at that time to the extent that amounts are remaining after it pays in full of all amounts ranking senior to such component in accordance with the priorities described in "Description of the Receivables Transfer and Servicing Agreements -- Distributions" in this prospectus supplement.

     PRIORITY OF PRINCIPAL DISTRIBUTIONS. Distributions with respect to principal payments on the certificates will be applied on each Distribution Date commencing on the Distribution Date on which all the notes are paid in full in the following order of priority:

     (1) in payment of the Certificate Balance of the Class C Certificates, until the Certificate Balance of the Class C Certificates has been paid in full; and

     (2) in payment of the Certificate Balance of the Class D Certificates, until the Certificate Balance of the Class D Certificates has been paid in full.

     The trust will make distributions with respect to principal payments on the certificates from the funds on deposit in the Collection Account with respect to the Collection Period preceding the related Distribution Date (including funds, if any, deposited into the Collection Account from the Reserve Account and the Payahead Account). Following the occurrence of an Event of Default which has resulted in an acceleration of the notes or following an Insolvency Event or a dissolution with respect to the seller or the General Partner, the noteholders will be entitled to be paid interest and all principal in full before any distributions may be made on the certificates. See "Description of the Receivables Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" in this prospectus supplement.

     The outstanding Certificate Balance of each class of certificates will be payable in full on the Final Scheduled Distribution Date relating to [that class of] [the] certificates. The actual date on which the trust pays the aggregate Certificate Balance [of either class of certificates] may be earlier or later than the applicable Final Scheduled Distribution Date, based on a variety of factors, including those described under "Maturity and Prepayment Considerations" in this prospectus supplement and in the prospectus.

[MANDATORY PREPAYMENT

     The trust will make cash distributions to certificateholders, on a pro rata basis, on the Distribution Date on or immediately following the last day of the Funding Period in the event that the amount on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables,
including any such purchase on such date, exceeds $[          ]. The aggregate
principal balance of the certificates to be repurchased will be an amount equal to the certificates' Pre-Funding Percentage of the amount then on deposit in the Pre-Funding Account. [The Certificate Prepayment Premium, which represents the certificateholders' expected yield on
their certificates over a reference security through [               ], will be
payable by the trust to the certificateholders at the time of any mandatory prepayment of the certificates as described above.]

     THE TRUST'S OBLIGATION TO PAY THE NOTE PREPAYMENT PREMIUM AND CERTIFICATE PREPAYMENT PREMIUM ARE LIMITED TO AMOUNTS IT RECEIVES FROM THE SELLER. Under the sale and servicing agreement, the seller will be obligated to pay the sum of the Note Prepayment Premium [for each class of notes] and the Certificate Prepayment Premium to the trust as liquidated damages for the seller's failure to deliver Subsequent Receivables having an aggregate principal balance equal to the Pre-Funded Amount. The trust's obligation to pay the Note Prepayment Premium [for each class of notes] and the Certificate Prepayment Premium [for each class of certificates] will be limited to funds received from the seller with respect to these amounts.

     [In the event that such funds are insufficient to pay the Note Prepayment Premium [for each class of notes] and the Certificate Prepayment Premium in full, certificateholders [of each class of certificates] will receive their ratable share (based upon the aggregate Certificate Prepayment Premium [for such class]) of the aggregate amount available to be distributed in respect of the Note Prepayment Premium and the Certificate Prepayment Premium. No other assets of the seller or the trust will be available for the purpose of making such payment.]]

OPTIONAL PREPAYMENT

     If the servicer exercises its option to purchase the receivables when the Pool Balance declines to 10% or less of the Initial Pool Balance, you will receive an amount in respect of your certificates equal to the sum of:

      -- the outstanding Certificate Balance [of such class] together with accrued interest at the rate of interest on [the] [that class of] certificates; and

      -- interest on any past due interest at the rate of interest on your certificates, to the extent lawful.

     That distribution will cause the early retirement of your certificates. See "Description of the Receivables Transfer and Servicing Agreements -- Termination" in the prospectus.

PRIORITY OF NOTES

     The rights of certificateholders to receive distributions of interest are subordinated to the rights of noteholders to receive payments of interest and, under some conditions, principal. In addition, the certificateholders will have no right to receive distributions of principal until the aggregate principal amount of all the notes has been paid in full.

     Consequently, before the trust makes distributions of interest on the [Class C] Certificates, funds on deposit in the Collection Account with respect to the Collection Period preceding the related Distribution Date (including funds, if any, deposited into the Collection Account from the Reserve Account and the Payahead Account) will be applied to the payment of --

      --  the interest due on the Class A Notes;

      --  the First Priority Principal Distribution Amount, if any;

      --  interest due on the Class B Notes; and

      --  the Second Priority Principal Distribution Amount, if any.

Those amounts also will be applied to the payment of principal on the notes in full before distributions of principal on the Class C Certificates. See "Description of the Receivables Transfer and Servicing
Agreements -- Distributions" in this prospectus supplement.

     In addition, following the occurrence of an Event of Default which has resulted in an acceleration of the notes or following an Insolvency Event or a dissolution with respect to the seller or the General Partner, the noteholders will be entitled to be paid interest and all principal in full before any distributions may be made on the certificates. See "Description of the Receivables Transfer and Servicing Agreements -- Insolvency Event or Dissolution" in the prospectus.

     [In addition, on each Distribution Date after any rating agency rating the notes or certificates reduces or withdrawals its ratings of [any class of] [the] notes, the certificateholders will not receive any distributions of principal until --

      --  all the notes have been paid in full; or

      --  the reduced or withdrawn rating has been restored.

There can be no assurance that a rating will remain for a given period of time or that a rating will not be lowered or withdrawn entirely by any rating agency if in its judgment the withdrawal or reduction is warranted by the circumstances.]

        DESCRIPTION OF THE RECEIVABLES TRANSFER AND SERVICING AGREEMENTS

     We have summarized below some of the important terms of the Receivables Transfer and Servicing Agreements. We have filed forms of the Receivables Transfer and Servicing Agreements as exhibits to the registration statement. We will file copies of the actual Receivables Transfer and Servicing Agreements with the SEC after we issue the notes and the certificates. This summary is not a complete description of all of the provisions of the Receivables Transfer and Servicing Agreements. It is subject to all of the provisions of the Receivables Transfer and Servicing Agreements. The following summary supplements the description of the general terms and provisions of the Receivables Transfer and Servicing Agreements set forth under the heading "Description of the Receivables Transfer and Servicing Agreements" in the prospectus.

SALE AND ASSIGNMENT OF RECEIVABLES[; SUBSEQUENT RECEIVABLES]

     You can find more information about the transfer of the [Initial Receivables] [receivables] from the seller to the trust on the Closing Date under the sale and servicing agreement in the prospectus under "Description of the Receivables Transfer and Servicing Agreements -- Sale and Assignment of Receivables". [During the Funding Period, under the sale and servicing agreement, the seller will be obligated to sell to the trust Subsequent Receivables having an aggregate principal balance equal to the initial
Pre-Funded Amount, which is approximately $[          ], to the extent that the
seller has Subsequent Receivables available.

     [During the Funding Period on each Subsequent Transfer Date, subject to the conditions described below, the seller will sell and assign to the trust, without recourse, the seller's entire interest in the Subsequent Receivables which the seller designated as of the related Subsequent Cutoff Date and identified in a schedule attached to a subsequent transfer assignment relating to those Subsequent Receivables executed on that date by the seller. We expect that on the Closing Date, subject to the conditions described below, the seller will convey to the trust some of the Subsequent Receivables designated by the seller and arising between the Initial Cutoff Dates and the Closing Date. Upon the conveyance of Subsequent Receivables to the trust on a Subsequent Transfer Date --

     (1) the Pool Balance will increase in an amount equal to the aggregate principal balances of the Subsequent Receivables;

     (2) the trust will withdraw an amount equal to [     ]% of the aggregate
         principal balances of such Subsequent Receivables from the Pre-Funding Account and deposit that amount into the Reserve Account; and

     (3) the trust will withdraw an amount equal to the excess of the aggregate principal balances of such Subsequent Receivables over the amount described in clause (2) from the Pre-Funding Account and pay that amount to the seller.]

     [Coincident with each such transfer of Subsequent Receivables, the Yield Supplement Agreement will require Ford Credit or PRIMUS, as applicable, to deposit into the Yield Supplement Account an amount equal to the Additional Yield Supplement Amount, if any, in respect of those Subsequent Receivables. See "-- Yield Supplement Account; Yield Supplement Agreement" in this prospectus supplement.]

     [CONDITIONS PRECEDENT TO TRANSFER OF SUBSEQUENT RECEIVABLES. Any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions precedent, among others:

     (1) each Subsequent Receivable must satisfy the eligibility criteria specified in the sale and servicing agreement;

     (2) the seller will not have selected the Subsequent Receivables in a manner that it believes is adverse to the interests of the noteholders or the certificateholders;

     (3) as of the related Subsequent Cutoff Date, the receivables, including any Subsequent Receivables which the seller conveys as of such Subsequent Cutoff Date, satisfy the criteria described under "The Receivables Pool" in this prospectus supplement and "The Receivables Pools" in the prospectus;

     (4) the applicable Reserve Initial Deposit for the related Subsequent Transfer Date shall have been made; and

     (5) the seller shall have executed and delivered to the trust (with a copy to the indenture trustee) a written assignment conveying the Subsequent Receivables to the trust (including a schedule identifying the Subsequent Receivables).

     CONDITIONS SUBSEQUENT TO TRANSFER OF SUBSEQUENT RECEIVABLES. Any conveyance of Subsequent Receivables made during any given Collection Period will also be subject to the satisfaction, on or before the fifteenth day of the month following the end of that Collection Period, of the following conditions subsequent, among others:

     (1) the seller will have delivered opinions of counsel to the Owner Trustee, the indenture trustee and the rating agencies rating the notes or certificates regarding the validity of the conveyance of all the Subsequent Receivables conveyed during that Collection Period;

     (2) the trust and the indenture trustee shall have received written confirmation from a firm of independent certified public accountants that, as of the end of the preceding Collection Period, the receivables in the trust at that time, including the Subsequent Receivables conveyed by the seller during each Collection Period, satisfied the parameters described under "The Receivables Pool" in this prospectus supplement and under "The Receivables Pools" in the prospectus; and

     (3) each of the rating agencies rating the notes or certificates shall have notified the seller in writing that, following the addition of all such Subsequent Receivables, [each class of] [the] notes and [each class of] [the] certificates will be rated by those in the same rating category as they were rated by those rating agencies on the Closing Date.

     The seller will be required to immediately repurchase any Subsequent Receivable, at a price equal to the Purchase Amount of that Subsequent Receivable, upon its failure to satisfy any of the conditions subsequent listed above with respect to those Subsequent Receivables.

[CREDIT CRITERIA MAY DIFFER WITH REGARD TO SUBSEQUENT RECEIVABLES. Ford Credit may have originated the Subsequent Receivables at a later date using credit criteria different from those which were applied to the Initial Receivables. See "Risk Factors -- The Subsequent Receivables and the Pre-Funding Account" and "The Receivables Pool" in this prospectus supplement.]]

ACCOUNTS

ACCOUNTS OF THE TRUST. In general, the servicer will be permitted to retain collections on the receivables until the business day preceding the following Distribution Date. However, the servicer will be required to remit collections received with respect to the receivables not later than the second Business Day after receipt to the Collection Account if (1) there is an Event of Servicing Termination, (2) if Ford Credit is no longer the servicer or (3) if one of the other conditions set forth in the sale and servicing agreement is not met. In addition to the Accounts referred to under "Description of the Receivables Transfer and Servicing Agreements -- Accounts" in the prospectus --

      --  the indenture trustee will establish the Principal Distribution
          Account;

      -- the Owner Trustee will establish the Certificate Interest Distribution Account and the Certificate Principal Distribution Account; [and]

      -- the servicer will establish and will maintain with the indenture trustee the Reserve Account, in the name of the indenture trustee on behalf of the noteholders and the certificateholders[; and][.]

      --  [the indenture trustee will establish the Yield Supplement Account.]

     PAYAHEAD ACCOUNT. The servicer also will establish and will maintain with the indenture trustee the Payahead Account. Amounts on deposit in the Payahead Account are held for the benefit of obligors who have paid ahead a payment or a payment before its due date until the servicer applies those amounts when the payment is due. For that reason, the Payahead Account will not be included in the property of the trust.

SERVICING COMPENSATION AND EXPENSES

     The servicer is entitled to receive the Servicing Fee on each Distribution Date. The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates, will be payable on each Distribution Date. The Servicing Fee will be paid only to the extent of the funds on deposit in the Collection Account with respect to the Collection Period preceding such Distribution Date, including funds, if any, deposited into the Collection Account from the Reserve Account and the Payahead Account. The servicer also is entitled to receive the Supplemental Servicing Fee. See "Description of the Receivables Transfer and Servicing Agreements -- Servicing Compensation and Expenses" in the prospectus.

RIGHTS UPON EVENT OF SERVICING TERMINATION

     If an Event of Servicing Termination occurs, the indenture trustee or the [Class A] noteholders evidencing not less than a majority of the principal amount of the [Class A] Notes may remove the servicer without the consent of any of the [Class B] noteholders or the certificateholders. The [Class B] noteholders will not have the ability to remove the servicer if an Event of Servicing Termination occurs until the Class A notes have been paid in full. The Class C certificateholders will not have the ability to remove the servicer if an Event of Servicing Termination occurs until after the notes have been paid in full.

WAIVER OF PAST EVENTS OF SERVICING TERMINATION

     If an Event of Servicing Termination occurs, the [Class A] noteholders evidencing not less than a majority of the principal amount of the [Class A] Notes may, subject to the exceptions provided in the sale and servicing agreement, waive any Event of Servicing Termination, without the consent of any of the [Class B] noteholders or the certificateholders. The [Class B] noteholders will not have the right to determine whether any Event of Servicing Termination should be waived until the [Class A] Notes have been paid in full. The Class C certificateholders will not have the right to determine whether any Event of Servicing Termination should be waived until the notes have been paid in full.

DISTRIBUTIONS

     DEPOSITS TO THE COLLECTION ACCOUNT AND DETERMINATION OF AVAILABLE COLLECTIONS. On or before the Distribution Date, the servicer will cause all collections or receivables, Precomputed Advances, Simple Interest Advances and other amounts constituting the Available Funds to be deposited into the Collection Account. See "Description of the Receivables Transfer and Servicing Agreements -- Sale and Assignment of Receivables," "-- Collections" and "-- Advances" in the prospectus. On or before each Distribution Date, the servicer will notify the indenture trustee to withdraw from the Reserve Account and deposit into the Collection Account the Reserve Account Excess Amount.

     In addition, the servicer will notify the indenture trustee to withdraw from the Reserve Account and deposit in the Collection Account an amount equal to the lesser of:

      --  the amount, if any, by which (a) the Total Required Payment exceeds
          (b) the Available Funds for such Distribution Date; and

      -- the amount of cash or other immediately available funds in the Reserve Account on such Distribution Date (after giving effect to any withdrawals from the Reserve Account relating to the Reserve Account Excess Amount for that Distribution Date).

     On or before the Final Scheduled [Payment] [Distribution] Date with respect to [any class of] [the] notes or [the] [either class of] certificates, the servicer will notify the indenture trustee to withdraw from the Reserve Account and deposit in the Collection Account an amount equal to the lesser of --

      -- the sum of the Available Funds plus the amount, if any, withdrawn from the Reserve Account in respect of the excess of the Total Required Payment over the Available Funds for such Distribution Date is insufficient to pay such class of notes or such class of certificates in full in accordance with the priorities described in "-- Monthly Withdrawals from Collection Account" below; and

      -- the amount of cash or other immediately available funds in the Reserve Account on such Distribution Date (after giving effect to any withdrawals from the Reserve Account relating to the Reserve Account Excess Amount and to the amount by which the Total Required Payment exceeds the Available Funds for such [Payment] [Distribution] Date).

     The Available Collections will be determined on the related Determination Date as described under "Description of the Notes -- Payments of Principal" in this prospectus supplement and "Description of the Receivables Transfer and Servicing Agreements -- Distributions" in the prospectus.

                         [FLOW CHART DESCRIBING SOURCES
                      OF FUNDS AVAILABLE FOR DISTRIBUTION
                           ON ANY DISTRIBUTION DATE]
                               [SOURCES OF FUNDS]

     PRIORITY OF PAYMENTS. On each Distribution Date, the servicer will allocate amounts on deposit in the Collection Account as described under "Description of the Receivables Transfer and Servicing Agreements -- Distributions" in the prospectus and will instruct the indenture trustee to make the following deposits and distributions, to the extent of funds then on deposit in the Collection Account with respect to the Collection Period preceding such Distribution Date (including funds, if any, deposited into the Collection Account from the Reserve Account and the Payahead Account), in the following order of priority:

     (1) to the servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

     (2) [to the swap counterparty, the net amount if any which the trust has received on the Interest Rate Swap with respect to that Distribution Date and] to the Class A noteholders --

         (a) the aggregate amount of interest accrued for the related Interest Period on each of the Class A Notes at their respective interest rates on the principal outstanding as of the previous Distribution Date after giving effect to all payments of principal to the Class A noteholders on the preceding Distribution Date; and

         (b) any shortfall in the amount of interest payable to the Class A noteholders on prior Distribution Dates over the amounts actually paid to the Class A noteholders on those prior Distribution Dates, plus interest on any shortfall to the extent permitted by law.

     (3) to the Principal Distribution Account, the First Priority Principal Distribution Amount, if any;

     (4) to the Class B noteholders --

         (a) the aggregate amount of interest accrued for the related Interest Period on each of the Class B Notes at the interest rate for such notes on the principal outstanding as of the previous Distribution Date after giving effect to all payments of principal to the Class B noteholders on the preceding Distribution Date; and

         (b) any shortfall in the amount of interest payable to the Class B noteholders on prior Distribution Dates over the amounts actually paid to the Class B noteholders on those prior Distribution Dates, plus interest on any shortfall to the extent permitted by law;

     (5) to the Principal Distribution Account, the Second Priority Principal Distribution Amount, if any;

     (6) to the Certificate Interest Distribution Account --

         (a) the aggregate amount of interest accrued for the related Interest Period on each of the Class C Certificates at the interest rate on such certificates on the Certificate Balance as of the previous Distribution Date after giving effect to all payments of principal to the Class C certificateholders on the preceding Distribution Date; and

         (b) any shortfall in the amount of interest payable to the Class C certificateholders on prior Distribution Dates over the amounts actually paid to the Class C certificateholders on those prior Distribution Dates, plus interest on any shortfall to the extent permitted by law;

     (7) to the Certificate Interest Distribution Account --

         (a) the aggregate amount of interest accrued for the related Interest Period on each of the Class D certificates at the interest rate on such certificates on the Certificate Balance as of the previous Distribution Date after giving effect to all payments of principal to the Class D certificateholders on the preceding Distribution Date; and

         (b) any shortfall in the amount of interest payable to the Class D certificateholders on prior Distribution Dates over the amounts actually paid to the Class D certificateholders on those prior Distribution Dates, plus interest on any shortfall to the extent permitted by law;

     [(8) to the Reserve Account, the amount required to reinstate the amount in the Reserve Account up to the Specified Reserve Balance;]

     [(9) to the Principal Distribution Account, the Regular Principal
          Distribution Amount;] and

     (10) to the seller, any funds remaining on deposit in the Collection Account with respect to the Collection Period preceding such Distribution Date.

     [FLOW CHART DESCRIBING HOW THE TRUST DISTRIBUTES AVAILABLE FUNDS ON A
            DISTRIBUTION DATE WHEN NO EVENT OF DEFAULT HAS OCCURRED]

     PRIORITY OF PAYMENTS WILL CHANGE UPON AN EVENT OF DEFAULT. The changes in the priority of payments depends upon the circumstances resulting in an Event of Default, as described below.

      -- Defaults in Payment of Interest and Principal and Insolvency. Following the occurrence and during the continuation of an Event of Default relating to:

         -- a default in the payment of principal on any note which has resulted in acceleration of the notes;

         -- a default for five days or more in the payment of interest on any note which has resulted in acceleration of the notes;

         -- the occurrence of an Insolvency Event or dissolution with respect to the trust which has resulted in an acceleration of the notes; or

         -- an Insolvency Event or a dissolution with respect to the seller or the General Partner,

         the funds on deposit in the Collection Account, including funds, if any, deposited into the Collection Account from the Reserve Account and the Payahead Account, remaining after the application of clauses (1) and (2) in "Monthly Withdrawals from Collection Account" above will be deposited in the Principal Distribution Account to the extent necessary to pay the principal amount of the Class A Notes in full and no distributions of principal or interest on the Class B Notes will be made until payment in full of principal and interest on the Class A Notes.

      -- Other Defaults. Following the occurrence and during the continuation of any other Event of Default which has resulted in an acceleration of the notes, the funds on deposit in the Collection Account, including funds, if any, deposited into the Collection Account from the Reserve Account and the Payahead Account, remaining after application of clauses (1), (2), (3) and (4) in "Monthly Withdrawals from Collection Account" above will be deposited in the Principal Distribution Account to the extent necessary to pay the principal amount of all the notes in full, and in neither case will the certificateholders receive any distributions until the principal amount and accrued interest on all the notes has been paid in full.

     PRINCIPAL DISTRIBUTION AMOUNTS. On and after the Distribution Date on which the principal amount of the notes has been paid in full, amounts in respect of the First Priority Principal Distribution Amount, if any, the Second Priority Principal Distribution Amount, if any, and the Regular Principal Distribution Amount, if any (in each case, after giving effect to any portion thereof payable to noteholders) as described in clauses (3), (5) and (9) in "Priority of Payments" above, respectively, will be deposited into the Certificate Principal Distribution Account.

     SERVICER WILL PROVIDE INFORMATION TO INDENTURE TRUSTEE. On each Determination Date, the servicer will provide the indenture trustee with the information specified in the sale and servicing agreement with respect to the Collection Period preceding such Determination Date, including:

      --  the amount of aggregate collections on the receivables;

      --  the aggregate amount of Liquidated Receivables;

      --  the aggregate Advances to be made by the servicer; and

      -- the aggregate Purchase Amount of receivables to be repurchased by the seller or to be purchased by the servicer.

     OVERVIEW OF HOW THE TRUST DISTRIBUTES PRINCIPAL. In general, the trust will make principal distributions on the notes and certificates under the circumstances described below.

         -- as the Pool Balance decreases as a result of principal payments on the receivables, receipt of Liquidation Proceeds allocable to principal and Realized Losses, to the extent that the Pool Balance is less than the aggregate outstanding principal balance on the notes and the certificates plus any intended amount of overcollateralization; and

         -- on the respective Scheduled [Payment] [Distribution] Dates of the notes and certificates.

     We discuss each of these situations in more detail below.

     The Trust Will Make Principal Payments to Maintain Overcollateralization as the Pool Balance Decreases. The trust will make principal distributions on [Distribution] [Payment] Dates which are not Final Scheduled [Distribution] [Payment] Dates in order to maintain a desired level of overcollateralization. The trust will generally pay principal on the most senior class of notes or certificates outstanding at any time that the aggregate outstanding principal balance of the notes and the certificates exceeds the Pool Balance minus the Specified Overcollateralization Amount [together with the Yield Supplement Overcollateralization Amount]. Under most circumstances, the amount of that prepayment will be equal to the Regular Principal Distribution Amount. However, where substantial prepayments occur in a single Collection Period, to the extent that the aggregate outstanding principal balance of the notes exceeds the remaining Pool Balance, a Second Priority Principal Distribution Amount or a First Priority Principal Distribution Amount may also be payable.

     Required Principal Distributions Made as a Result of Notes Reaching Their Final Scheduled [Payment] [Distribution] Dates May Delay Interest Payments on More Subordinate Classes of Notes or Certificates. If the principal amount due on a class of notes or certificates has not been repaid prior to the applicable Final Scheduled [Payment] [Distribution] Date, then the entire principal amount will be due on that date. This would generally be caused by events resulting in slower payments on the receivables, including --

      -- a larger-than-expected number of late payments on the Simple Interest Receivables; or

      --  slower-than-expected prepayments on the receivables.

     The ranking in the priority of payments of the Principal Distribution Amount which is triggered on any Final Scheduled [Payment] [Distribution] Date depends upon the class of the applicable notes or certificates. Those priorities are set forth in the table below.


------------------------------------------------------------------------------------
  CLASS OF NOTES OR CERTIFICATES ON ITS       PRIORITY OF PRINCIPAL DISTRIBUTION
                  FINAL                                AMOUNT TRIGGERED
SCHEDULED [PAYMENT OR] DISTRIBUTION DATE
------------------------------------------------------------------------------------
[any of] the Class A Notes                 First Priority Principal Distribution
                                           Amount
------------------------------------------------------------------------------------
the Class B Notes                          Second Priority Principal Distribution
                                           Amount
------------------------------------------------------------------------------------
[any class of] [the] certificates          Regular Principal Distribution Amount
------------------------------------------------------------------------------------

     Higher-Priority Principal Payments Made as a Result of Losses or Prepayments May Delay Interest Payments on Class B Notes or Certificates. The trust will pay principal on the most senior classes of notes prior to the payment of interest on more subordinate notes or certificates in cases where the Pool Balance has decreased to a level which is less than the aggregate outstanding principal balance of the notes or less than the aggregate outstanding principal balance of the Class A Notes.

      -- To the extent that the Pool Balance has decreased to a level which is less than the aggregate outstanding principal balance on the notes, a Second Priority Principal Distribution Amount will be payable prior to the payment of interest on the certificates.

      -- To the extent that the Pool Balance has decreased to a level which is less than the aggregate outstanding principal balance on the Class A Notes, a First Priority Principal Distribution Amount will be payable prior to the payment of interest on the Class B Notes and on the certificates.

Because of the prioritization of the above amounts, the occurrence of any of the following events may result in insufficient funds for the trust to make payments of interest on more subordinate classes of notes or certificates on a timely basis:

      -- substantial losses suffered by the trust as a result of defaults which are not covered by sufficient Liquidation Proceeds allocable to principal; or

      --  delayed collections on the receivables resulting from either --

         -- a larger-than-expected number of late payments on the Simple Interest Receivables; or

         --  slower-than-expected prepayments on the receivables.

     PRIORITY IN WHICH THE TRUST DISTRIBUTES AMOUNTS IN THE PRINCIPAL DISTRIBUTION ACCOUNT. On each Distribution Date, the trust will pay out all amounts on deposit in the Principal Distribution Account will be paid in the following order of priority:

      (1) to the Class A-1 noteholders in reduction of principal until the principal amount of the Class A-1 Notes has been paid in full;

      (2) to the Class A-2 noteholders in reduction of principal until the principal amount of the Class A-2 Notes has been paid in full;

      (3) to the Class A-3 noteholders in reduction of principal until the principal amount of the Class A-3 Notes has been paid in full;

      (4) to the Class A-4 noteholders in reduction of principal until the principal amount of the Class A-4 Notes has been paid in full;

      (5) to the Class A-5 noteholders in reduction of principal until the principal amount of the Class A-5 Notes has been paid in full;

      (6) to the Class A-6 noteholders in reduction of principal until the principal amount of the Class A-6 Notes has been paid in full;

      (7) to the Class B noteholders in reduction of principal until the principal amount of the Class B Notes has been paid in full;

      (8) to the Certificate Principal Distribution Account, in reduction of the Certificate Balance of the Class C Certificates, until the Certificate Balance of the Class C Certificates has been reduced to zero;

      (9) to the Certificate Principal Distribution Account, in reduction of the Certificate Balance of the Class D Certificates, until the Certificate Balance of the Class D Certificates has been reduced to zero; and

     (10) to the seller, any funds remaining on deposit in the Principal Distribution Account.

     On each Distribution Date, all amounts on deposit in the Certificate Interest Distribution Account will be paid in the following order of priority:

     (1) to the Class C Certificateholders, all interest accrued on the Class C Certificates, including unpaid interest and interest on that interest;

     (2) to the Class D Certificateholders, all interest accrued on the Class D Certificates, including unpaid interest and interest on that interest; and

     (3) to the seller, any funds remaining on deposit in the Certificate Interest Distribution Account.

     On each Distribution Date, all amounts on deposit in the Certificate Principal Distribution Account will be paid in the following order of priority:

     (1) to the Class C Certificateholders, in reduction of the Certificate Balance of the Class C Certificates, until the Certificate Balance of the Class C Certificates has been reduced to zero;

     (2) to the Class D Certificateholders, in reduction of the Certificate Balance of the Class D Certificates, until the Certificate Balance of the Class D Certificates has been reduced to zero; and

     (3) to the seller, any funds remaining on deposit in the Certificate Principal Distribution Account.

RESERVE ACCOUNT

     The seller will establish the Reserve Account. It will be held in the name of the indenture trustee for the benefit of the noteholders and certificateholders. To the extent that amounts on deposit in the Reserve Account are depleted, the noteholders and certificateholders will have no recourse to the assets of the seller or servicer as a source of payment.

     DEPOSITS TO THE RESERVE ACCOUNT. The Reserve Account will be funded by a
deposit by the seller on the Closing Date in the amount of $[          ]. The
amount on deposit in the Reserve Account may increase from time to time [(1)] up to the Specified Reserve Balance by deposits of funds withdrawn from the Collection Account after payment of the Total Required Payment [and (2) deposits from the Pre-Funding Account made in connection with purchases of Subsequent Receivables].

     WITHDRAWALS FROM THE RESERVE ACCOUNT. The amount on deposit in the Reserve Account may decrease --

      -- on each Distribution Date by withdrawal of the Reserve Account Excess Amount, if any, with respect to such Distribution Date;

      -- on each Distribution Date by withdrawal of any shortfall between the Total Required Payment and Available Funds on such Distribution Date; and

      -- on the Final Scheduled Distribution Date of [any class of] [the] notes or [either class of] [the] certificates, by withdrawal of the amount, if any, by which the sum of the Available Funds plus the amount, if any, withdrawn from the Reserve Account in respect of the excess of the Total Required Payment over the Available Funds for such Distribution Date is insufficient to pay such class of notes or such class of certificates in full in accordance with the priorities described in "Description of the Receivables Transfer and Servicing Agreements -- Distributions" in this prospectus supplement.

     In addition, the trust will withdraw amounts from the Reserve Account on any Distribution Date to the extent that such amounts together with the Available Funds for such Distribution Date would be sufficient to pay the sum of the Servicing Fee and all outstanding notes and certificates in full.

     [THE TRUST WILL MAKE ADDITIONAL DEPOSITS TO THE RESERVE ACCOUNT ON EACH SUBSEQUENT TRANSFER DATE. On each Subsequent Transfer Date, cash or Permitted
Investments having a value approximately equal to [     ]% of the aggregate
principal balance of the Subsequent Receivables conveyed to the trust on such Subsequent Transfer Date will be withdrawn from the Pre-Funding Account from amounts otherwise distributable to the seller as payment for the Subsequent Receivables and deposited in the Reserve Account.]

     INVESTMENT. Amounts on deposit in the Reserve Account will be invested by the indenture trustee at the direction of the seller in Permitted Investments and investment earnings (net of losses and investment expenses) therefrom will be deposited into the Reserve Account. Permitted Investments are generally limited to obligations or securities that mature on or before the date of the next [Payment] [Distribution] Date. However, to the extent each rating agency rating the notes or certificates confirms that such actions will not adversely affect its ratings of the notes, funds in the Reserve Account may be invested in notes or certificates that will not mature prior to the date of the next [Payment] [Distribution] Date with respect to such certificates or notes and will not be sold to meet any shortfalls.

     FUNDS IN THE RESERVE ACCOUNT WILL BE LIMITED. Amounts on deposit in the Reserve Account from time to time are available to --

      -- enhance the likelihood that you will receive the amounts due on your notes or certificates; and

      -- decrease the likelihood that you will experience losses on your notes or certificates.

     However, the amounts on deposit in the Reserve Account are limited to the Specified Reserve Balance. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in funds on deposit in the Collection Account exceeds the amount on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the noteholders and certificateholders could result. In addition, depletion of the Reserve Account ultimately could result in losses on your notes or certificates.

     [THE SPECIFIED RESERVE BALANCE. After making distributions which are ranked senior in priority, the trust will deposit amounts to the Reserve Account in order to maintain the Specified Reserve Balance. The Specified Reserve Balance would be increased to the extent that the receivables in the trust on a Subsequent Transfer Date, including the Subsequent Receivables to be conveyed to the trust on such Subsequent Transfer Date, have a weighted average annual
percentage rate of less than [   ]%. See "The Receivables Pool" in this
prospectus supplement. In addition, subject to certain limitations, the seller has the option to increase the Specified Reserve Balance upon a transfer of Subsequent Receivables.]

     [YIELD SUPPLEMENT ACCOUNT; YIELD SUPPLEMENT AGREEMENT

     Ford Credit will establish the Yield Supplement Account with the indenture trustee for the benefit of the noteholders and the certificateholders. The Yield Supplement Account will be established because the trust will own some receivables which have an annual percentage rate which is lower than the average interest rates on the securities. As such, the Yield Supplement Account is designed solely to hold funds to be applied to provide payments to the noteholders and the certificateholders in respect of receivables the annual percentage rate of which is less than a "required rate" equal to the sum of:

      -- the weighted average of the interest rates on the notes and the certificates; plus

      -- the product of one-twelfth of 1.00% and the Initial Pool [/Pre-Funding] Balance.

The Yield Supplement Account will be created with an initial deposit by Ford Credit in an amount equal to the Yield Supplement Amount.

[FORD CREDIT WILL MAKE ADDITIONAL DEPOSITS INTO THE YIELD SUPPLEMENT ACCOUNT UPON EACH TRANSFER OF SUBSEQUENT RECEIVABLES TO THE TRUST. Under the Yield Supplement Agreement, Ford Credit will be required to deposit the Yield Supplement Amount with respect to any Subsequent Receivables which the seller transfers to the trust into the Yield Supplement Account. The indenture trustee will then transfer these amounts from the Yield Supplement Account into the Collection Account on each Distribution Date. If the amounts on deposit in the Yield Supplement Account exceed the aggregate of these additional amounts, including the amounts transferred from the Yield Supplement Account into the Collection Accounts and the initial deposit into the Yield Supplement Account then the excess will be paid out to the seller. Monies on deposit in the Yield Supplement Account may be invested in Permitted Investments under the circumstances and in the manner described in the sale and servicing agreement. Any monies remaining on deposit in the Yield Supplement Account upon the termination of the trust will be paid to the seller.]

     [INTEREST RATE CAP

     The seller will enter into an interest rate cap, dated as of the Closing Date with the cap counterparty described below. [The interest rate cap is designed to help minimize the variability in payments which might result from the mismatch between the receivables which bear a fixed rate and the payments, based on LIBOR, which the trust is obligated to make to the Class A-3 noteholders.]

     CAP NOTIONAL AMOUNT. The interest rate cap will obligate the cap counterparty to make payments based on a cap notional amount. The cap notional amount on any [Distribution] [Payment] Date will be at least equal to the outstanding principal amount of the Class A-3 Notes as of the close of the preceding [Distribution] [Payment] Date.

     HOW MUCH THE CAP COUNTERPARTY IS REQUIRED TO PAY. On each [Distribution] [Payment] Date on which LIBOR for the preceding [Distribution] [Payment] Date
exceeds [   ]%, the cap counterparty will make a payment to the indenture trustee, on behalf of the trust, in an amount equal to:

    (LIBOR - CR) X NA X (D/360)

    Where:

       CR    =   [   ]%;

       NA    =   the notional amount of the interest rate cap; and

       D     =   the actual number of days from and including the preceding
                 [Distribution] [Payment] Date to but excluding such
                 [Distribution] [Payment] Date.

     The indenture trustee will deposit these amounts into the Collection Account for the benefit of the noteholders and the certificateholders.

     DEPENDENCE ON CAP COUNTERPARTY'S ABILITY TO PERFORM. The cap counterparty's obligations under the interest rate cap will be unsecured. [In the event of a downgrade of the cap counterparty, the cap counterparty is not required to assign the cap or post collateral.] The cap counterparty's failure to make payments under the interest rate cap on a timely basis would reduce amounts available for distributions on your notes or certificates. In that event, you could incur a loss on your investment. The trust will report any shortfall between the amounts which the cap counterparty owes to the trust on the interest rate cap and the amounts the trust actually receives in respect of these amounts in the statement delivered on the following [Payment Date or] Distribution Date. See "Certain Information Regarding the Securities -- Reports to Securityholders" in the prospectus.

     ABOUT THE CAP COUNTERPARTY. The counterparty on the interest rate cap will
be [   ]. The cap counterparty is rated [   ] by [   ] and [   ] by [   ].

     [INTEREST RATE SWAP

     The indenture trustee on behalf of the trust will enter into one or more interest rate swaps with the swap counterparty described below. [The interest rate swap is designed to help minimize the variability in payments which might result from the mismatch between the receivables which bear a fixed rate and the payments, based on LIBOR, which the trust is obligated to make to the Class A-3 noteholders.]

     SWAP NOTIONAL AMOUNT. Each interest rate swap will obligate each of the trust and the swap counterparty to make payments based on a notional amount established when the contract is formed. The notional amount of the interest rate swap on any [Distribution] [Payment] Date will equal [the outstanding principal amount of the Class A-3 Notes as of the close of the preceding [Distribution] [Payment] Date.]

     HOW MUCH THE TRUST AND THE SWAP COUNTERPARTY ARE EACH OBLIGATED TO PAY. The parties will make payments under the interest rate swap on each [Distribution] [Payment] Date as follows:

      -- the swap counterparty will pay to the trust interest at a per annum rate equal to [LIBOR] on the swap notional amount; and

      --  the trust will pay to the swap counterparty interest at a per annum
          rate equal to [the lesser of] [[   ]%] [and] [the [   ] Prime Rate
          less [   ]%], on the swap notional amount[, which rate will be reset
          [on various dates in] each [month] [Interest Period]].

     PAYMENTS WILL BE NETTED. With respect to each [Distribution] [Payment] Date, any difference between the [monthly] [quarterly] payment by the swap counterparty to the trust and the [monthly] [quarterly] payment by the trust to the swap counterparty will paid as a net amount to the party with the lesser obligation. Any net amount which the trust receives from the counterparty on the interest rate swap will be deposited in the Collection Account for the benefit of the noteholders and the certificateholders. Any payments which the trust is required to make under the interest rate swap will be paid from the Collection Account in the same manner and priority as accrued and unpaid interest on the [Class A] notes on each [Distribution] [Payment] Date.

     DEPENDENCE ON THE SWAP COUNTERPARTY'S ABILITY TO PERFORM. The swap counterparty's obligations under the interest rate swap will be unsecured. [In the event of a downgrade of the cap counterparty, the cap counterparty is not required to assign the cap or post collateral.] The swap counterparty's failure to make payments under the interest rate swap on a timely basis would reduce amounts available for distributions to holders of the notes and the certificates. In that event, you could incur a loss on your investment. The trust will report any shortfall between the amounts which the swap counterparty owes to the trust on the interest rate swap and the amounts the trust actually receives in respect of these amounts in the statement delivered to noteholders and certificateholders on the following [Payment Date or] Distribution Date. See "Certain Information Regarding the Securities -- Reports to Securityholders" in the prospectus.

     ABOUT THE SWAP COUNTERPARTY. The counterparty on the interest rate swap
will be [   ]. The swap counterparty is rated [   ] by [     ] and [     ] by
[     ].

     [GUARANTEED RATE AGREEMENT

     The seller will enter into a guaranteed rate agreement as of the Closing Date with the guaranteed rate counterparty described below. This agreement is designed to guarantee to the trust a rate of return at least equal to the weighted average of the interest rates on the notes and the certificates on amounts on deposit in the Collection Account.

     GUARANTEED RATE AGREEMENT COUNTERPARTY DIRECTS INVESTMENTS. Under the guaranteed rate agreement, the indenture trustee will invest amounts on deposit in the [Collection] Account from the date of deposit to the related [Distribution] [Payment] Date at the direction of the guaranteed rate agreement counterparty. The indenture trustee will be required to invest in the eligible investments specified in the guaranteed rate agreement, which are substantially similar to Permitted Investments. Amounts invested in accordance with the guaranteed rate agreement will continue to be held in the name of the indenture trustee for the benefit of the noteholders and the certificateholders and will remain assets of the trust for purposes of bankruptcy, tax and other applicable laws.

     RATE GUARANTEE. The guaranteed rate agreement provides that the guaranteed rate agreement counterparty will guarantee a rate of return on such amounts equal to [the weighted average of the respective interest rates on the notes and the certificates] and will be entitled to receive any earnings on amounts on deposit in the Collection Account in excess of that guaranteed return.

     REMEDIES ON RATINGS DOWNGRADE OF THE GUARANTEED RATE AGREEMENT COUNTERPARTY. If the commercial paper rating or certificate of deposit rating of the counterparty on the guaranteed rate agreement is at any time reduced below A-1+ or P1 by the applicable rating agency rating the notes or the certificates, within 60 days of receiving notice of such decline, the servicer will either --

      -- with the prior written assurance of each rating agency rating the securities that such action will not result in a reduction of the rating of any of the notes or the certificates, cause the guaranteed rate agreement counterparty to pledge securities, in a manner conferring on the indenture trustee a perfected first lien in such securities, securing the guaranteed rate agreement counterparty's performance of its obligations under the guaranteed rate agreement;

      -- direct the indenture trustee to terminate the guaranteed rate agreement and to obtain a Replacement Guaranteed Rate Agreement; or

      -- establish any other arrangement satisfactory to each rating agency rating the notes or certificates such that such rating agency will not reduce the rating of any of the notes or the certificates.

     [If the servicer is unable to obtain a Replacement Guaranteed Rate Agreement or a pledge of securities or otherwise satisfy the applicable ratings agency rating the notes or certificates within such 60-day period, then each following Distribution Date will constitute a Payment Date and distributions in respect of the notes and the certificates will be made monthly. See "Description of the Notes -- Payments of Interest" in this prospectus supplement.]

     THERE IS NO ASSURANCE THAT THE GUARANTEED RATE AGREEMENT COUNTERPARTY WILL PERFORM ITS OBLIGATIONS UNDER THE GUARANTEED RATE AGREEMENT. The counterparty's obligations under the guaranteed rate agreement will be unsecured. There is no assurance that the counterparty will pay its obligations under the guaranteed rate agreement when due to the trust. The counterparty's failure to make payments under the guaranteed rate agreement on a timely basis would reduce amounts available for distributions to holders of the notes and the certificates. In that event, you could incur a loss on your investment. The trust will report any shortfall between the amounts which the guaranteed rate agreement counterparty owes to the trust on the guaranteed rate agreement and the amounts the trust actually receives in respect of these amounts in the statement delivered to the noteholders and the certificateholders on the following [Payment Date or] Distribution Date. See "Certain Information Regarding the Securities -- Reports to Securityholders" in the prospectus.

     ABOUT THE GUARANTEED RATE AGREEMENT COUNTERPARTY. The counterparty on the
interest rate swap will be [     ]. The guaranteed rate agreement counterparty
is rated [     ] by [     ] and [     ] by [     ].

                     YEAR 2000 ISSUES AFFECTING FORD CREDIT

YEAR 2000 CONVERSION

     An issue affecting Ford Credit and others is the inability of many computer systems and applications to process the year 2000 and beyond. To address this problem, in 1996, Ford Credit initiated a global Y2K program to manage Ford Credit's overall Y2K compliance effort. As part of this program, Ford Credit established a global Y2K Program Office to coordinate Ford Credit's compliance efforts. Ford Credit participates closely with Ford Motor Company's Y2K Central Program Office and the Ford Motor Company Y2K Steering Committee. Ford Motor Company's Y2K program has been certified by the Information Technology Association of America as meeting its Y2K best practices standards.

STATE OF READINESS

     Ford Credit achieved all compliance objectives that it established for 1998. Ford Credit expects to complete most of the remediation efforts by the end of June 1999. Ford Credit has identified the following six distinct areas for its Y2K compliance efforts. A timetable showing the target dates for compliance and the present status for each area follows.

     Business Computer Systems: These include computer systems and applications relating to operations such as retail and lease financing, commercial lending, customer account processing, collections, insurance operations, treasury, and financial reporting. In 1997 Ford Credit implemented a compliance plan focused on critical systems. By year-end 1998, all critical systems had been repaired, tested, independently verified and implemented into a production environment. In addition, Ford Credit is participating in Ford Motor Company's enterprise test plan for all key business processes. As of February 28, 1999, 91% of all business computer systems were Y2K compliant.

     External Alliances (Banks, Credit Bureaus, Trustees, Underwriters, etc.):
Ford Credit has deployed, in conjunction with an industry trade association (the Automotive Industry Action Group), a process to pursue a common Y2K compliance approach with the financial institutions in North America. Similar actions are underway in Europe and the rest of the world. Ford Credit does business with approximately 700 critical external alliances. Each of these has been asked to respond to a Y2K compliance questionnaire, and a majority have responded. Integration testing is being conducted with each highly critical financial institution.

     Affiliates: All managed affiliates have developed plans to address Y2K compliance similar to those of Ford Credit. These affiliates are being monitored to ensure timely Y2K compliance.

     End-User Computing: Ford Credit's plan to ensure Y2K compliance of desktop computers throughout the company includes the replacement or repair of all non-compliant computers and related software and the distribution of an assessment tool for end user developed applications. Through February 1999, 69% of critical end user desktop programs were completed and 88% of the PCs and workstations were compliant.

     Technical Infrastructure: All Ford Credit's infrastructure hardware and software has been inventoried and assessed and through February 1999, 70% completed. Ford Motor Company's dedicated test facility will be used to test selected critical systems infrastructure.

     Physical Properties and Infrastructures: Ford Credit, in conjunction with Ford Motor Company, is assessing the Y2K compliance of its significant building systems, including energy and security systems. The landlords of leased office facilities have been requested to assess the compliance of those facilities. These facilities have minimal Y2K issues. As of February 28, 1999, approximately 50% of these landlords were conducting their assessments. Actions are being taken to determine energy and other utility supplier preparedness.

     Set forth below is a timetable showing Ford Credit's internal target dates for compliance and the present status of compliance (at February 28, 1999) for each of the areas mentioned above. Ford Credit has established these target dates well before December 31, 1999 to allow sufficient time to perform enterprise-wide testing and further validation of Ford Credit's Y2K compliance.

     Status as of February 28, 1999:

                                                              Y2K PROGRAM TIMING
                                                     ------------------------------------
                                                                                     2000
                                                                                     ----
Critical Business Computer Systems.................    -- Plan: 100% compliant by 6/99 --
                                                                           Status: 91%(a)
Critical External Alliances........................     -- Plan: 100% ready(b) by 6/99 --
                                                                              Status: 97%
Affiliates.........................................     -- Plan: 100% ready(b) by 6/99 --
                                                                             Status: 100%
Critical End-User Computing........................    -- Plan: 100% compliant by 6/99 --
                                                                              Status: 69%
Technical Infrastructure...........................    -- Plan: 100% compliant by 6/99 --
                                                                              Status: 70%
Physical Properties and Infrastructure.............    -- Plan: 100% compliant by 6/99 --
                                                                              Status: 50%

---------------
(a) 100% of critical business computer systems were compliant at year-end 1998.

(b) "Ready" means having a comprehensive Y2K program in place and a plan that will achieve compliance before January 1, 2000.

Y2K COSTS

     Ford Credit is sharing many of Ford Motor Company's Y2K compliance tools. Ford Credit estimates that its incremental costs will be about $25 million for Y2K compliance efforts. This amount will be incurred over a three-year period that commenced mid-1997 and will end mid-2000. Y2K compliance costs incurred through December 31, 1998 are estimated at $15 million. Ford Credit's annual Y2K costs relating to information technology have represented and are expected in the future to represent less than 10% of Ford Credit's annual information technology budget.

Y2K RISKS

     The most reasonably likely worst case scenario for Ford Credit with respect to the Y2K problem is the failure of an external alliance, particularly another financial institution or energy supplier to that financial institution, to be Y2K compliant. This could result in Ford Credit not being able to conduct financial transfers such as payment of debt, selling commercial paper, or collecting receivables, which in turn could result in lost revenue. The preparedness of Ford Credit's utility suppliers is being monitored closely to ensure plans are in place for uninterrupted service.

Y2K CONTINGENCY PLANS

     Ford Credit has established a Y2K business resumption planning committee to evaluate business disruption scenarios, coordinate the establishment of Y2K contingency plans, and identify and implement preemptive strategies. Detailed contingency plans for critical business processes are being developed and will be validated by June 1999. In addition, Ford Credit is participating with the Ford Motor Company business resumption steering committee.

                           FEDERAL INCOME TAX MATTERS

     The following is a general summary of certain federal income tax consequences of the purchase, ownership and disposition of the notes and the Class C Certificates. Unless otherwise indicated, this summary deals only with the consequences to holders of notes and Class C Certificates that are U.S. persons, as defined below, who acquired their notes or Class C Certificates at their original issue price in the original issuance of those notes or Class C Certificates and who hold these securities as capital assets.

     The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of noteholders or certificateholders that are:

      --  insurance companies;

      --  regulated investment companies;

      --  dealers in securities or currencies;

      --  tax exempt entities;

      -- persons holding certificates or notes as apart of a hedging, integrated conversion, or constructive sale transaction or a straddle; or

      --  persons whose functional currency is not the U.S. Dollar.

     Moreover, there are no cases or Internal Revenue Service rulings on similar transactions involving both debt instruments and equity interests issued by a trust with terms similar to those of the notes and the Class C Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the Class C Certificates.

     The following summary is based upon current provisions of the tax code, the Treasury regulations under the tax code and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Special Tax Counsel will provide to the trust an opinion regarding certain federal income tax matters discussed below. An opinion of Special Tax Counsel, however, is not binding on the IRS or the courts. We have not sought, nor will we seek, a ruling on any of the issues discussed below.

     For purposes of this discussion, the term U.S. person means a beneficial owner of a note or a Class C Certificate that is:

      --  a citizen or resident of the United States;

      -- a corporation or partnership created or organized in the United States or under the laws of the United States or any political subdivision of the United States;

      -- an estate the income of which is subject to United States federal income taxation regardless of its source; or

      -- a trust that is subject to the supervision of a court within the United States and the control of a United States person as described in section 7701(a)(30) of the tax code or that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

     For purposes of this discussion, the term non-U.S. person means a beneficial owner of a note or Class C Certificate who is not a U.S. person.

SCOPE OF THE TAX OPINIONS

     Upon issuance of the notes and certificates, Special Tax Counsel will deliver its opinion that, under current law and subject to the discussion below, the trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Special Tax Counsel will advise the trust that the Class A Notes will be classified as debt for federal income tax purposes. While there is no authority directly addressing analogous situations and the issue is not free from doubt, Special Tax Counsel will advise the trust that the Class B Notes should be classified as debt for federal income tax purposes. Class B Noteholders are advised that the opinion of Special Tax Counsel is not binding on the IRS. In the event that the Class B Notes were treated as equity interests in the trust, the consequences governing the Class C Certificates described under the heading "-- Tax Consequences to Holders of Class C Certificates" would apply to the Class B noteholders. In particular, in such a case, income to certain tax-exempt entities would be "unrelated business taxable income." Class B noteholders are strongly urged to review the disclosure under the headings "-- Tax Consequences to Holders of the Notes -- Possible Alternative Treatments of the Notes" and "Tax Consequences to Holders of Class C Certificates" below, and to consult their tax advisers regarding the treatment, for federal income tax purposes, of the Class B Notes.

     In addition, Special Tax Counsel has prepared or reviewed the statements under the heading "Summary -- Tax Status" as they relate to federal income tax matters and under the heading "Certain Federal Income Tax Consequences" in this prospectus supplement and in the prospectus and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of the trust as a partnership for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor's specific tax circumstances that would be provided by an investor's own tax adviser. Accordingly, each investor is advised to consult its own tax advisers with regard to the tax consequences to it of investing in notes and Class C Certificates.

TAX CHARACTERIZATION OF THE TRUST

     Special Tax Counsel will deliver its opinion that the trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that --

      -- the trust is not an entity that is per se classified as an association taxable as a corporation; and

      -- either the nature of the income of the trust will exempt it from the provisions of the Code requiring some publicly traded partnerships to be taxed as corporations or the trust will otherwise qualify for an exemption from the rules governing publicly traded partnerships.

     However, as discussed above, this opinion will not be binding on the IRS. Special Tax Counsel cannot give any assurances that this characterization will prevail. If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust's taxable income would include all of its income on the receivables, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce the amount of cash available to make payments on the notes and distributions on the certificates. The certificateholders and, possibly, the Class B noteholders could be liable for any such tax that is unpaid by the trust.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     TREATMENT OF THE NOTES AS INDEBTEDNESS. The noteholders will be deemed to agree, by their purchase of the notes, to treat the notes as debt for federal income tax purposes. The discussion below assumes that this characterization of the Class A Notes and the Class B Notes is correct.

     ORIGINAL ISSUE DISCOUNT. Unless a note is a Short-Term Note, it will be treated as issued with original issue discount if the excess of the note's "stated redemption price at maturity" over the issue price equals or exceeds a de minimis amount equal to 1/4 of 1 percent of the note's stated redemption price at maturity multiplied by the number of complete years (based on the anticipated weighted average life of a note) to its maturity.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a note and its issue price. A holder of a note must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, a holder of a note with OID must include the OID in its income before the holder receives the cash representing that income. The amount of OID on a note will be considered to be zero if it is less than a de minimis amount determined as described above.

     However, the amount of any de minimis OID must be included in income as principal payments are received on a note, in the proportion that each such payment bears to the original principal amount of the note. The issue price of a note will generally be the initial offering price at which a substantial amount of the notes are sold. The trust intends to treat the issue price as including, in addition, the amount paid by the noteholders for accrued interest, if any, that relates to a period prior to the Closing Date. Under the Treasure regulations governing OID, the stated redemption price at maturity is the sum of all payments on the note other than any "qualified stated interest" payments. Qualified stated interest is defined as any one of a series of payments equal to the product of the outstanding principal amount of the note and a single fixed rate or certain variable rates of interest that is unconditionally payable at least annually.

     The holder of a note issued with OID must include in gross income, for all days during its taxable year on which it holds such note, the sum of the "daily portions" of such OID. Such daily portions are computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period(s). In the case of an obligation which is prepayable by the borrower, such as the notes, OID is computed by taking into account the Prepayment Assumption. The Prepayment Assumption that will be used in determining the rate of accrual of OID, premium and market discount, if any, is 1.5% ABS. The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess, if any, of the sum of

      -- the present value of all payments remaining to be made on the note as of the close of the accrual period; and

      -- the payments during the accrual period of amounts included in the stated redemption price of the note; over

      -- the "adjusted issue price" of the note at the beginning of the accrual period.

     An "accrual period" is the period over which OID accrues, and may be of any length, provided that each accrual period is no longer than one year and each scheduled payment of interest or principal occurs on either the last day or the first day of an accrual period. The trust intends to report OID on the basis of an accrual period that corresponds to the interval between [Distribution] [Payment] Dates. The adjusted issue price of a note is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such note in all prior periods, other than qualified stated interest payments. The present value of the remaining payments is determined on the basis of the following three factors:

      -- the original yield to maturity of the note (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period);

      --  events which have occurred before the end of the accrual period; and

      -- the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.

     The effect of this method is to increase the portions of OID required to be included in income by a noteholder to take into account prepayments on the receivables at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a noteholder to take into account prepayments with respect to the receivables at a rate that is slower than the Prepayment Assumption. Although OID will be reported to noteholders based on the Prepayment Assumption, no representation is made to noteholders that the receivables will be prepaid at that rate or at any other rate.

     A holder of a note that acquires the note for an amount that exceeds its stated redemption price will not include any OID in gross income. A subsequent holder of a note which acquires the note for an amount that is less than its stated redemption price will be required to include OID in gross income, but such a holder who purchases such note for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a note's issue price) to reduce the amount of OID included in income in each period by the amount of OID multiplied by a fraction, the numerator of which is the excess of

      -- the purchaser's adjusted basis in the note immediately after purchase thereof; over

      --  the adjusted issue price of the note,

  and the denominator of which is the excess of

      -- all amounts remaining to be paid on the note after the purchase date, other than qualified stated interest; over

      --  the adjusted issue price of the note.

     TOTAL ACCRUAL ELECTION. As an alternative to separately accruing stated interest, OID, de minimis OID, market discount, de minimis market discount, unstated interest, premium, and acquisition premium, a holder of a note (other than a Short-Term Note, as described below) may elect to include all income that accrues on the note using the constant yield method. If a noteholder makes this election, income on a note will be calculated as though --

      -- the issue price of the note were equal to the noteholder's adjusted basis in the note immediately after its acquisition by the noteholder;

      --  the note were issued on the noteholder's acquisition date; and

      -- none of the interest payments on the note were "qualified stated interest."

     A noteholder may make such an election for a note that has premium or market discount, respectively, only if the noteholder makes, or has previously made, an election to amortize bond premium or to include market discount in income currently. See "-- Market Discount" and "-- Amortizable Bond Premium" below.

     MARKET DISCOUNT. The notes, whether or not issued with OID, will be subject to the "market discount rules" of Section 1276 of the Code. In general, these rules provide that if a Note Owner acquires a note at a market discount (that is, a discount from its stated redemption price at maturity or, if the notes were issued with OID, its original issue price plus any accrued OID that exceeds a de minimis amount specified in the Code) and thereafter --

      --  recognizes gain upon a disposition; or

      --  receives payments of principal,

then, the lesser of such gain or principal payment or the accrued market discount will be taxed as ordinary interest income.

     Generally, the accrued market discount will be the total market discount on the note multiplied by a fraction, the numerator of which is

      --  the number of days the Note Owner held the note

   and the denominator of which is

      -- the number of days from the date the Note Owner acquired the note until its maturity date.

     The Note Owner may elect, however, to determine accrued market discount under the constant yield method.

     Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A Note Owner may elect to include market discount in gross income as it accrues and, if the Note Owner makes such an election, is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. The adjusted basis of a note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

     AMORTIZABLE BOND PREMIUM. In general, if a Note Owner purchases a note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), such Note Owner will be considered to have purchased such note with "amortizable bond premium" equal to the amount of such excess. Such Note Owner may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant yield method over the remaining term of the note. Such Note Owner's tax basis in the note will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the Note Owner at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a note held by a Note Owner who does not elect to amortize the premium will remain a part of such Note Owner's tax basis in such note and will decrease the gain or increase the loss otherwise recognized on the disposition of the note.

     SHORT-TERM NOTES. Under the Code, special rules apply to Short-Term Notes. Such notes are treated as issued with "acquisition discount" which is calculated and included in income under principles similar to those governing OID except that acquisition discount is equal to the excess of all payments of principal and interest on the Short-Term Notes over their issue price. In general, an individual or other cash basis holder of a short-term obligation is not required to accrue acquisition discount for federal income tax purposes unless it elects to do so. Accrual basis noteholders and certain other noteholders, including banks, regulated investment companies, dealers in securities and cash basis noteholders who so elect, are required to accrue acquisition discount on Short-Term Notes on either a straight-line basis or under a constant yield method (based on daily compounding), at the election of the noteholder. In the case of a noteholder not required and not electing to include acquisition discount in income currently, any gain realized on the sale or retirement of the Short-Term Notes will be ordinary income to the extent of the acquisition discount accrued on a straight-line basis (unless an election is made to accrue the acquisition discount under the constant yield method) through the date of sale or retirement. Noteholders who are not required and do not elect to accrue acquisition discount on Short-Term Notes will be required to defer deductions for interest on borrowings allocable to short-term obligations in an amount not exceeding the deferred income until the deferred income is realized.

     SALE OR OTHER DISPOSITION. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between:

      --  the amount realized on the sale, and

      --  the holder's adjusted tax basis in the note.

     The adjusted tax basis of a note to a particular noteholder generally will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by such noteholder in income with respect to the note and decreased by any bond premium previously amortized and principal payments previously received by such noteholder with respect to such note.

     Any such gain or loss and any gain or loss realized upon prepayment of a note (other than unamortized OID, whether or not accrued) will be capital gain or loss if the noteholder held the note as a capital asset, except for gain representing accrued interest, accrued market discount or OID that has not previously accrued, in each case to the extent not previously included in income. A noteholder may generally only use capital losses incurred on sale or disposition of a note to offset the noteholder's capital gains.

     NON-U.S. PERSONS. In general, a non-U.S. person will not be subject to United States federal income tax on interest (including OID) on a beneficial interest in a note unless --

      -- the non-U.S. person actually or constructively owns 10 percent or more of the total combined voting power of all classes of stock of the seller (or affiliate of the seller) entitled to vote (or of a profits or capital interest of the trust);

      -- the non-U.S. person is a controlled foreign corporation that is related to the seller (or the trust) through stock ownership,

      --  the non-U.S. person is a bank receiving interest described in Code
          Section 881(c)(3)(A);

      --  such interest is contingent interest described in Code Section
          871(h)(4);

      -- the non-U.S. person (who is a noteholder) bears certain relationships to any certificateholder.

     To qualify for the exemption from taxation, the non-U.S. person must comply with applicable certification requirements.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a non-U.S. person will be exempt from United States federal income tax and withholding tax, provided that --

      -- such gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. person; and

      -- in the case of an individual non-U.S. person, the non-U.S. person is not present in the United States for 183 days or more in the taxable year.

     BACKUP WITHHOLDING. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to noteholders that are non-U.S. persons generally would be subject to U.S. federal tax and U.S. federal tax return filing and withholding requirements, individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses, and taxpayers such as regulated investment companies and real estate investment trusts could be adversely affected.

TAX CONSEQUENCES TO HOLDERS OF CLASS C CERTIFICATES

     TREATMENT OF THE TRUST AS A PARTNERSHIP. The seller and the servicer will agree, and the certificateholders will be deemed to agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the seller and the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the seller and the servicer is not clear because there is no authority on transactions closely comparable to those contemplated in this prospectus supplement.

     A variety of alternative characterizations of the certificates are possible. For example, because the certificates generally will have certain features characteristic of debt, the certificates might be considered debt of the seller or the trust. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

     PARTNERSHIP TAXATION. Assuming that the trust is classified as a partnership, the trust will not be subject to federal income tax, but each certificateholder will be required to take into account separately such holder's allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest accrued on the receivables (including appropriate adjustments for market discount (as discussed below), and any OID and bond premium), investment income from investments of collections held between [Distribution] [Payment] Dates, any gain upon, or with respect to, collection or disposition of the receivables and any income earned on any notional principal contracts. The trust's deductions will consist primarily of interest accruing on the notes, servicing and other fees and losses or deductions upon, or with respect to, collection or the disposition of the receivables.

     The tax items of a partnership are allocable to the partners in accordance with the tax code, Treasury regulations and the partnership agreement. In the trust agreement, the certificateholders will agree that the yield on a certificate is intended to qualify as a "guaranteed payment" and not as a distributive share of partnership income. A guaranteed payment would be treated by a certificateholder as ordinary income, but may well not be treated as interest income. The trust agreement will provide that, to the extent that such treatment is not respected, the certificateholders of each class of certificates will be allocated ordinary gross income of the trust for each interest period equal to the sum of --

      -- the amount of interest that accrues on such class of certificates for such interest period based on the rate of interest on that class of certificates;

      -- an amount equivalent to interest that accrues during such interest period on amounts previously due on such class of certificates but not yet distributed; and

      -- any trust income attributable to discount on the receivables that corresponds to any excess of the principal balance of such class of certificates over their initial issue price.

     All remaining taxable income of the trust generally will be allocated to the seller, as "general partner" of the trust.

     Except as set forth below, losses and deductions generally will not be allocated to the certificateholders except to the extent the certificateholders are reasonably expected to bear the economic burden of such losses or deductions. Any losses allocated to certificateholders could be characterized as capital losses, and the certificateholders generally would only be able to deduct such losses against capital gain income, and deductions would be subject to the limitations set forth below. Accordingly, a certificateholder's taxable income from the trust could exceed the cash it is entitled to receive from the trust.

     Although the allocation of gross income to certificateholders described above if the certificateholders are not treated as receiving a "guaranteed payment" is intended to comply with applicable Treasury regulations and other authorities, no assurance can be given that the IRS would not instead require that certificateholders be allocated a distributive share of partnership net income or loss. Moreover, if losses or deductions were allocated to certificateholders, such losses or deductions would, to the extent that funds were available therefor, later be reimbursed through allocations of ordinary income.

     We believe that allocating partnership income on the foregoing basis should comport with the certificateholders' economic interests in the trust, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, under the foregoing method of allocation, certificateholders of each class of certificates may be allocated income equal to the amount of interest accruing on such class of certificates based on the rate of interest on the certificates even though the trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis certificateholders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay such taxes. In addition, because tax allocation and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.

     Certificateholders will be required to report items of income, loss and deduction allocated to them by the trust in the taxable year in which or with which the taxable year of the trust to which such allocations relate ends. The tax code prescribes certain rules for determining the taxable year of the trust. It is likely that, under these rules, the taxable year of the trust will be the calendar year. However, in the event that all of the certificateholders possessing a 5 percent or greater interest in the equity or the profits of the trust share a taxable year that is other than the calendar year, the trust would be required to use that year as its taxable year.

     All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the tax code. The characterization under the trust agreement of yield on the certificates as a guaranteed payment could adversely affect taxpayers, such as regulated investment companies and real estate investment trusts, that expect to earn "interest" income on their investment in the trust.

     LIMITATIONS ON LOSSES AND DEDUCTIONS. In the event that losses or deductions are allocated to certificateholders in the circumstances described above, the following rules will apply. Under the "passive activity" rules of the tax code, any loss allocated to a certificateholder who is a natural person, estate, trust, closely held "C" corporation, or personal service corporation would be a passive activity loss while, for purposes of those rules, income allocated to such a certificateholder would be "portfolio income." Moreover, any losses allocated to a certificateholder may be capital losses.

     In addition, a taxpayer that is an individual, trust or estate may generally deduct miscellaneous itemized deductions (which do not include interest expense) only to the extent that they exceed two percent of the taxpayer's adjusted gross income. Those limitations would apply to an individual certificateholder's share of expenses of the trust (including fees paid to the servicer) and might result in such holder having taxable income that exceeds the amount of cash which the certificateholder is entitled to receive over the life of the trust.

     The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each receivable, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

     DISCOUNT AND PREMIUM. It is believed that the receivables were not issued with original issue discount or imputed interest, and, therefore, the trust should not have original issue discount or imputed interest income. However, the purchase price paid by the trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.)

     If the trust acquires the receivables at a market discount or premium, the trust will elect to include any such discount in income currently as it accrues over the life of the receivables or to offset any such premium against interest income on the receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

     SECTION 708 TERMINATION. Under Section 708 of the tax code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If such a termination occurs, the trust will be considered to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership and immediately thereafter, the terminated partnership will be considered to have distributed interests in the new partnership to all of its partners (including the purchasing partner who caused the termination) in proportion to their interests in the terminated partnership in liquidation of the terminated partnership. The trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust might not be able to comply due to lack of data.

     DISTRIBUTIONS TO CERTIFICATEHOLDERS. Certificateholders generally will not recognize gain or loss with respect to distributions from the trust. A certificateholder will, however --

      -- recognize gain to the extent any money distributed exceeds the certificateholder's adjusted basis in the certificates (as described below under "-- Disposition of Certificates") immediately before the distribution; and

      -- recognize loss upon termination of the trust or termination of the certificateholder's interest in the trust if the trust only distributes money to the certificateholder and the amount distributed is less than the certificateholder's adjusted basis in the certificates.

     Any such gain or loss would be long-term capital gain or loss if the holding period of the certificates were more than one year, assuming that the certificates are held as capital assets.

     DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust income (includible in income) and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

     Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder and would give rise to special federal income tax reporting requirements. The trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

     If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed miscellaneous itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect with respect to the certificates, such excess will generally give rise to a capital loss upon the retirement of the certificates.

     ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal balance of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust might be reallocated among the certificateholders. The seller is authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future Treasury regulations.

     SECTION 754 ELECTION. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher (or lower) basis unless the trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make such election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

     ADMINISTRATIVE MATTERS. The Owner Trustee is required to keep or have kept complete and accurate books of the trust. Such books will be maintained for financial reporting and federal income tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The Owner Trustee will file a partnership information return (Form 1065) with the IRS for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file federal income tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes:

      -- the name, address and federal taxpayer identification number of the nominee; and

      --  as to each beneficial owner --

        -- the name, address and federal taxpayer identification number of such person;

        -- whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing; and

        -- certain information on certificates that were held, bought or sold on behalf of such person throughout the year.

     In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

     The Code provides for administrative examination of a partnership as if the partnership were a separate taxpayer. Under these audit procedures, the tax treatment of items of trust income, gain, loss, deduction and credit would be determined at the trust level in a unified proceeding, rather than in separate proceedings with each certificateholder. Generally, the statute of limitations for trust items does not expire before three years after the date on which the partnership information return is filed. The seller will be designated the "tax matters partner" for the trust and, as such, is designated to receive notice on behalf of, and to provide notice to those certificateholders not receiving notice from, the IRS, and to represent the certificateholders in any dispute with the IRS. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and while the certificateholders may participate in any adjudicative process that is undergone at the trust level in arriving at such a determination, such certificateholders will be precluded from separately litigating a proposed adjustment to the items of the trust. As the tax matters partner, the seller may enter into a binding settlement on behalf of all certificateholders with a less than a 1 percent interest in the trust (except for any group of such certificateholders with an aggregate interest of 5 percent or more in trust profits that elects to form a notice group or certificateholders who otherwise notify the IRS that the seller is not authorized to settle on their behalf). In the absence of a proceeding at the trust level, a certificateholder under certain circumstances may pursue a claim for credit or refund on his own behalf by filing a request for administrative adjustment of a trust item. Each certificateholder is advised to consult its own tax advisor with respect to the impact of these procedures on its particular case.

     BACKUP WITHHOLDING. Distributions made on the certificates and proceeds from the sale of the certificates will not be subject to a "backup" withholding tax of 31% unless, in general, the certificateholder fails to comply with certain identification procedures and is not an exempt recipient under applicable provisions of the tax code.

     NO NON-U.S. PERSONS. The Class C Certificates may not be purchased by non-U.S. persons. For these purposes, non-U.S. person does include certificateholders whose ownership of the certificates is effectively connected with such person's conduct of a trade or business within the United States (within the meaning of the tax code) and who provides the trust and the seller with a Form 4224 (and such other certifications, representations, or opinions of counsel as may be requested by the trust or the seller).

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of notes holding securities through Cedelbank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Treasury regulations provide that as of January 1, 1999, in order to qualify for reduced rates of withholding, non-U.S. Persons are obliged to file a new unified Form W-8 that has replaced the former versions of Form 1001 (Ownership, Exemption or Reduced Rate Certificate), Form W-8 (Certificate of Foreign Status), and Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States). Therefore, pursuant to those regulations, all beneficial owners of notes who have a valid former version of Form W-8, Form 1001, or Form 4224, as the case may be, on file with the appropriate party (as described above) must file a new unified Form W-8 with such party before the earlier of (i) the expiration of the Form W-8, Form 1001, or Form 4224 currently on file, (ii) a change in circumstances that makes any of the information on the currently filed former version of Form W-8, Form 1001, or Form 4224 incorrect, or (iii) December 31, 2000. Beneficial owners who are non-U.S. persons who do not currently have a valid former version of Form W-8, Form 1001, or Form 4224, as the case may be, on file, must file the new unified Form W-8 in order to obtain an exemption or reduced tax rate on any of the bases addressed by the former versions of Form W-8, Form 1001, or Form 4224.

     Exemption for non-U.S. Persons (Former Form W-8). Beneficial owners of notes that are non-U.S. persons can obtain a complete exemption from the withholding tax if they currently have a signed and valid former version of the Form W-8 on file with the appropriate party (as described above). If the information shown on Form W-8 changes, a new unified Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Former Form 4224). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax if it has a valid former version of Form 4224 on file with the appropriate party (as discussed above).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Former Form 1001). Non-U.S. persons that are beneficial owners of notes residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) if they have a valid current version of the Form 1001 on file with the correct party (as discussed above). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively has a valid current version of Form W-8 on file with the appropriate party (as described above).

     Exemption for U.S. Persons (Former Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     Exemption for all non-U.S. Persons with no valid current version of Form W-8, Form 1001, or Form 4224 on file (Form W-8). Beneficial owners who are non-U.S. persons who do not currently have a valid former version of Form W-8, Form 1001, or Form 4224, as the case may be, on file, must file the new unified Form W-8 in order to obtain an exemption or reduced tax rate on any of the bases addressed by the former versions of Form W-8, Form 1001, or Form 4224.

     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a note files by submitting the new unified Form W-8 to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). The new unified Form W-8 is effective for three calendar years.

     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to non-U.S. persons who are holders of the notes. Investors are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the notes.

                               STATE TAX MATTERS

     Because of the variation in each state's and locality's tax laws, it is impossible to predict the tax classification of the trust or the tax consequences to the trust or to holders of notes and Class C Certificates in all of the state and local taxing jurisdictions in which they may be subject to tax. Noteholders and certificateholders are urged to consult their own tax advisors with respect to state and local taxation of the trust and state and local tax consequences of the purchase, ownership and disposition of notes and Class C Certificates.

MICHIGAN TAX CONSEQUENCES

     The State of Michigan imposes a state individual income tax and a Single Business Tax which is based partially upon the net income of corporations, partnerships and other entities doing business in the State of Michigan. This discussion is based upon present provisions of Michigan statutes and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Michigan Department of Treasury.

MICHIGAN TAX CONSEQUENCES WITH RESPECT TO THE NOTES

     Michigan Tax Counsel will deliver his opinion that, assuming the notes will be treated as debt for federal income tax purposes, the notes will be treated as debt for Michigan income tax and Single Business Tax purposes. Accordingly, noteholders not otherwise subject to taxation in Michigan should not become subject to taxation in Michigan solely because of a holder's ownership of notes. However, a noteholder already subject to Michigan's income tax or Single Business Tax could be required to pay additional Michigan tax as a result of the holder's ownership or disposition of notes. However, in the event that the Class B Notes were treated as equity interests in the trust, the consequences governing the certificates described under the heading "-- Michigan Tax Consequences With Respect to the Certificates" would apply to the Class B noteholders.

MICHIGAN TAX CONSEQUENCES WITH RESPECT TO THE CLASS C CERTIFICATES

     Michigan Tax Counsel will deliver an opinion that if the arrangement created by the trust agreement is treated as a partnership (not taxable as a corporation) for federal income tax purposes, the same treatment should also apply for Michigan tax purposes. In such case, the partnership should have no Michigan Single Business Tax liability (which could otherwise result in reduced distributions to certificateholders). The certificateholders also should not be subject to the Michigan Single Business Tax on income received through the partnership.

     Individual certificateholders that are nonresidents of Michigan and are not otherwise subject to Michigan taxes may be subject to Michigan Individual Income Tax of 4.4% on the income from the partnership. Michigan law is not clear with respect to this issue. Other states, with similar laws, do take the position that individual partners are subject to personal income tax on income from a partnership when a partnership is doing business in their state. A certificateholder not otherwise subject to taxation in Michigan would not be subject to Michigan Individual Income Tax on income beyond that derived from the certificates, solely because of the certificateholder's ownership of the certificates.

     If the certificates are instead treated as ownership interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, then the hypothetical entity would be subject to the Michigan Single Business Tax (which would result in reduced distributions to certificateholders). A certificateholder not otherwise subject to tax in Michigan would not become subject to Michigan tax as a result of its mere ownership of such an interest.

     THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OFFERED NOTES AND CLASS C CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                                LEGAL INVESTMENT

     The Class A-1 Notes and the Class A-2 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. A money market fund should consult its legal advisors regarding whether an investment by the money market fund in the Class A-1 Notes or the Class A-2 Notes satisfies the money market fund's investment policies and objectives.

                              ERISA CONSIDERATIONS

THE NOTES

     The notes may, in general, be purchased by or on behalf of Benefit Plan Investors. Although no assurance can be given in this regard, the notes should be treated as "debt" and not as "Equity Interests" for purposes of the Plan Assets Regulation because the notes --

      -- are expected to be treated as indebtedness under local law and will, in the opinion of Special Tax Counsel, be treated as debt, rather than equity, for federal tax purposes (see "Federal Income Tax Consequences in this prospectus supplement); and

      --  should not be deemed to have any "substantial equity features."

     Accordingly, the notes may also, in general, be purchased by or on behalf of Benefit Plan Investors. See "ERISA Considerations" in the prospectus.

     However, the acquisition and holding of notes of any class by or on behalf of a Benefit Plan Investor could be considered to give rise to a prohibited transaction under ERISA and Section 4975 of the Code if the trust, the Owner Trustee, the indenture trustee, any certificateholder or any of their respective affiliates, is or becomes a "party in interest" or a "disqualified person" (as defined in ERISA and the Code, respectively) with respect to such Benefit Plan Investor. In such case, certain exemptions from the prohibited transaction rules could be applicable to such acquisition and holding by a Benefit Plan Investor depending on the type and circumstances of the Benefit Plan Investor fiduciary making the decision to acquire a note. For additional information regarding treatment of the notes under ERISA, see "ERISA Considerations" in the prospectus.

THE CLASS C CERTIFICATES

     The Issuer intends to limit equity ownership in the Class C Certificates (and each other class of equity securities issued by the trust) by Benefit Plan Investors to less than 25% of the value of that class of certificates. Accordingly, Benefit Plan Investors may not acquire the Class C Certificates (or any other class of equity issued by the trust); provided, however, that an insurance company using the assets of its general account may purchase Class C Certificates on the condition that --

      -- such insurance company is able to represent that, as of the date it acquires an interest in a Class C Certificate, less than 25% of the assets of such general account constitute "plan assets" for purposes of Title I of ERISA and Section 4975 of the Code; and

      -- such insurance company agrees that if at any time during any calendar quarter while it is holding an interest in such Class C Certificate, 25% or more of the assets of such general account constitutes "plan assets" for purposes of Title I of ERISA and Section 4975 of the Code, and, at that time, if no exemption or exception applies to the continued holding of the Class C Certificate under ERISA, by the end of the next quarter such insurance company will dispose of all Class C Certificates then held in its general account by the end of the next quarter.

     In addition, investors other than Benefit Plan Investors should be aware that a prohibited transaction under ERISA and the Code could be deemed to occur if any holder of the Class C Certificates or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to any Benefit Plan Investor that acquires and holds the notes without such Benefit Plan Investor being covered by one or more exemptions from the prohibited transaction rules. Each purchaser of the Class C Certificates will be required to represent and certify that it either --

      -- is not a Benefit Plan Investor nor acquiring such Class C Certificates on behalf of any such Benefit Plan Investor; or

      -- is an insurance company using the assets of its general account under the limitations described above.

     For additional information regarding treatment of the Class C Certificates under ERISA, see "ERISA Considerations" in the prospectus.

                                  UNDERWRITING

     In an underwriting agreement, the seller has agreed to cause the trust to sell to the underwriter named below, and that underwriter has severally agreed to purchase the initial principal amount of Class A-1 Notes and Class A-2 Notes set forth opposite its name below:

                                                              PRINCIPAL    PRINCIPAL
                                                              AMOUNT OF    AMOUNT OF
                                                              CLASS A-1    CLASS A-2
CLASS A-1 NOTE / A-2 NOTE UNDERWRITER                           NOTES        NOTES
-------------------------------------                         ---------    ---------
[Ford Financial Services, Inc.].............................   $     []     $     []

     The seller has been advised by the underwriter of the Class A-1 Note/Class A-2 notes that it proposes initially to offer the Class A-1 Notes and Class A-2 Notes to the public at the prices set forth in this prospectus supplement. After the initial public offering of the Class A-1 Notes and Class A-2 Notes, the public offering price may change. [Ford Financial Services, Inc. is a wholly owned subsidiary of the servicer and an affiliate of the seller.]

     Subject to the terms and conditions set forth in the underwriting agreement, the seller has agreed to cause the trust to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the initial principal amount of Class A-3 Notes and Class A-4 Notes set forth opposite its name below:

                                                               PRINCIPAL      PRINCIPAL
                                                               AMOUNT OF      AMOUNT OF
                                                              CLASS [A-3]    CLASS [A-4]
CLASS A-3 NOTE / A-4 NOTE UNDERWRITER                            NOTES          NOTES
-------------------------------------                         -----------    -----------
[                    ]......................................    $     []       $     []
[                    ]......................................          []             []
[                    ]......................................          []             []
[                    ]......................................          []             []
[                    ]......................................          []             []
                                                                -------        -------
     Total..................................................    $     []       $     []
                                                                =======        =======

     The seller has been advised by the underwriters of the Class [A-3] Notes and the Class [A-4] Notes that they propose initially to offer the Class [A-3] Notes and the Class [A-4] Notes to the public at the prices set forth in this prospectus supplement. After the initial public offering of the Class [A-3] Notes and the Class [A-4] Notes, the public offering prices may change.

     The seller has agreed to cause the trust to sell to Ford Credit the initial principal amount of the Class [A-5] Notes and the Class [A-6] Notes. The Class [A-5] Notes and the Class [A-6] Notes may be resold to third party investors after the Closing Date. Any such sales will be made at prices related to prevailing market prices at the time of sale.

     Subject to the terms and conditions set forth in the underwriting agreement, the seller has agreed to cause the trust to sell to each of the underwriters named below, and each of those has severally agreed to purchase, the initial principal amount of the [Class B] Notes and the [Class C] Certificates set forth below opposite its name.

                                                               PRINCIPAL        PRINCIPAL
                                                               AMOUNT OF        AMOUNT OF
                                                               [CLASS B]        [CLASS C]
[CLASS B] NOTE / [CLASS C] CERTIFICATE UNDERWRITERS              NOTES         CERTIFICATES
---------------------------------------------------           -----------      ------------
[          ]................................................  $[          ]    $[          ]
                                                              -----------      -----------
[          ]................................................  [          ]     [          ]
                                                              -----------      -----------
     Total..................................................  [          ]     $[          ]
                                                              ===========      ===========

     The seller has been advised by the underwriters of the [Class B] Notes and the [Class C] Certificates that they propose initially to offer the [Class B] Notes and the [Class C] Certificates to the public at the prices set forth in this prospectus supplement. After the initial public offering of the [Class B] Notes and the [Class C] Certificates, the public offering prices may change.

     The underwriting discounts and commissions, the selling concessions that the underwriters of the notes and the certificates may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the principal amount of each class of notes and as an aggregate dollar amount, shall be as follows:

                                                      NET
                               UNDERWRITING        PROCEEDS           SELLING
                               DISCOUNT AND         TO THE          CONCESSIONS     REALLOWANCE
                                COMMISSIONS      SELLER(1)(2)      NOT TO EXCEED   NOT TO EXCEED
                               -------------     ------------      -------------   -------------
Class A-1 Notes..............      [  ]%             [  ]%              [  ]%           [  ]%
Class A-2 Notes..............      [  ]%             [  ]%              [  ]%           [  ]%
Class A-3 Notes..............      [  ]%             [  ]%              [  ]%           [  ]%
Class A-4 Notes..............      [  ]%             [  ]%              [  ]%           [  ]%
Class B Notes................      [  ]%             [  ]%              [  ]%           [  ]%
Class C Certificates.........      [  ]%             [  ]%              [  ]%           [  ]%
     Total for the offered
       notes and Class C
       Certificates..........   $[       ]        $[       ]

---------------
(1) Plus accrued interest, if any, from [               ].

(2) Before deducting other expenses estimated at $[               ].

     Until the distribution of the Offered Notes and the [Class C] Certificates is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the Offered Notes and the [Class C] Certificates. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Notes and the [Class C] Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Notes and the [Class C] Certificates.

     If the underwriters create a short position in the Offered Notes or the [Class C] Certificates in connection with this offering, (i.e., they sell more Offered Notes or [Class C] Certificates than are set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing Offered Notes or the [Class C] Certificates, as the case may be, in the open market.

     The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase Offered Notes or [Class C] Certificates in the open market to reduce the underwriters' short position or to stabilize the price of such Offered Notes or [Class C] Certificates, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those Offered Notes or [Class C] Certificates, as the case may be, as part of the offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

     Neither the seller nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Offered Notes or the [Class C] Certificates. In addition, neither the seller nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The notes and the certificates are new issues of securities and there currently is no secondary market for the notes or the certificates. The underwriters for the Offered Notes and the [Class C] Certificates expect to make a market in such securities but will not be obligated to do so. There is no assurance that a secondary market for the Offered Notes or the [Class C] Certificates will develop. If a secondary market for the Offered Notes or the [Class C] Certificates does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your notes or certificates.

     The indenture trustee may, from time to time, invest the funds in the Collection Account and the Reserve Account in investments acquired from or issued by the underwriters.

     In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the servicer and its affiliates.

     This prospectus supplement and the prospectus may be used by Ford Financial Services, Inc. in connection with offers and sales related to market-making transactions in the [Class A-1] Notes and the [Class A-2] Notes and may be used by Ford Credit in connection with offers and sales of the [Class A-5] Notes or the [Class A-6] Notes originally purchased by Ford Credit from the seller. Ford Financial Services, Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. Ford Financial Services, Inc. has no obligation to make a market in the [Class A-1] Notes or the [Class A-2] Notes and any such market-making may be discontinued at any time without notice, in its sole discretion.

     The seller and Ford Credit have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect thereof.

     The closings of the sale of each class of the notes and each class of the certificates are conditioned on the closing of the sale of each other class of notes and certificates.

     Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a prospectus, the seller or the underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus.

                                 LEGAL OPINIONS

     Certain legal and state tax matters relating to the notes and the Class C Certificates will be passed upon for the seller and the servicer by Hurley D. Smith, Esq., Secretary and Corporate Counsel of the servicer. Certain legal matters relating to the notes and the Class C Certificates will be passed upon for the underwriters and certain federal income tax and other matters will be passed upon for the seller by Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Smith is a full-time employee of Ford Credit and owns and holds options to purchase shares of Common Stock of Ford Motor Company. Skadden, Arps, Slate, Meagher & Flom LLP have from time to time represented Ford Motor Company, Ford Credit and their affiliates in connection with other transactions.

                GLOSSARY OF TERMS FOR THE PROSPECTUS SUPPLEMENT

     "ABS" means the Absolute Prepayment Model which we use to measure prepayments on receivables.

     "ABS TABLE" means the table captioned "Percent of Initial Note Principal
Amount or Initial Certificate Balance at Various ABS Percentages" on page   of
this prospectus supplement.

     "ACTUARIAL RECEIVABLES" are receivables which provide for amortization of the loan over a series of fixed level payment monthly installments. Each monthly installment, including the monthly installment representing the final payment on the receivable, consists of an amount of interest equal to 1/12 of the annual percentage rate of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly installment.

     "ADDITIONAL YIELD SUPPLEMENT AMOUNT" means with respect to any transfer of Subsequent Receivables to the trust an amount (which amount may be discounted at a rate to be specified in the sale and servicing agreement), if any, equal to the aggregate Yield Supplement Amounts in respect of such Subsequent Receivables for the period commencing with the related Subsequent Cutoff Date and ending with the scheduled maturity of each such Subsequent Receivable, assuming that payments on such receivables are made as scheduled and no prepayments are made.

     "ADVANCES" means collectively Precomputed Advances and Simple Interest Advances.

     The "AVAILABLE COLLECTIONS" for a Distribution Date will be the sum of the following amounts with respect to the Collection Period preceding that Distribution Date (subject to the exclusions set forth below such amounts):

      -- all scheduled payments and all prepayments in full (and certain partial prepayments) collected with respect to Precomputed Receivables (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account) and all payments collected with respect to Simple Interest Receivables;

      -- all Liquidation Proceeds and all recoveries in respect of Liquidated Receivables which were written off in prior Collection Periods;

      -- all Precomputed Advances made by the servicer of principal due on the Precomputed Receivables;

      --  all Advances made by the servicer of interest due on the receivables;

      -- all Advances, if any, of interest made by the servicer in respect of receivables which were prepaid in full;

      -- the Purchase Amount of each receivable that was repurchased by the seller or purchased by the servicer under an obligation which arose during the related Collection Period; and

      -- partial prepayments of any refunded item included in the principal balance of a receivable, such as extended warranty protection plan costs, or physical damage, credit life, disability insurance premiums, or any partial prepayment which causes a reduction in the obligor's periodic payment to an amount below the scheduled payment as of the [applicable] Cutoff Date.

     The Available Collections on any Distribution Date will exclude the following:

      -- amounts received on any receivables to the extent that the servicer has previously made an unreimbursed Advance with respect to such receivable;

      -- Liquidation Proceeds with respect to a particular Precomputed Receivable to the extent of any unreimbursed Precomputed Advances made with respect to that Precomputed Receivable;

      -- all payments and proceeds (including Liquidation Proceeds) of any receivables the Purchase Amount of which has been included in the Available Funds in a prior Collection Period;

      -- [Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Simple Interest Advances;]

      -- [amounts received in respect of interest on Simple Interest Receivables during the preceding Collection Period in excess of the amount of interest that would have been due during the Collection Period on Simple Interest Receivables at their respective annual percentage rates (assuming that a payment is received on each Simple Interest Receivable on its due date)];

      --  [amounts released from the Pre-Funding Account]; and

      --  amounts constituting the Supplemental Servicing Fee.

     The "AVAILABLE FUNDS" for a Distribution Date shall be the sum of the Available Collections and the Reserve Account Excess Amount.

     "BENEFIT PLAN INVESTOR" means:

      -- "employee benefit plans" (as defined in Section 3(3) of ERISA including without limitation governmental plans, foreign pension plans and church plans;

      -- "plans" described in Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh plans; or

      -- entities whose underlying assets include plan assets by reason of a plan's investment in such entity, including without limitation, as applicable, an insurance company general account.

     A "BUSINESS DAY" is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in The City of New York or the State of Delaware are authorized by law, regulation or executive order to be closed.

     "CERTIFICATE BALANCE" means:

      --  with respect to the Class C Certificates, initially, $[          ]
          and, thereafter, means the initial Certificate Balance of the Class [C] Certificates, reduced by all amounts allocable to principal previously distributed to the Class C certificateholders; and

      -- with respect to the Class [D] Certificates, initially, $[ ] and, thereafter, means the initial Certificate Balance of the Class D Certificates, reduced by all amounts allocable to principal previously distributed to the Class [D] certificateholders.

     The "CERTIFICATE INTEREST DISTRIBUTION ACCOUNT" means the administrative subaccount within the Certificate Distribution Account which the Owner Trustee will create for the benefit of the certificateholders.

     The "CERTIFICATE PREPAYMENT PREMIUM" is equal the excess, if any, discounted as described below, of --

     (1) the amount of interest that would accrue on the certificates' share of any remaining Pre-Funded Amount at the rate of interest on the certificates during the period commencing on and including the Distribution Date on which that amount is required to be distributed to
         certificateholders to but excluding [            ], over

     (2) the amount of interest that would have accrued on the amount described in clause (1) above over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such
         Distribution Date on the [            ].

     The excess described above will then be discounted to present value to such Distribution Date at the yield described in clause (2) above.

     "CERTIFICATE PRINCIPAL DISTRIBUTION ACCOUNT" means the administrative subaccount within the Certificate Distribution Account which the Owner Trustee will create for the benefit of the certificateholders.

     "CLOSING DATE" means [            ].

     "CODE" means Internal Revenue Code of 1986, as amended.

     "COLLECTION ACCOUNT" means an account, held in the name of the indenture trustee, into which the servicer is required to deposit collections on the receivables.

     A "COLLECTION PERIOD" means, with respect to the first Distribution Date,
the calendar month ending on [            ], and with respect to each subsequent
Distribution Date, the calendar month preceding the calendar month in which such Distribution Date occurs.

     "CUT-OFF DATE" means [either an Initial Cutoff Date or a Subsequent Cut-Off Date] [the date as of which the seller will transfer the Receivables to the trust].

     "DELAWARE TRUSTEE" means [            ], as Delaware trustee under the
trust agreement.

     "DETERMINATION DATE" means the Business Day immediately preceding each [Payment] [Distribution] Date.

     "DISTRIBUTION DATE" means the date on which the trust will pay interest and principal on the [notes and] certificates, which will be the date occurring
[monthly] [quarterly] on [each             ,             , and             ]
[the [  ] day of each month] or, if any such day is not a Business Day, on the
next succeeding Business Day, commencing [            ].

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EVENTS OF SERVICING TERMINATION" means an Event of Servicing Termination under the sale and servicing agreement, as described under "Description of the Receivables Transfer and Servicing Agreements -- Event of Servicing Termination" in the prospectus.

     "FINAL PAYMENT RECEIVABLES" are monthly payment receivables secured by new or used automobiles or light trucks with a final scheduled payment which is greater than the scheduled monthly payments. A Final Payment Receivable provides for amortization of the loan over a series of fixed level payment monthly installments like an Actuarial Receivable or a Simple Interest Receivable, but also requires a final scheduled payment due after payment of such monthly installments which may be satisfied by --

      --  payment in full in cash of such amount;

      -- transfer of the vehicle to Ford Credit provided certain conditions are satisfied; or

      -- refinancing the final scheduled payment in accordance with certain conditions.

     "FINAL SCHEDULED [PAYMENT] [DISTRIBUTION] DATE" for any class of notes or certificates has the meaning indicated opposite that class of notes or certificates in the table below.

-----------------------------------------------------------------------------------
               CLASS                       [PAYMENT] [DISTRIBUTION] DATE
-----------------------------------------------------------------------------------
  Class A-1 Notes                     [      ]        [      ]
-----------------------------------------------------------------------------------
  Class A-2 Notes                     [      ]        [      ]
-----------------------------------------------------------------------------------
  Class A-3 Notes                     [      ]        [      ]
-----------------------------------------------------------------------------------
  Class A-4 Notes                     [      ]        [      ]
-----------------------------------------------------------------------------------
  Class A-5 Notes                     [      ]        [      ]
-----------------------------------------------------------------------------------
  Class A-6 Notes                     [      ]        [      ]
-----------------------------------------------------------------------------------
  Class B Notes                       [      ]        [      ]
-----------------------------------------------------------------------------------
  Class C Certificates                [      ]        [      ]
-----------------------------------------------------------------------------------
  Class D Certificates                [      ]        [      ]
-----------------------------------------------------------------------------------

     "FIRST PRIORITY PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, an amount not less than zero equal to:

                  AN - (PB - YSOA)

            Where:

            AN     =   the aggregate outstanding principal amount of the Class A
                       Notes as of the preceding Distribution Date, after giving
                       effect to any principal payments made on the Class A Notes on such preceding Distribution Date;
            PB     =   the Pool Balance at the end of the Collection Period
                       preceding such Distribution Date; and
            YOSA   =   the Yield Supplement Overcollateralization Amount with
                       respect to such Distribution Date.

         Provided, however that:

          -- the First Priority Principal Distribution Amount on or after the Class A-1 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-1 Notes to zero;

          -- the First Priority Principal Distribution Amount on or after the Class A-2 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-2 Notes to zero;

          -- the First Priority Principal Distribution Amount on or after the Class A-3 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-3 Notes to zero;

          -- the First Priority Principal Distribution Amount on or after the Class A-4 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-4 Notes to zero;

          -- the First Priority Principal Distribution Amount on or after the Class A-5 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-5 Notes to zero; and

          -- the First Priority Principal Distribution Amount on or after the Class A-6 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-6 Notes to zero.

     "FORD CREDIT" means Ford Motor Credit Company.

     "FUNDING PERIOD" means the period from and including the Closing Date until the earliest of:

      --  the Determination Date on which the amount on deposit in the
          Pre-Funding Account is equal to $[          ] or less;

      -- the occurrence of an event of default under the indenture or an Event of Servicing Termination under the sale and servicing agreement;

      -- the occurrence of certain events of insolvency or dissolution with respect to the seller, the General Partner or the servicer; and

      --  the Determination Date with respect to the [          ] Distribution
          Date.

     "GENERAL PARTNER" means Ford Credit Auto Receivables Two, Inc., the general partner of the seller.

     "INITIAL CUT-OFF DATE" means [          ].

     "INITIAL POOL BALANCE" is the Pool Balance as of the [Initial] Cutoff Date,
which is $[          ].

     "INITIAL RECEIVABLES" means the receivables which the seller transfers to the trust on the Closing Date.

     "INITIAL RECEIVABLES POOL" means the pool of receivables consisting of the Initial Receivables.

     "INTEREST PERIOD" means:

      --  with respect to the Class A-1 and Class A-2 Notes --

         -- in the case of the first [Distribution] [Payment] Date, the period from and including the Closing Date, or

         -- in the case of any other [Distribution] [Payment] Date, the period from and including the most recent [Distribution] [Payment] Date on which interest has been paid to but excluding the following [Distribution] [Payment] Date;

      -- with respect to all other classes of notes and each class of certificates, a one-month period in a 360-day year of 12 30-day months.

     "LIQUIDATION PROCEEDS" means all proceeds of Liquidated Receivables, net of expenses incurred by the servicer in connection with such liquidation and any amounts required by law to be remitted to the obligor on such Liquidated Receivables in accordance with the servicer's customary servicing procedures.

     "LIQUIDATED RECEIVABLES" means defaulted receivables which the trust has liquidated.

     "MICHIGAN TAX COUNSEL" means Hurley D. Smith, Esq., Secretary and Corporate Counsel of the servicer.

     "NON-U.S. (CLASS A) NOTE OWNER" means a non-U.S. person that is a (Class A) Note Owner.

     "NOTE OWNER" means a person acquiring a beneficial ownership interest in notes.

     ["NOTE PREPAYMENT AMOUNT" means the amount of interest that would accrue on [the notes'] [such class'] Pre-Funded Percentage of any remaining Pre-Funded Amount at the rate of interest on [the] [such class of] notes during the period commencing on and including the Distribution Date on which such Note Prepayment Amount is required to be distributed to the noteholders [of such class] to but excluding --

      --  [          ], in the case of the Class A-1 Notes;

      --  [          ], in the case of the Class A-2 Notes; and

      --  [          ], in the case of the Class A-3 Notes].

     ["NOTE PREPAYMENT PREMIUM" [for each class of notes] will equal the excess, if any, discounted as described below, of --

     (1) the Note Prepayment Amount; over

     (2) the amount of interest that would have accrued on the Note Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such Distribution Date on --

      --  the [          ], in the case of the Class A-1 Notes;

      --  the [          ], in the case of the Class A-2 Notes; and

      --  the [          ], in the case of the Class A-3 Notes.

     The excess described above will be discounted to present value to such Distribution Date at the applicable yield described in clause (2) above.

     "OFFERED NOTES" means collectively the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes.

     "OID" means original issue discount.

     "OID REGULATIONS" means the Treasury regulations governing OID.

     "OWNER TRUSTEE" means [          ], as owner trustee under the trust
agreement under which the trust is formed.

     "PAYAHEAD ACCOUNT" is an account which the servicer will establish in the name of the related indenture trustee into which it will deposit Payaheads.

     "PAYAHEADS" mean early payments by or on behalf of obligors on Precomputed Receivables which do not constitute scheduled payments, full prepayments, nor certain partial prepayments that result in a reduction of the obligor's periodic payment below the scheduled payment as of the applicable Cutoff Date will be deposited until such time as the payment falls due.

     "PAYMENT DATE" means the date occurring [monthly] [quarterly] on [each
     ,      , and      ] [the [     ] day of each month] or, if any such day is
not a Business Day, on the next succeeding Business Day, commencing
[          ].

     "PERMITTED INVESTMENTS" means:

      -- direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America or its agencies;

      -- demand deposits, time deposits, certificates of deposit or bankers' acceptances of certain depository institutions or trust companies having the highest rating from the applicable rating agency rating the notes or certificates;

      -- commercial paper having, at the time of such investment, a rating in the highest rating category from the applicable rating agency rating the notes or certificates;

      -- investments in money market funds having the highest rating from the applicable rating agency rating the notes or certificates;

      -- repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or its agencies, in either case entered into with a depository institution or trust company having the highest rating from the applicable rating agency rating the notes or certificates; and

      -- any other investment (which may include motor vehicle retail installment sale contracts) acceptable to the rating agencies rating the noters or certificates as being consistent with that rating.

    Permitted Investments are generally limited to obligations or securities that mature on or before the date of the next [Payment] [Distribution] Date.

     "POOL [/PRE-FUNDING] BALANCE" [will represent [is the sum of (1)] the aggregate principal balance of the receivables at the end of the preceding Collection Period (or in the case of the first Collection Period, the [Initial] Cutoff Date), after giving effect to all payments (other than Payaheads) received from obligors, Liquidation Proceeds, Advances and Purchase Amounts to be remitted by the servicer or the seller, as the case may be, all for such Collection Period and all Realized Losses during such Collection Period [and (2) the amount on deposit in the Pre-Funding Account (excluding any investment earnings on that amount].

     "PRECOMPUTED ADVANCE" means an advance on a Precomputed Receivable made by the Servicer, in its sole discretion, for a deficiency in a scheduled payment as of the last day of a Collection Period.

     "PRECOMPUTED RECEIVABLES" consist of either Actuarial Receivables or Rule of 78's Receivables.

     "PRE-FUNDED AMOUNT" means an amount equal to $[          ], which is
available to the trust to purchase Subsequent Receivables.

     "PRE-FUNDING ACCOUNT" means an account in the name of the indenture trustee into which amounts available to the trust to purchase Subsequent Receivables will be deposited.

     "PRE-FUNDING PERCENTAGE" is equal to:
                PB

  ------------------------------------------------------------------------------
                APB

Where:
PB       =   the remaining principal amount of [that class of] notes or
             [that class of] certificates, as the case may be; and
APB      =   the aggregate remaining principal balance of the notes and the certificates.

     "PREPAYABLE OBLIGATION" means an obligation the principal on which is subject to prepayment as a result of prepayments on the underlying collateral.

     "PREPAYMENT ASSUMPTION" means the anticipated rate of prepayments assumed in pricing a debt instrument.

     "PRIMUS" means --

      -- PRIMUS Automotive Financial Services, Inc., a wholly owned subsidiary of Ford Credit until the time such entity's business operations are transferred to and assumed by Ford Credit; and

      --  thereafter, PRIMUS, a division of Ford Credit.

     "PRINCIPAL DISTRIBUTION ACCOUNT" means the administrative subaccount within the Collection Account created by the indenture trustee for the benefit of the holders of notes and certificates entitled the "Principal Distribution Account".

     "PURCHASE AMOUNT" means the purchase price of receivables repurchased by the seller or the servicer.

     "REALIZED LOSSES" means the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

     "RECEIVABLES POOL" means the pool of receivables which the trust owns at any time.

     "RECEIVABLES TRANSFER AND SERVICING AGREEMENTS" means collectively the purchase agreement, the sale and servicing agreement, the trust agreement and the administration agreement.

     "RECORD DATE", with respect to any Distribution Date means --

      -- with respect to the notes, the day immediately preceding such Distribution Date or, if such notes are issued as Definitive Notes, the last day of the preceding month;

      -- and with respect to the certificates is the last day of the month preceding the Distribution Date.

     "REGULAR PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, an amount not less than zero equal to the greater of --

         A1 + A2 -- (FPDA + SPDA); and

         (OS -- (PB -- [SOA + YSOA]) -- (FPDA + SPDA)

Where:
A1       =   the aggregate outstanding principal amount of the Class A-1
             Notes as of the preceding Distribution Date (after giving
             effect to any principal payments made on the Class A-1 Notes on such preceding Distribution Date);
A2       =   the aggregate outstanding principal amount of the Class A-2
             Notes as of the preceding Distribution Date (after giving
             effect to any principal payments made on the Class A-2 Notes on such preceding Distribution Date and the Class A-2
             Notes);
OS       =   the sum of the aggregate outstanding principal amount of all the notes and the certificates as of the preceding
             Distribution Date (after giving effect to any principal
             payments to be made on the securities on such preceding
             Distribution Date) or the Closing Date, as the case may be;
PB       =   the Pool Balance at the end of the Collection Period
             preceding such Distribution Date;
SOA      =   the Specified Overcollateralization Amount with respect to such Distribution Date;
[YSOA    =   the Yield Supplement Overcollateralization Amount];
FPDA     =   the First Priority Principal Distribution Amount, if any,
             with respect to such Distribution Date; and
SPDA     =   the Second Priority Principal Distribution Amount, if any,
             with respect to such Distribution Date.

     provided, however, that the Regular Principal Distribution Amount --

      -- shall not exceed the sum of the aggregate outstanding principal amount of all the notes and the aggregate Certificate Balance of all the certificates on such Distribution Date, after giving effect to any principal payments made on the securities on such Distribution Date in respect of the First Priority Principal Distribution Amount, if any, and the Second Priority Principal Distribution Amount, if any;

      -- on or after the Final Scheduled Distribution Date relating to the Class C Certificates shall not be less than the amount that is necessary to reduce the Certificate Balance of the Class C Certificates to zero; and

      -- on or after the Final Scheduled Distribution Date relating to the Class D Certificates shall not be less than the amount that is necessary to reduce the Certificate Balance of the Class D Certificates to zero.

     "REPLACEMENT GUARANTEED RATE AGREEMENT" means a guaranteed rate agreement which meets the following conditions:

      --  it is substantially similar to the original guaranteed rate agreement;

      -- the obligor on the agreement is an insurance company, trust company, commercial bank or other entity which has a commercial paper or certificate of deposit rating of no less than A-1+ or P1 by the applicable rating agency rating notes or certificates; and

      -- the agreement provides for either the payment of interest on funds invested pursuant thereto at a rate per annum at least equal to the weighted average of the interest rates on the notes and the certificates.

     "RESERVE ACCOUNT EXCESS AMOUNT", with respect to any Distribution Date, means an amount equal to the excess if any, of --

      -- the amount of cash or other immediately available funds in the Reserve Account on that Distribution Date, prior to giving effect to any withdrawals from the Reserve Account relating to that Distribution
          Date), over

      --  the Specified Reserve Balance with respect to that Distribution Date.

     "RESERVE INITIAL DEPOSIT" means the $ [     ] initially deposited into the
Reserve Account [together with the aggregate amount transferred from the Pre-Funding Account to the Reserve Account on each Subsequent Transfer Date].

     "RULE OF 78'S RECEIVABLES" are receivables providing for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated on the stated annual percentage rate for the term of the receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly installment allocated to reduction of the outstanding principal are calculated in accordance with the "Rule of 78's."

     "SECOND PRIORITY PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, an amount not less than zero equal to:

              (N -- (PB -- YSOA)) -- FPDA

         Where:

         N       =  the aggregate outstanding principal amount of the notes as of the preceding Distribution Date (after giving effect to any principal payments made on the notes on such preceding
                    Distribution Date);

         PB      =  the Pool Balance at the end of the Collection Period
                    preceding such Distribution Date;

         YSOA  =  the Yield Supplement Overcollateralization Amount; and

         FPDA = the First Priority Principal Distribution Amount, if any, with respect to such Distribution Date.

         provided, however, that --

          -- the Second Priority Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all the notes and the aggregate Certificate Balance of all the certificates on such [Payment] [Distribution] Date (after giving effect to any principal payments to be made on the securities on such Distribution Date in respect of the First Priority Principal Distribution Amount, if any); and

          -- the Second Priority Principal Distribution Amount on or after the Final Scheduled Distribution Date relating to the Class B Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B Notes to zero.

     "SERVICER FEE" means the Servicing Fee together with the Supplemental Servicing Fee.

     "SERVICING FEE" means a fee payable to the servicer on each Distribution Date for servicing the receivables which is equal to the product of one-twelfth of 1.00% and the Pool Balance as of the first day of the related Collection Period.

     "SHORT-TERM NOTES" means notes that have a maturity of one year or less from their date of original issuance.

     "SIMPLE INTEREST ADVANCE" means an amount that the servicer shall deposit into the related collection account, in its sole discretion, equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective annual percentage rates for the related Collection Period (assuming that such Simple Interest Receivables are paid on their respective due dates) minus the amount of interest actually received on such Simple Interest Receivables during the related Collection Period.

     "SPECIAL TAX COUNSEL" means Skadden, Arps, Slate, Meagher & Flom LLP.

     "SPECIFIED CREDIT ENHANCEMENT AMOUNT" means, with respect to any Distribution Date, the greatest of --

      --  $[          ];

      -- [ ]% of the Pool Balance at the end of the Collection Period preceding that Distribution Date; or

      -- the aggregate principal balance of the receivables that are delinquent 91 days or more and are not Liquidated Receivables at the end of the Collection Period preceding such Distribution Date;

     provided, however, that the Specified Credit Enhancement Amount with respect to any Distribution Date shall not exceed the sum of the aggregate outstanding principal amount of all the notes and the aggregate Certificate Balance of all the certificates as of the preceding Distribution Date (after giving effect to any principal payments made on the securities on such preceding Distribution Date).

     "SPECIFIED OVERCOLLATERALIZATION AMOUNT" means, with respect to any Distribution Date, the excess, if any, of --

      -- the Specified Overcollateralization Amount with respect to such Distribution Date, over

      --  the Specified Reserve Balance with respect to such Distribution Date.

     "SPECIFIED RESERVE BALANCE" means the lesser of --

      --  $[          ]; and

      -- the sum of the aggregate outstanding principal amount of all the notes and the certificates as of the preceding Distribution Date, after giving effect to any principal payments made on the securities on such preceding Distribution Date.

     "SUBSEQUENT CUTOFF DATE" means the date as of which the seller conveys Subsequent Receivables to the trust.

     "SUBSEQUENT RECEIVABLES" means the receivables which the seller will transfer to the trust after the Closing Date and during the Funding Period.

     "SUBSEQUENT TRANSFER DATE" each of the dates on which the seller conveys Subsequent Receivables to the trust.

     "SUPPLEMENTAL SERVICING FEE" means, for each Collection Period, the amount of any late, prepayment, and other administrative fees and expenses collected during that Collection Period[, plus any interest earned during the Collection Period on deposits made with respect to the receivables].

     "TOTAL REQUIRED PAYMENT" means, on any Distribution Date, the sum of --

      -- the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

      -- all interest payable on the Class A Notes, including any accrued interest and interest on accrued interest;

      --  the First Priority Principal Distribution Amount, if any;

      -- all interest payable on the Class B Notes, including any accrued interest and interest on accrued interest;

      --  the Second Priority Principal Distribution Amount, if any;

      -- all interest payable on the certificates, including any accrued interest and interest on accrued interest;

     provided, however, that following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the notes or following an Insolvency Event or a dissolution with respect to the seller or the General Partner, on any Distribution Date until the Distribution Date on which the outstanding principal amount of all the notes has been paid in full, the Total Required Payment shall mean the sum of --

      -- the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

      -- all interest payable on the Class A Notes, including any accrued interest and interest on accrued interest;

      -- all interest payable on the Class B Notes, including any accrued interest and interest on accrued interest; and

      -- the amount necessary to reduce the outstanding principal amount of all the notes to zero.

     ["YIELD SUPPLEMENT ACCOUNT" means the account which Ford Credit will establish with the indenture trustee for the benefit of the noteholders and certificateholders which will be designed solely to hold funds to be applied to provide payments to the noteholders and certificateholders in respect of receivables which bear yield lower than the weighted average interest rates on the notes and certificates.]

     [The "YIELD SUPPLEMENT AGREEMENT" means the agreement which Ford Credit, the seller and the indenture trustee will enter into relating to the Yield Supplement Account.]

     [The "YIELD SUPPLEMENT AMOUNT" means the aggregate amount[, discounted to present value at [ ]% in the manner specified in the sale and servicing agreement], by which --

      -- interest on the principal balance of each [Initial Receivable] receivable for the period commencing on the [Initial] Cutoff Date and ending with the scheduled maturity of such receivable, assuming that payments on such receivables are made as scheduled and no prepayments are made, at a rate equal to the required rate described above; exceeds

      -- interest on the principal balance of that receivable at the annual percentage rate of that receivable.]

     ["YIELD SUPPLEMENT OVERCOLLATERALIZATION AMOUNT" means, with respect to any Distribution Date, the amount specified below with respect to such Distribution
Date:

Closing Date.........................................  $[          ]
[month] [year].......................................  [          ]
[month] [year].......................................  [          ]
[month] [year].......................................  [          ]
[month] [year].......................................  [          ]
[month] [year].......................................  [          ]
[month] [year].......................................  [          ]
[month] [year].......................................  [          ]
[month] [year].......................................  [          ]
[month] [year].......................................  [          ]
[month] [year].......................................  [          ]
[month] [year].......................................  [          ]
[month] [year].......................................  [          ]
[month] [year].......................................  [          ]

     [The YIELD SUPPLEMENT OVERCOLLATERALIZATION AMOUNT has been calculated for each Distribution Date as the sum of the amount for each receivable equal to the excess, if any, of --

      -- the scheduled payments due on such receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at the annual percentage rate of such receivable, over

      -- the scheduled payments due on the receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at [ ]%.

For purposes of such calculation, future scheduled payments on the receivables are assumed to be made on their scheduled due dates without any delays, defaults or prepayments.]

ANNEX I

              FORM OF INVESTMENT LETTER -- [CLASS C] CERTIFICATES

                                                                          [Date]

Ford Credit Auto Owner Trust [       ],
  as Issuer
[                    ],
  as Owner Trustee and
  as Certificate Registrar
[                    ]
[          ], [          ]

Ladies and Gentlemen:

     In connection with our proposed purchase of the Class C [     ]% Asset
Backed Certificates (the "Certificates") of Ford Credit Auto Owner Trust
[            ] (the "Issuer"), a trust formed by Ford Credit Auto Receivables
Two L.P. (the "Depositor" or "Seller"), we confirm that:

     1. We are either:

     (a) not, and each account (if any) for which we are purchasing the Certificates is not, (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code") that is subject to
Section 4975 of the Code, (iii) a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the provisions of Section 406 of ERISA or Section 4975 of the Code, (iv) an entity whose underlying assets include plan assets by reason of a plan's investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R. Section 2510.3-101 or otherwise under ERISA) or (v) a person investing "plan assets" of any such plan (including without limitation, for purposes of this clause (v), an insurance company general account, but excluding an entity registered under the Investment Company Act of 1940, as amended), or

     (b) an insurance company acting on behalf of a general account and (i) on the date hereof less than 25% of the assets of such general account (as reasonably determined by us) constitute "plan assets" for purposes of Title I of ERISA and Section 4975 of the Code, (ii) the purchase and holding of such Certificates are eligible for exemptive relief under Sections (I) and (III) of Prohibited Transaction Class Exemption 95-60, and (iii) the undersigned agrees that if, after the undersigned's initial acquisition of the Certificates, at any time during any calendar quarter 25% or more of the assets of such general account (as reasonably determined by us no less frequently than each calendar quarter) constitute "plan assets" for purposes of Title I of ERISA or Section 4975 of the Code and no exemption or exception from the prohibited transaction rules applies to the continued holding of the Certificates under Section 401(c) of ERISA and the final regulations thereunder or under an exemption or regulation issued by the United States Department of Labor under ERISA, we will dispose of all Certificates then held in our general account by the end of the next following calendar quarter.

     2. We are, and each account (if any) for which we are purchasing the Certificates is, a person who is (A) a citizen or resident of the United States,
(B) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (C) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (D) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more Persons meeting the conditions of clause (A), (B), (C) or (E) of this paragraph 2 has the authority to control all substantial decisions of the trust or (E) a Person not described in clauses
(A) through (D) above whose ownership of the Certificates is effectively connected with such Person's conduct of a trade or business within the United States (within the meaning of the Code) and who provides the Issuer and the Depositor with an IRS Form 4224 (and such other certifications, representations, or opinions of counsel as may be requested by the Issuer or the Depositor).

     3. We understand that any purported resale, transfer, assignment, participation, pledge, or other disposal of (any such act, a "Transfer") of any Certificate (or any interest therein) to any person who does not meet the conditions of paragraphs 1 and 2 above shall be null and void (each, a "Void Transfer"), and the purported transferee in a Void Transfer shall not be recognized by the Issuer or any other person as a Certificateholder for any purpose.

     4. We agree that if we determine to Transfer any of the Certificates we will cause our proposed transferee to provide to the Issuer and the Certificate Registrar a letter substantially in the form of this letter.

     You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                          Very truly yours,

                                          By:
                                          --------------------------------------
                                              Name:
                                              Title:

Securities To Be Purchased:
$[          ] principal balance of Certificates

Annex A attached hereto lists the name of the account and principal balance of Certificates purchased for each account (if any) for which we are purchasing Certificates.

                PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement.

Securities and Exchange Commission..........................  $
Rating agency fee...........................................  $
Printing....................................................  $
Legal fees and expenses.....................................  $
Accountants' fees...........................................  $
Fees and expenses of Indenture Trustee......................  $
Fees and expenses of applicable Trustee.....................  $
Miscellaneous expenses......................................  $
                                                              ----------
     Total..................................................  $
                                                              ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides as follows:

SECTION 17-108.  INDEMNIFICATION.

     Subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

     Section 4.2 of the Agreement of Limited Partnership of Ford Credit Auto Receivables Two L.P. provides as follows:

     Section 4.2. Exculpation and Indemnification.

         (a) Neither the General Partner nor any director, officer, partner, agent or legal representative of the General Partner or the Partnership, nor any of their Affiliates or the respective directors, officers, partners, stockholders, agents or legal representatives of any of their Affiliates (collectively, the "Indemnified Parties") shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any Partner (or its Affiliates) for any losses, claims, damages, liabilities or expenses, including, without limitation, judgments, interest on such judgments, fines, charges, costs, amounts paid in settlement, expenses and attorneys' fees incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or any appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or commission, whether pending or merely threatened, whether or not any Indemnified Party is or may be a party thereto, including interest on any of the foregoing (collectively, "Damages"), arising out of, or in connection with, the management or conduct of the business and affairs of the Partnership, except for any such Damages to the extent that they are found by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Parties or willful violations of the express provisions hereof by the indemnified Parties. The Indemnified Parties may consult with counsel and accountants with respect to the affairs of the Partnership and shall be fully protected and justified, to the extent allowed by law, in acting, or failing to act, if such action or failure to act is in accordance with the advice or opinion of such counsel or accountants.

         (b) The Partnership will, to the extent permitted by law, indemnify and hold harmless any and all of the Indemnified Parties for any and all Damages arising out of or in connection with the management or conduct of the business and affairs of the Partnership or their activities with respect thereto, except to the extent that any such Damages are found by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the person seeking indemnification (or willful violation of the express provisions hereof). No Indemnified Party may satisfy any right of indemnity or reimbursement granted in this Section 4.3(b) or to which it may otherwise be entitled except out of the assets of the Partnership, and no Partner shall be personally liable with respect to any such claim for indemnity or reimbursement.

     Section 145 of the General Corporation Law of Delaware provides as follows:

145.  INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE

         (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

     Article Five of the Certificate of Incorporation of Ford Credit Auto Receivables Two, Inc. provides as follows:

         (a) A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability

               (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,

               (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

               (iii) under Section 174 of the Delaware General Corporation Law or

               (iv) for any transaction from which the director derived an improper personal benefit.

     If the Delaware General Corporation Law is amended after approval by the stockholders of this Article FIFTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         (b) Any repeal or modification of paragraph (a) of this Article FIFTH by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

         (c)(i) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including penalties, fines, judgments, attorneys' fees, amounts paid or to he paid in settlement and excise taxes imposed on fiduciaries with respect to (i) employee benefit plans, (ii) charitable organizations or (iii) similar matters) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to subparagraph (c)(ii) of this Article FIFTH) only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this subparagraph (c)(i) of Article FIFTH shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this subparagraph (c)(i) of Article FIFTH or otherwise.

         (ii) If a claim which the corporation is obligated to pay under subparagraph (c)(i) of this Article FIFTH is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Claimant has not met the applicable standard of conduct.

         (iii) The provisions of this paragraph (c) of Article FIFTH shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced, and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. If any part of this paragraph (c) of Article FIFTH should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

         (iv) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this paragraph (c) of Article FIFTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

         (v) The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         (vi) The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the corporation to the fullest extent of the provisions of this paragraph (c) of Article FIFTH with respect to the indemnification and advancement of expenses of director, officers and employees of the corporation.

     Similar indemnification provisions in Section 5 of Article NINTH of the Certificate of Incorporation of both Ford Motor Company and Ford Motor Credit Company are applicable to directors, officers and employees of Ford Credit Auto Receivables Two, Inc. who serve as such at the request of Ford Motor Company or Ford Motor Credit Company.

     Ford Credit Auto Receivables Two, Inc. is insured for liabilities it may incur pursuant to Article FIFTH of its Certificate of Incorporation relating to the indemnification of its directors, officers and employees. In addition, directors, officers and certain key employees are insured against certain losses which may arise out of their employment and which are not recoverable under the indemnification provisions of Ford Credit Auto Receivables Two, Inc.'s Certificate of Incorporation. The premium for both insurance coverages is paid by Ford Motor Company.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS.

     (A) Exhibits:

 1.1  --   *Form of Underwriting Agreement for the Notes and
           Certificates.
 3.1  --   Certificate of Limited Partnership of the Seller. Filed as
           Exhibit 3.1 to Registration Statement No. 333-01245 and
           incorporated herein by reference.
 3.2  --   Limited Partnership Agreement between the General Partner
           and Ford Credit. Filed as Exhibit 3.2 to Registration
           Statement No. 333-01245 and incorporated herein by
           reference.
 3.3  --   Certificate of Incorporation of the General Partner. Filed
           as Exhibit 3.3 to Registration Statement No. 333-01245 and
           incorporated herein by reference.
 3.4  --   By-Laws of the General Partner. Filed as Exhibit 3.4 to
           Registration Statement No. 333-01245 and incorporated herein by reference.
 4.1  --   Form of Indenture between the Trust and the Indenture
           Trustee (including forms of Notes). Filed as Exhibit 4.1 to
           Registration Statement No. 333-01245 and incorporated herein by reference.
 4.2  --   Form of Trust Agreement between the Seller and the Owner
           Trustee (including forms of Certificates). Filed as Exhibit
           4.2 to Registration Statement No. 333-01245 and incorporated herein by reference.
 4.4  --   Form of Standard Terms and Conditions of Agreement among the
           Seller, the Servicer and the Trustee. Filed as Exhibit 4.4
           to Registration Statement No. 333-01245 and incorporated
           herein by reference.
 5.1  --   *Opinion of H.D. Smith, Esq., Secretary and Corporate
           Counsel of Ford Credit Auto Receivables Two, Inc. with
           respect to legality.
 8.1  --   *Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with
           respect to federal income tax matters.
 8.2  --   *Opinion of H.D. Smith, Esq., Secretary and Corporate
           Counsel of the Servicer with respect to tax matters under
           Michigan law.

10.1  --   Form of Interest Rate Cap between the Trust and the Interest
           Rate Cap Provider. Filed as Exhibit 10.1 to Registration
           Statement No. 333-01245 and incorporated herein by
           reference.
10.2  --   Form of Interest Rate Swap between the Trust and the Swap
           Counterparty. Filed as Exhibit 10.2 to Registration
           Statement No. 333-01245 and incorporated herein by
           reference.
10.3  --   Form of Guaranteed Rate Agreement between the Trust and the
           Investment Provider. Filed as Exhibit 10.3 to Registration
           Statement No. 333-01245 and incorporated herein by
           reference.
23.1  --   *Consent of H.D. Smith Esq., Secretary and Corporate Counsel
           of Ford Credit Auto Receivables Two, Inc. (included as part of Exhibit 5.1).
23.2  --   *Consent of Skadden, Arps, Slate, Meagher & Flom LLP
           (included as part of Exhibit 8.1).
23.3  --   *Consent of H.D. Smith, Esq., Secretary and Corporate
           Counsel of the Servicer (included as part of Exhibit 8.2).
24.1  --   Powers of Attorney.
25.1  --   Form T-1 Statement of Eligibility under the Trust Indenture
           Act of 1939 of The Chase Manhattan Bank.
99.1  --   Form of Sale and Servicing Agreement among the Seller, the
           Servicer and the Trust. Filed as Exhibit 99.1 to
           Registration Statement No. 333-01245 and incorporated herein by reference.
99.2  --   Form of Administration Agreement among the Trust, the
           Administrator and the Indenture Trustee. Filed as Exhibit
           99.2 to Registration Statement No. 333-01245 and
           incorporated herein by reference.
99.3  --   Form of Purchase Agreement between Ford Credit and the
           Seller. Filed as Exhibit 99.3 to Registration Statement No.
           333-01245 and incorporated herein by reference.
99.4  --   Form of Appendix A--Defined Terms. Filed as Exhibit 99.4 to
           Registration Statement No. 333-01245 and incorporated herein by reference.

---------------
* To be filed by Amendment

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (a)(i) and (a)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed with or furnished to the Commission, pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) To provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

         (f) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (g) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (h) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn and the State of Michigan on the 14th day of July, 1999.

                                      FORD CREDIT AUTO RECEIVABLES TWO L.P.

                                      By FORD CREDIT AUTO RECEIVABLES
                                        TWO, INC.,
                                      General Partner of the Registrant

                                      By: /s/ ELIZABETH S. ACTON*
                                         ---------------------------------------
                                          (Elizabeth S. Acton,
                                          Chairman of the Board of Directors of
                                          Ford Credit Auto Receivables Two,
                                          Inc.)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following directors and officers of FORD CREDIT AUTO RECEIVABLES TWO, INC. in the capacities and on the date indicated.

                     SIGNATURE                                       TITLE                       DATE
                     ---------                                       -----                       ----

              /s/ ELIZABETH S. ACTON*                  Chairman of the Board of Directors    July 14, 1999
---------------------------------------------------      and Director (principal
               (Elizabeth S. Acton)                      executive officer)

               /s/ DANIEL D. MEYER*                    Controller (principal accounting      July 14, 1999
---------------------------------------------------      officer)
                 (Daniel D. Meyer)

               /s/ DAVID P. COSPER*                    Director and President and            July 14, 1999
---------------------------------------------------      Treasurer (principal financial
                 (David P. Cosper)                       officer)

               /s/ HURLEY D. SMITH*                    Director                              July 14, 1999
---------------------------------------------------
                 (Hurley D. Smith)

*By: /s/ R. P. CONRAD
     --------------------------------------------------
     (R. P. Conrad, Attorney in Fact)

                                 EXHIBIT INDEX

EXHIBITS                           DESCRIPTION                           PAGE
--------                           -----------                           ----
 1.1  --   *Form of Underwriting Agreement for the Notes and
           Certificates.
 3.1  --   Certificate of Limited Partnership of the Seller. Filed as
           Exhibit 3.1 to Registration Statement No. 333-01245 and
           incorporated herein by reference.
 3.2  --   Limited Partnership Agreement between the General Partner
           and Ford Credit. Filed as Exhibit 3.2 to Registration
           Statement No. 333-01245 and incorporated herein by
           reference.
 3.3  --   Certificate of Incorporation of the General Partner. Filed
           as Exhibit 3.3 to Registration Statement No. 333-01245 and
           incorporated herein by reference.
 3.4  --   By-Laws of the General Partner. Filed as Exhibit 3.4 to
           Registration Statement No. 333-01245 and incorporated herein by reference.
 4.1  --   Form of Indenture between the Trust and the Indenture
           Trustee (including forms of Notes). Filed as Exhibit 4.1 to
           Registration Statement No. 333-01245 and incorporated herein by reference.
 4.2  --   Form of Trust Agreement between the Seller and the Owner
           Trustee (including forms of Certificates). Filed as Exhibit
           4.2 to Registration Statement No. 333-01245 and incorporated herein by reference.
 4.4  --   Form of Standard Terms and Conditions of Agreement among the
           Seller, the Servicer and the Trustee. Filed as Exhibit 4.4
           to Registration Statement No. 333-01245 and incorporated
           herein by reference.
 5.1  --   *Opinion of H.D. Smith, Esq., Secretary and Corporate
           Counsel of Ford Credit Auto Receivables Two, Inc. with
           respect to legality.
 8.1  --   *Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with
           respect to federal income tax matters.
 8.2  --   *Opinion of H.D. Smith, Esq., Secretary and Corporate
           Counsel of the Servicer with respect to tax matters under
           Michigan law.
10.1  --   Form of Interest Rate Cap between the Trust and the Interest
           Rate Cap Provider. Filed as Exhibit 10.1 to Registration
           Statement No. 333-01245 and incorporated herein by
           reference.
10.2  --   Form of Interest Rate Swap between the Trust and the Swap
           Counterparty. Filed as Exhibit 10.2 to Registration
           Statement No. 333-01245 and incorporated herein by
           reference.
10.3  --   Form of Guaranteed Rate Agreement between the Trust and the
           Investment Provider. Filed as Exhibit 10.3 to Registration
           Statement No. 333-01245 and incorporated herein by
           reference.
23.1  --   *Consent of H.D. Smith Esq., Secretary and Corporate Counsel
           of Ford Credit Auto Receivables Two, Inc. (included as part of Exhibit 5.1).
23.2  --   *Consent of Skadden, Arps, Slate, Meagher & Flom LLP
           (included as part of Exhibit 8.1).
23.3  --   *Consent of H.D. Smith, Esq., Secretary and Corporate
           Counsel of the Servicer (included as part of Exhibit 8.2).
24.1  --   Powers of Attorney.
25.1  --   Form T-1 Statement of Eligibility under the Trust Indenture
           Act of 1939 of The Chase Manhattan Bank.

EXHIBITS                           DESCRIPTION                           PAGE
--------                           -----------                           ----
99.1  --   Form of Sale and Servicing Agreement among the Seller, the
           Servicer and the Trust. Filed as Exhibit 99.1 to
           Registration Statement No. 333-01245 and incorporated herein by reference.
99.2  --   Form of Administration Agreement among the Trust, the
           Administrator and the Indenture Trustee. Filed as Exhibit
           99.2 to Registration Statement No. 333-01245 and
           incorporated herein by reference.
99.3  --   Form of Purchase Agreement between Ford Credit and the
           Seller. Filed as Exhibit 99.3 to Registration Statement No.
           333-01245 and incorporated herein by reference.
99.4  --   Form of Appendix A -- Defined Terms. Filed as Exhibit 99.4
           to Registration Statement No. 333-01245 and incorporated
           herein by reference.

---------------
* To be filed by Amendment